Exhibit 1.14

Notice to U.S. Investors

The proposed transaction relates to the securities of CaixaBank, S.A. and Bankia, S.A., both companies incorporated in Spain. Information distributed in connection with the proposed transaction and the related shareholder vote is subject to Spanish disclosure requirements that are different from those of the United States. Financial statements and financial information included herein are prepared in accordance with Spanish accounting standards that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the proposed transaction, since the companies are located in Spain and some or all of their officers and directors are residents of Spain. You may not be able to sue the companies or their officers or directors in a Spanish court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the companies may purchase shares otherwise than under the proposed transaction, such as in open market or privately negotiated purchases, at any time during the pendency of the proposed transaction.

The ordinary shares of CaixaBank, S.A. have not been and are not intended to be registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States of America except pursuant to an applicable exemption from the registration requirements of such Act.

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Registration Document, the Spanish version shall prevail

UNIVERSAL REGISTRATION DOCUMENT

CAIXABANK, S.A.

April 2020

This Universal Registration Document was registered with the official registers of the Comisión Nacional del Mercado de Valores [Spanish Securities Market Commission] on 23 April 2020

INFORMATIVE NOTE OF THE CONTENT OF THIS DOCUMENT

This Universal Registration Document (URD), which has been prepared in accordance with the provisions laid out by Appendix II of Regulation (EU) 2017/1129 of the European Parliament and of the Council and Appendixes 1 and 2 of Commission Delegated Regulation (EU) 2019/980, jointly integrated with the chapters prepared expressly for this URD (Complimentary Information), as well as the Consolidated Financial Statements, and the corresponding auditors' report, the Consolidated Management Report which includes the Annual Corporate Governance Report as an appendix and, lastly, the Annual Directors' Remuneration Report, all corresponding to the 2019 financial year, as well as the reference documents included as listed below in this section.

The following pages include a table of references have been cross-referenced to the content required by the above- mentioned Regulations, thus providing direct access to the information relating to each of the items.

The following documents are added for reference, and are not included as attached documents; they may be accessed via the Group's website www.caixabank.com, and the website of the Spanish National Securities Market Commission (CNMV) www.cnmv.es. The links to said documents are included below:

-	Consolidated financial statements and auditors' report and consolidated management report for 2018:

https://www.caixabank.com/deployedfiles/caixabank/Estaticos/PDFs/Informacion_accionistas_inversores/Informacion_Economica_Financiera/MEMGRUPCAI
XABANK_31122018_CNMV_ING.pdf

-	Consolidated financial statements and auditors' report and consolidated management report for 2017:

https://www.caixabank.com/deployedfiles/caixabank/Estaticos/PDFs/Informacion_accionistas_inversores/MEMGRUPCAIXABANK31122017-CNMV-ING.pdf

-	Annual Directors' Remuneration Report for 2018:

https://www.caixabank.com/deployedfiles/caixabank/Estaticos/PDFs/Informacion_accionistas_inversores/G obierno_corporativo/CABK_IARC_2018_en.pdf

-	Annual Directors' Remuneration Report for 2017:

https://www.caixabank.com/deployedfiles/caixabank/Estaticos/PDFs/Informacion_accionistas_inversores/C ABK_IARC_2017_en.pdf

Except when otherwise indicated, the references in this URD to other documents, including, by way of example, other reports and webpages, including ours, are made strictly for informative purposes. The contents of these other documents or webpages shall not be included in this registration document for reference purposes nor shall they be considered part of it for any purpose. Furthermore, they have not been examined or approved by the CNMV, except for the information which has been included as reference in the URD.

In accordance with point 1.1 of Annex 2 of Commission Delegated Regulation (EU) 2019/980 of 14 March 2019, below follows the information required for the registration documents of equity securities as established in Annex 1 the aforementioned delegated regulation, having included in point 1.5 below the declaration referred to in point 1.2 of Annex 2.

REQUIREMENTS OF REGULATION (EU) 2017/1126	LOCATION *	PAGE
SECTION 1 - PERSONS RESPONSIBLE, THIRD PARTY INFORMATION, EXPERTS’ REPORTS AND COMPETENT AUTHORITY APPROVAL

1.1 PERSONS RESPONSIBLE FOR THE CONTENTS OF THE REGISTRATION DOCUMENT	- CI - Section 1.1
1.2 DECLARATION OF RESPONSIBILITY OF THE REGISTRATION DOCUMENT	- CI - Section 1.2
1.3 DATA RELATING TO INDEPENDENT EXPERTS' REPORTS	Not applicable
1.4 INFORMATION ON THIRD PARTIES	Not applicable
1.5 STATEMENT OF THE APPROVAL BY THE COMPETENT AUTHORITY	- CI - Section 1.3

SECTION 2 - STATUTORY AUDITORS
2.1 NAME AND ADDRESS OF THE AUDITORS	- CI - Section 3.1
2.2 WAIVER OF THE AUDITORS	- CI - Section 3.2

SECTION 3 - RISK FACTORS	- RISK FACTORS
SECTION 4 - INFORMATION ABOUT THE ISSUER
4.1 LEGAL AND COMMERCIAL NAME	- Note 1.1 CFS 2019
4.2 PLACE OF REGISTRATION AND, REGISTRATION NUMBER AND LEGAL IDENTITY NUMBER	- Note 1.1 CFS 2019
4.3 DATE OF INCORPORATION AND LENGTH OF LIFE	- Note 1.1 CFS 2019
4.4 DOMICILE, LEGAL FORM, LEGISLATION OF COUNTRY UNDER WHICH THE ISSUER OPERATES, COUNTRY OF INCORPORATION, TELEPHONE NUMBER OF DOMICILE AND WEBSITE	- Note 1.1 CFS 2019 - CI - Section 2

CHAPTER 5 - BUSINESS OVERVIEW
5.1 PRINCIPAL ACTIVITIES	- Note 1.1 CFS 2019
5.1.1 A description of the nature of the issuer’s operations and its principal activities	- Note 8. CFS 2019 - "Business model" section. MR 2019 - "Trends in results and business activity" section. MR 2019

5.1.2 Significant new products and/or services	- "Business model" section. MR 2019
5.2 PRINCIPAL MARKETS AND BREAKDOWN OF TOTAL REVENUES BY OPERATING SEGMENT AND GEOGRAPHIC MARKET	- Note 8. CFS 2019 - Appendix 6 - Annual banking report. CFS 2019

5.3 IMPORTANT EVENTS IN THE DEVELOPMENT OF THE ISSUER'S BUSINESS	- Note 1.8 CFS 2019 - Note 7 CFS 2019 - Note 16 CFS 2019 - "Important and relevant events of the financial year" section. MR 2019 - CI - Section 7
5.4 STRATEGY AND OBJECTIVES	- "Strategic lines" section. MR 2019
5.5 DEPENDENCY ON PATENTS, LICENCES OR SIMILAR	- CI - Section 4.7 - "Accelerate the digital transformation to be more efficient and flexible" section. MR 2019
5.6 BASIS FOR ANY STATEMENTS MADE BY THE ISSUER REGARDING ITS COMPETITIVE POSITION	- CI - Section 4.4

5.7 INVESTMENTS

- Note 13 CFS 2019

- Note 16 CFS 2019

- Note 18 CFS 2019

- Note 19 CFS 2019

- Note 20 CFS 2019

- Note 21 CFS 2019

- "Accelerate the digital transformation to be more efficient and flexible" section. MR 2019

5.7.1 Issuer's material investments

- Note 13 CFS 2019

- Note 16 CFS 2019

- Note 18 CFS 2019

- Note 19 CFS 2019

- Note 20 CFS 2019

- Note 21 CFS 2019

- "Accelerate the digital transformation to be more efficient and flexible" section. MR 2019

5.7.2 Material investments of the issuer that are in progress or for which firm commitments have already been made, including their geographic distribution and the method of financing

- Note 13 CFS 2019

- Note 16 CFS 2019

- Note 18 CFS 2019

- Note 19 CFS 2019

- Note 20 CFS 2019

- Note 21 CFS 2019

- "Accelerate the digital transformation to be more efficient and flexible" section. MR 2019

5.7.3 Information relating to the significant joint ventures	- Note 13 CFS 2019 - Note 16 CFS 2019 - Appendix 2 CFS 2019 - Appendix 3 CFS 2019
5.7.4 Environmental issues	- "Environmental strategy" section. MR 2019 - CI - Section 4.8

SECTION 6 - ORGANISATIONAL STRUCTURE
6.1 DESCRIPTION OF THE GROUP AND THE ISSUER'S POSITION WITHIN THE GROUP	- Note 1.1 CFS 2019 - Note 41 CFS 2019

6.2 MOST SIGNIFICANT SUBSIDIARIES OF THE GROUP	- Appendix 1 CFS 2019 - Note 41 CFS 2019

SECTION 7 - OPERATIONAL AND FINANCIAL REVIEW
7.1 Financial condition	- MR 2019
7.2 OPERATING RESULTS	- "Trends in results and business activity" section. MR 2019
SECTION 8 - CAPITAL RESOURCES
8.1 INFORMATION CONCERNING THE ISSUER'S CAPITAL RESOURCES (SHORT- TERM AND LONG-TERM)	- Note 4 CFS 2019 - Note 11 CFS 2019 - Note 15 CFS 2019 - Note 22 CFS 2019 - Note 24 CFS 2019 - "Trends in results and business activity - Capital management" section. MR 2019
8.2 ISSUER'S CASH FLOWS	- Consolidated Statement of Cash Flows CFS 2019 - Note 3.12 CFS 2019 - Note 43 CFS 2019 - "Trends in results and business activity - Liquidity and funding structure" section. MR 2019
8.3 ISSUER'S FUNDING STRUCTURE	- Consolidated Statement of Cash Flows CFS 2019 - Note 3.12 CFS 2019 - Note 22 CFS 2019 - "Trends in results and business activity - Liquidity and funding structure" section. MR 2019
8.4 RESTRICTIONS ON THE USE OF CAPITAL RESOURCES	- Note 4 CFS 2019 - Note 24 CFS 2019 - "Trends in results and business activity - Capital management" section. MR 2019
8.5 FUNDING FOR PLANNED INVESTMENTS	- CI - Section 4.3

SECTION 9 - REGULATORY ENVIRONMENT	- Note 1.2 CFS 2019 - CI - Section 8

SECTION 10 - TREND INFORMATION
10.1 MOST SIGNIFICANT RECENT TRENDS	- CI - Section 7.5
10.2 KNOWN TRENDS, UNCERTAINTIES, DEMANDS, COMMITMENTS OR EVENTS LIKELY TO AFFECT PROSPECTS	- "Context and prospects 2020" section. MR 2019 - Note 3.1 CFS 2019 - CI - Section 7.6
SECTION 11 - PROFIT FORECASTS OR ESTIMATES	- CI - Section 4.5

SECTION 12 - ADMINISTRATIVE, MANAGEMENT AND SUPERVISORY BODIES AND SENIOR MANAGEMENT
12.1 ADMINISTRATIVE, MANAGEMENT AND SUPERVISORY BODIES AND SENIOR MANAGEMENT
12.1.1 Members of the administrative body	- “Corporate Governance” section. MR 2019 - Section C. ACGR 2019 - CI - Section 7.1
12.1.2 Directors and other Persons that undertake the management of the CaixaBank Group at the highest level	- “Corporate Governance” section. MR 2019 - Section C.1.14 ANNUAL CORPORATE GOVERNANCE REPORT – 2019 - CI - Section 7.1
12.1.3 Preparation and relevant management expertise of the members of the governing body and senior management. Nature of any family relationship between any of these persons	- “Corporate Governance” section. MR 2019 - Note 9 CFS 2019 - Section C. ACGR 2019
12.1.4 Activities that the current Directors and senior management have performed outside of CaixaBank (last five years).	- CI - Section 5.7
12.1.5 Any convictions in relation to fraudulent offences for at least the previous five years	- CI - Section 5.3

12.1.6 Details of any bankruptcies, suspension of payments, or liquidation with those of the members of the governing bodies or senior management of the Bank were associated with for at least the previous five years

- CI - Section 5.4
12.1.7 Details of any official public incrimination and/or sanctions involving such persons by statutory or regulatory authorities (including designated professional bodies) and whether they have ever been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of an issuer or from acting in the management or conduct of the affairs of any issuer for at least the previous five years	- CI - Section 5.5
12.2 ADMINISTRATIVE, MANAGEMENT AND SUPERVISORY BODIES AND SENIOR MANAGEMENT CONFLICTS OF INTERESTS
12.2.1 Conflicts of interest	- Note 9.3 CFS 2019 - Section D.6. ANNUAL CORPORATE GOVERNANCE REPORT – 2019 - CI - Section 5.6
12.2.2 Any arrangement or understanding with major shareholders, customers, suppliers or others, pursuant to which any person referred to in item 12.1 was selected as a member of the management body or senior management	- Section A.7 ANNUAL CORPORATE GOVERNANCE REPORT – 2019
12.2.3 Details of any restrictions agreed by the persons referred to in item 12.1 on the disposal within a certain period of time of their holdings in the issuer’s securities	- CI - Section 5.10
SECTION 13 - REMUNERATION AND BENEFITS

13.1 REMUNERATION OF THE BOARD OF DIRECTORS AND SENIOR MANAGEMENT	- ARDR 2019 - Note 9. CFS 2019 - Note 34 CFS 2019
13.2 PENSION, RETIREMENT OR SIMILAR BENEFITS	- ARDR 2019 - Note 9. CFS 2019 - Note 34. CFS 2019
SECTION 14 - BOARD PRACTICES
14.1 TERM AND DATE OF EXPIRATION OF CURRENT TERM OF OFFICE	- “Corporate Governance” section. MR 2019 - CI – Section 5.11

14.2. INFORMATION ABOUT MEMBERS OF THE ADMINISTRATIVE, MANAGEMENT OR SUPERVISORY BODIES' SERVICE CONTRACTS WITH THE BANK OR ANY OF ITS GROUP COMPANIES PROVIDING BENEFITS UPON TERMINATION OF DUTIES OR AN APPROPRIATE STATEMENT TO THE EFFECT THAT NO SUCH BENEFITS EXIST

- Section 4 ARDR 2019- - Note 9. CFS 2019
14.3 AUDIT AND CONTROL COMMITTEE AND REMUNERATION COMMITTEE, INCLUDING THEIR MEMBERS AND THE INTERNAL REGULATIONS	- “Board of Directors' Committees” section MR 2019 - Section C.2 ANNUAL CORPORATE GOVERNANCE REPORT – 2019
14.4 STATEMENT ON COMPLIANCE WITH APPLICABLE CORPORATE GOVERNANCE REGIME	- CI - Section 5.1 - “Corporate Governance” section. MR 2019 - Section G. ACGR 2019
14.5 POTENTIAL MATERIAL IMPACTS ON CORPORATE GOVERNANCE	- CI - Section 5.2
SECTION 15 – EMPLOYEES
15.1 NUMBER OF EMPLOYEES	- "Champion an agile and collaborative culture that puts people first" section. MR 2019 - Note 34. CFS 2019 - Appendix 6.C CFS 2019
15.2 SHAREHOLDINGS AND STOCK OPTIONS WITH REFERENCE TO THE GROUP OF PEOPLE MENTIONED IN SECTION 12.1	- Note 9.4 CFS 2019 - CI - Section 5.8
15.3 DESCRIPTION OF ANY AGREEMENTS OF THE PARTICIPATION OF EMPLOYEES IN THE CAPITAL	- Note 34. CFS 2019 - Section 3.2 ARDR 2019
SECTION 16 - MAJOR SHAREHOLDERS
16.1 SIGNIFICANT SHAREHOLDINGS IN THE CAPITAL OF THE COMPANY	- "Shareholder structure" section MR 2019 - Section A.2 ANNUAL CORPORATE GOVERNANCE REPORT – 2019 - CI - Section 5.9
16.2 VOTING RIGHTS OF MAJOR SHAREHOLDERS	- Section A.2 ANNUAL CORPORATE GOVERNANCE REPORT – 2019 - CI - Section 5.9
16.3 STATEMENT OF WHETHER THE ISSUER IS UNDER CONTROL	- CI - Section 5.9
16.4 EXISTENCE OF CONTROL AGREEMENTS	- CI - Section 5.9
SECTION 17 - RELATED PARTY TRANSACTIONS	- Note 41 CFS 2019 - Section D. ACGR 2019
SECTION 18 - HISTORICAL FINANCIAL INFORMATION
18.1 HISTORICAL FINANCIAL INFORMATION	- CFS 2019 - Audit report of the CFS 2019 - "Informative note of the content of this document" section - "Trends in results and business activity" section. MR 2019 - CI - Section 4.1
18.2 INTERIM FINANCIAL INFORMATION AND OTHER FINANCIAL INFORMATION	Not applicable.
18.3 ANNUAL AUDIT OF THE HISTORICAL FINANCIAL INFORMATION
18.3.1 Statement of audit of the financial information	- CI - Section 4.2
18.3.2 Other audited information	Not applicable.
18.3.3 Financial data not audited	- “Glossary – Financial information” section. MR 2019
18.4 PRO FORMA FINANCIAL INFORMATION	Not applicable.
18.5 DIVIDENDS POLICY
18.5.1 Description of the issuer’s policy on dividend distributions	- Note 6.1 CFS 2019 - "Dividend policy" section. MR 2019 - CI - Section 7.2
18.5.2 Amount of the dividend per share	- Note 6.2 CFS 2019 - CI - Section 7.2
18.6 LEGAL AND ARBITRATION PROCEEDINGS	- Note 23.3 CFS 2019 - Note 23.5 CFS 2019 - CI - Section 7.4
18.7 SIGNIFICANT CHANGES IN THE ISSUER'S FINANCIAL POSITION	- CI - Section 4.6
SECTION 19 - ADDITIONAL INFORMATION
19.1 SHARE CAPITAL
19.1.1 Issued capital	- Note 24 CFS 2019 - "Shareholder structure" section MR 2019
19.1.2 Shares not representing capital	Not applicable.
19.1.3 Number, book value and face value of shares in the issuer held by the issuer itself or its subsidiaries	- Note 24 CFS 2019 - "Shareholder structure" section MR 2019
19.1.4 Convertible and/or exchangeable securities	- Note 22 CFS 2019 - Section A.1 ANNUAL CORPORATE GOVERNANCE REPORT – 2019
19.1.5 Rights and obligations over authorised but unissued capital or decisions to increase the capital.	- Note 24 CFS 2019 - CI – Section 7.3
19.1.6 Information about any capital of any member of the Group which is under option	Not applicable.
19.1.7 Share capital history	- Note 24 CFS 2019
19.2 MEMORANDUM AND ARTICLES OF ASSOCIATION

19.2.1 Register, entry number and a brief description of the issuer’s objects and purposes	- Note 1.1 CFS 2019 - CI - Section 6.1
19.2.2 Description of the classes of existing shares	Not applicable.
19.2.3 Description of any provision of the issuer’s articles of association or internal regulations that would have an effect of delaying, deferring or preventing a change in control of the issuer	- CI - Section 6.2

SECTION 20 - MATERIAL CONTRACTS	- Note 41 CFS 2019
SECTION 21 - DOCUMENTS AVAILABLE	- CI - Section 9

(*) CI: Complementary information CFS 2019: Consolidated Financial Statements 2019 MR 2019: Consolidated Management Report 2019 ARDR 2019: Annual Report

on Directors' Remuneration 2019 ACGR 2019: Annual Corporate Governance Report 2019

RISK FACTORS

Below follow the risk factors which in accordance with the provisions set forth in the above-mentioned applicable legislation, could be considered specific to CaixaBank, S.A., (hereinafter, “CAIXABANK”, “CaixaBank”, the “Company” or the “Issuer”) and relevant when adopting an informed investment decision.

All references made to CAIXABANK, the Company or the Issuer shall be understood to include all those companies that form part of the CAIXABANK Business group of which CAIXABANK is the parent company (hereinafter, “the CaixaBank Group” or “the Group”).

The Group's internal risk taxonomy is used to identify the relevant risk factors, known as the Corporate Risk Taxonomy (hereinafter, “the Taxonomy”). It consists of a description of the material risks identified by the Risk Assessment process, which is reviewed on an annual basis. The materialisation of any of the risks included in the Taxonomy could have a negative impact on the business, economic results, financial position, or even the image and reputation of the Group, as well as affect the credit rating ("rating") of the Company and the price of the shares admitted to trading on the markets, which could result in partial or total loss of any investment made.

The Taxonomy is organised into categories (risks specific to the financial activity, business model, operational risk and reputational risk).

In the future, risks currently not considered as relevant or which are unknown to the Company may likewise have a substantially negative impact on the business, economic results, financial position, image or reputation of the Group.

In this regard, the materiality of the risks is therefore conditional to the level of exposure and efficiency of the Company's management and control system as well as certain adverse effects which, due to being external to the Group's strategy, may threaten its performance. The Risk Assessment is also the main source of identification of these events (hereinafter, "Strategic Events").

Using the above-mentioned architecture for identifying and analysing risks and events, the RISK FACTORS of the Universal Registration Document are implemented using the following structure:

1.	Risk factors corresponding to Strategic Events which might affect the materiality of the risks contained in CaixaBank Group’s Corporate Risk Taxonomy, particularly focused on the recent pandemic caused by the SARS-CoV-2 coronavirus (hereinafter, "COVID-19").

2.	Risk factors linked to the main quantitative and qualitative risk indicators of the Taxonomy, ordered by materiality within each one of their respective categories.

3.	Risk factor of the Issuer's credit rating.

The most relevant Strategic Events identified by the Group are as follows: (1) the uncertainties of the geopolitical and macroeconomic environment; (2) the persistence of an environment of low interest rates; (3) the arrival of new competitors with the possibility to disrupt; (4) cybersecurity events; (5) risks related to climate change; and (6) changes to the legal, regulatory or supervisory framework.

In particular, the COVID-19 Pandemic has seen itself materialised mainly in the Strategic Event associated with uncertainties of the geopolitical and macroeconomic environment.

The COVID-19 pandemic is having a significant effect on the economic activity of Spain and Portugal, among other countries, therefore it could have a damaging effect on the Group's financial position and risk profile.

There is no way to know what the exact impact of COVID-19 will be on each of the risks in the Taxonomy, as this will depend on future events and developments that are uncertain, including actions to contain or treat the disease and mitigate its impact on the economies of the affected countries, among them being Spain and Portugal. As a result, the volatility of the financial markets has greatly increased and significant falls have been experienced. Likewise, the macroeconomic outlook has worsened considerably (see chapter 10 "Information on Trends"), these are however forward-looking scenarios that are still volatile at this point in time.

In this context, legislators, regulators and supervisors, on both a national and international level, have issued regulations, communications and guidelines. These are mainly aimed at ensuring that the efforts of the financial institutions are focused on the execution of the critical economic functions they perform, and to ensure consistent application of regulatory frameworks.

Indeed, the Spanish Government has passed, among others, Royal Decree-Law (RDL) 6/2020, 8/2020 and 11/2020, on urgent extraordinary measures to address the economic and social impact of COVID-19: in the first of these, it is worth noting the additional four-year extension to the moratorium on evictions of vulnerable borrowers and the broadening of the concept of a vulnerable person; the second establishes extraordinary measures designed to allow a one-month moratorium on mortgage debts for the acquisition of primary housing held by persons facing extraordinary difficulties for payment and the extension of public guarantees of the Official Credit Institute for businesses and self-employed persons affected; and the third contains an extension of the moratorium established in RDL 6/2020 in terms of both time, from one to three months, and segments, including consumer loans, for example.

Notwithstanding the implementation of such measures, the Group’s preliminary assessment points initially to a potentially significant increase in terms of credit risk. This might imply the need to materially increase the stock of provisions in order to address deterioration in credit portfolio quality, taking into account expected losses according to the IFRS 9 standard, which has certain procyclical tendencies.

CaixaBank supplements the public moratorium by means of other agreements of a sector-specific or private nature and extends the support offered by the public guarantee facilities offered to businesses, by means of working capital facilities and special lending facilities, among others.

With regard to the risks linked to the evolution of markets, including investment portfolios in debt instruments and investee undertakings, the materiality of the same could increase significantly as a result of the high levels of volatility observed in global financial markets. In this regard, it is also worth highlighting the risk of significant falls in the price of shares or other instruments issued by CaixaBank.

In an operational context, both CaixaBank and the different Group companies have activated their respective Business Continuity Plans. The contingency plans envisaged for a pandemic scenario have been activated in order to safeguard business continuity and continue providing services to customers. In this way, the functionality of both the headquarters of the Group and its affiliates and of the network of commercial branches and digital channels has been maintained. However, the current situation has led to an increase in the use of alternatives to physical presence in banking transactions, such as the Group's websites and applications. This increase has been compounded by a new generalised teleworking environment and labour flexibility.

In relation to own funds, as detailed in sections 4.6 “Significant changes in the commercial financial position of the issuer" In the section COMPLIMENTARY INFORMATION and 2.3.2 "Own funds/solvency risk" of the present section on RISK FACTORS, CaixaBank has also taken decisions to reinforce its solvency for as long as it has the capacity and flexibility to support the economy as a response to COVID-19; mainly the reduction of the dividend charged to the 2019 financial year, the amendment to the dividend policy and a reduction of the CET1 solvency ratio targets. Furthermore, the CEO and the rest of the Senior Management of CaixaBank took the decision to renounce to their bonus for the 2020 financial year.

Lastly, the rating agency Fitch Ratings España, S.A.U. (hereinafter, Fitch) has revised its outlook of the operating environment of the Spanish banking sector as a result of COVID-19, changing the ratings issuer's outlook of CaixaBank (BBB+) from Stable to Negative. In a similar move, Moody’s Investors Service España, S.A. (hereinafter, Moody’s) has revised the outlook of the entire Spanish banking sector from Stable to Negative, without, as at the date of registration of this Universal Registration Document, communicating the specific case of the Company.

2.1	RISKS SPECIFIC TO THE FINANCIAL ACTIVITY

2.1.1  Credit risks and impairment of other assets

CaixaBank considers credit risk as a decrease in the value of the CaixaBank Group’s assets due to uncertainty about a customer's or counterparty’s ability to meet its obligations to the Group (this includes the risk of a reduction in the value of the CaixaBank Group’s equity holdings and non-financial assets (mainly tangible assets such as real estate, intangible assets and deferred tax assets), which in the Taxonomy of the Group is defined under as the risk of impairment of other assets).

Credit risk is the most significant on the Group's balance sheet as it is exposed to the credit solvency of its clients and counterparties. It may therefore experience losses in the event of total or partial non-compliance of their credit obligations as a result of a decrease in their creditworthiness and the recoverability of the assets.

In aggregate terms, regulatory capital requirements (also referred to as “Pillar 1 capital requirements”) allocated to credit risk reached EUR 10,580 million as at 31 December 2019 (EUR 10,490 million as at 31 December 2018), including the loan portfolio, counterparty risk, fixed income and other assets (such as the equity portfolio in the banking book, the real estate assets and deferred tax assets).

Gross loans to customers were EUR 227,406 million as at 31 December 2019, 1.2% higher than at the end of 2018. This increase was 2.4% when focusing on performing loans. The Group’s amount of non-performing loans (NPLs) was EUR 8,794 million as at 31 December 2019 (EUR 11,195 million as at 31 December 2018). This implies an overall NPL ratio of 3.6% as at 31 December 2019, 108 basis points less than by year-end 2018.

The overall NPL ratio of 3.6%, can be broken down across segments as follows: 4.4% in loans to individuals, 3.2% in loans to businesses (2.9% excluding real estate developers) and 0.3% for the public sector. The NPL ratio of construction and real estate development related loans decreased from 14.3% by the end of 2018 to 8% as at 31 December 2019.

Loan-loss provisions as at 31 December 2019 stood at EUR 4,863 million (EUR 6,014 million at the close of 2018). The change in provisions in the period is largely down to the adjustments made to the recoverable value on credit exposures, the cancellation of debt incurred from the acquisition and foreclosure of real estate assets and the derecognition of assets. The level of coverage of the non-performing loans balance that represents this volume of funds is 55% (54% at the close of 2018).

As at 31 December 2019, refinanced transactions amounted to EUR 8,523 million (EUR 10,163 million as at 31 December 2018). Out of this amount, EUR 4,887 million (EUR 6,199 million as at 31 December 2018) was classified as non-performing. Provisions associated with these transactions totalled EUR 1,860 million as at 31 December 2019 (EUR 2,501 million as at 31 December 2018).

As at 31 December 2019, the net portfolio of foreclosed assets available for sale totalled EUR 958 million (EUR 740 million in 2018), with a coverage ratio and an accounting provision rate of 39% and 30%, respectively (39% and 28% in 2018).

The gross NPA (non-performing assets) balance, which encompasses non-performing loans and foreclosed assets available for sale, was EUR 10,166 million as at 31 December 2019, EUR 2,054 million less than by the end of 2018. Its aggregate coverage ratio (including accounting provisions and write-downs on foreclosed assets) as at 31 December 2019 was 53% (50% in 2018).

The rental portfolio (investment properties) stood at EUR 2,094 million, net of provisions, as at 31 December 2019 representing a fall of EUR 385 million compared to the previous year (EUR 2,479 million, net, at the close of 2018).

Risk concentration (by economic sector, geography, etc.) is considered one of the main causes of significant losses and has the potential to impact a financial institution's solvency. Thus, the Group's activity could be affected by excessive exposure in specific clusters that could generate significant losses in case of impairment.

As at 31 December 2019, loans to individuals made up 55% of the gross loans to customers portfolio composition, followed by financing to businesses (excluding real estate developers) representing 37%, public sector 5% and real estate developers 3% (57%, 35%, 5% and 3%, respectively, as at 31 December 2018.

As at 31 December 2019, the credit granted to individuals was EUR 124,334 million, of which 71% of the total was concentrated in the acquisition of homes (EUR 127,046 million and 72% respectively as of 31 December 2018).

The exposure to the construction and real estate development sector amounted to EUR 6,063 million as at 31 December 2019 and EUR 6,302 million as at 31 December 2018.

With regards to the concentration in sovereign risk (see section Credit rating), the total exposure in Spanish and Portuguese sovereign debt securities and loans totalled EUR 35,024 million and EUR 38,739 million as at 31 December 2019 and 2018, respectively. The exposure to Italian investment securities as at 31 December 2019 was EUR 3,065 million (EUR 1,845 million as at 31 December 2018).

The risk related to the equity portfolio in the banking book is the risk associated with the possibility of incurring losses as the result of fluctuations in market prices, disputes among shareholders and/or default on the positions making up the equity portfolio with a medium to long time horizon (for example the Group's stakes in Telefónica, S.A. (Telefónica), Erste Group Bank, A.G. (Erste Group Bank) and Banco de Fomento de Angola (BFA)). Thus, the Group faces risks derived from any potential acquisitions and divestments as well as the inherent risks to which the investees are exposed, for instance, in their management, business sector, geography and regulatory framework. The exposure and the capital requirements of the equity portfolio totalled EUR 8,050 million and EUR 1,465 million respectively. This represents 3% of total credit risk exposure and 14% of total credit capital requirements, which implies an increase of EUR 934 million and EUR 83 million respectively compared to 2018. Both exposure and capital requirements of the equity portfolio include those of the Group's insurance subsidiary VidaCaixa, given that the insurance business is consolidated by the equity method in the prudential balance sheet according to capital regulation.

2.1.2 Actuarial risk

Actuarial risk, based on the Directive 2009/138/EC of the European Parliament and of the Council of 25 November 2009 (Solvency II), is the risk of loss or adverse change in the value of liabilities undertaken through insurance or pension contracts with customers or employees resulting from a divergence between actuarial variables used for pricing and reserves, and their developments.

Actuarial risk management stems from the regulatory framework set out at European level (Solvency II and the European Insurance and Occupational Pensions Authority (EIOPA)) and the Spanish Directorate General of Insurance and Pension Funds (DGSFP). Therefore, policies and monitoring procedures are settled to oversee the technical evolution of marketed insurance products which are affected by the following risk factors: mortality, longevity, disability, expense and lapse risk in underwriting life contracts and lapse, expense and claims ratio in the lines of business for non-life and health insurance obligations1.

Thus, for each line of business, both policies of underwriting and reinsurance identify different risk parameters for approval, management, measurement, rate-setting and, lastly, to calculate and set the liabilities covering the underwritten contracts. Additionally, general operating procedures are set to control the underwriting process.

The CaixaBank insurance group, headed by VidaCaixa, is integrated for the regulatory capital requirements purposes of the Group under the optics of prudential banking supervision within credit risk as an investee portfolio. Likewise, the insurance business is also subject to sectorial supervision by the DGSFP. In this area, as at 31 December 2019 VidaCaixa Group had a Solvency Capital Requirement (SCR) coverage ratio of 169%, up 19 percentage points compared to the end of the previous financial year.

Out of the EUR 1,708 million net profit attributable to the Group in 2019, EUR 795 million (46.55% thereof) is derived from the insurance business, which represents an increase of 20 percentage points with respect to 2018.

2.1.3 Interest rate risk

Interest rate risk in the banking book

This risk is defined as the negative impact on the economic value of balance sheet items or on financial income due to changes in the temporary structure of interest rates and their impact on asset and liability instruments and those off the Group's balance sheet not recognised in the trading book.

Possible sources of interest rate risk in the banking book are: gap risk2, basis risk3 and optionality risk4. The assets and liabilities subject to structural interest rate risk are all those positions that are sensitive to interest rates in the balance sheet (such as variable interest rate loans and deposits), excluding the calculation of positions of the trading book.

No regulatory capital requirements are defined for this risk. At the end of 2019, the net interest income sensitivity for the interest rates-sensitive balance sheet under a 100 basis points up/down shock was 7.2%/-3.4%.5 The economic value sensitivity for the interest rates-sensitive balances sheet as a percentage of the Tier 1 capital was 6.1%/-5.3%.

Exchange rate risk in the banking book

1 In terms of the proportional part of the capital requirements applicable to the participation in SegurCaixa Adeslas.

2 Gap risk refers to the potential adverse effect related to the difference between the timings or regularity in reviewing the instruments sensitive to interest rates, altogether with parallel movements (parallel risk) or different movements per tranches (non- parallel risk) in the interest rate curve.

3 Basis risk is created by the imperfect correlation in the evolution of interest risks underlying the different assets and liabilities of the balance sheet of the CaixaBank Group, even in those cases where those assets and liabilities have similar characteristics in terms of repricing or maturity. Basis risk is composed of a structural part (between market rates and administrative rates) and a non- structural part (as a result of the divergent movement between the different reference benchmarks on the market).

4 Optionality risk derives from contractual rights of clients and of the CaixaBank Group to modify the original cashflows of certain asset, liability or off-balance sheet transactions and may arise as a result of the conduct of the client (in addition of interest rate levels, it may depend on other factors as the degree of leverage or offers of competitors) or may be activated automatically (in case of the occurrence of certain interest rates events).

5 Net interest income sensitivity refers to the prudential scope of consolidation. Under the accounting scope of consolidation, as included in the Group’s Consolidated Annual Accounts, sensitivity of the net interest income to a 100 basis points up/down shock is 6.8%/-3.0%.

The structural exchange rate risk is considered as the potential loss in market value of the balance sheet due to adverse movements in exchange rates. The Group has foreign currency assets and liabilities in its balance sheet because of its commercial activity and shareholdings, in addition to the foreign currency assets and liabilities deriving from the Group's measures to mitigate exchange rate risk.

The equivalent Euro value of all foreign currency assets and liabilities in the CaixaBank Group’s balance sheet as at 31 December 2019 was EUR 16,459 million and EUR 11,367 million, respectively, and EUR 14,113 million and EUR 9,818 million, respectively, as at 31 December 2018. The regulatory capital requirements associated to this net position in foreign currency stood at EUR 64.1 million, which represent 36% of the requirements for market risk and are concentrated in the shareholding of BPI in Banco de Fomento de Angola, in kwanza, and Banco Comercial de Investimento, in metical. At the close of 2018, the capital requirements stood at EUR 73.8 million and represented 48% of the total requirements for market risk.

2.1.4 Market risk

This refers to the loss in value of assets or the increase in value of liabilities including in the trading portfolio (financial instruments held for trading), primarily due to fluctuations in interest rates, exchange rates, credit spreads, external factors or prices on the markets where said assets/liabilities are traded.

With regard to the quantification of market risk, in order to standardise risk measurement across the entire trading portfolio, and to produce certain assumptions regarding the extent of changes in market risk factors, the Value-at-Risk methodology is used (VaR: statistical estimate of potential losses from historical data on price fluctuations) with a one-day time horizon and a statistical confidence interval of 99% (i.e. under normal market conditions 99 times out of 100 the actual daily losses will be less than the losses estimated using the VaR model).

The consumption of the average one-day VaR at 99% attributable to the various risk factors stood for EUR 1.23 million in 2019 (EUR 1.02 million in 2018). The main of those risk factors are corporate debt spread, interest rates (including sovereign debt credit spread) and share price volatility. Compared to the previous year, the exposure to corporate credit spread decreased and the share price volatility increased.

The regulatory capital requirements as at 31 December 2019 for market risk of the trading portfolio and the exchange rate risk in the banking book stood at EUR 178 million, EUR 24 million more than the previous year (EUR 154 million at the close of 2018).

Moreover, market volatility may have an impact on the income statement ("Gains/losses on financial assets and liabilities held for trading, net") due to changes to the Credit Valuation Adjustments (CVA), Debit Valuation Adjustments (DVA) and Funding Valuation Adjustments (FVA). CVA and DVA are added to the valuation of Over The Counter (OTC) derivatives (both for hedge accounting and held for trading) due to the risk associated with the counterparty's and own credit risk exposure, respectively. FVA is an additional valuation adjustment of derivatives of customer transactions that are not perfectly collateralized that includes the funding costs related to the liquidity necessary to perform the transaction.

2.2	OPERATIONAL AND REPUTATIONAL RISK

This second risk category includes reputational risk and operational risk. At an internal level, the categories of the Corporate Risk Taxonomy identified as operational risk are, according to materiality: (i) conduct; (ii) legal/regulatory; (iii) technological; (iv) other operational risks, and (v) reliability of financial information.

2.2.1 Reputational risk

Reputational risk is the possibility that the Group's competitive edge could be blunted by loss of trust of some of its stakeholders, based on their assessment of actions or omissions, whether real or purported, of the Group, its senior management or governance bodies, or because of related unconsolidated financial institutions going bankrupt (step-in risk).

Throughout the 2019 financial year, the measures related to the management of Environmental, Social & Governance (ESG) risks, defined as the risk of a possible reputational or economic loss resulting from a mistake when identifying or managing an existing or emerging sustainability risk, have become increasingly relevant. From the point of view of the Group's business, ESG risks could materialise in aspects such as: potential exposure to financing/investment operations in sectors with high carbon emissions; possible mistakes in the assessment and coverage of operations or customers that are highly exposed to climate change risks; potential exposure to social risk financing operations (e.g. violations of human rights), among others.

The Group actively manages reputational risk using its external and internal reputational risk management policies and committees and developing in-house training to mitigate the appearance and effects of reputational risks, establishing protocols to deal with those affected by the Group's actions, or defining crisis and/or contingency plans to be activated if the various risks materialise. However, should reputational risks arise, this could have a material adverse effect on the Group's business, financial condition and results of operations.

2.2.2 Operational risk (aggregated)

In terms of capital regulations, operational risk is defined as the possibility of incurring losses due to the failure or unsuitability of processes, people, internal systems and external events.

The regulatory capital requirements for operational risk stood at EUR 1,072 million as at 31 December 2019, EUR 23 million more than at the close of 2018.

The regulatory operational risk includes following risks of the Corporate Risk Taxonomy: conduct, legal/regulatory, technological, reliability of financial information and other operational risks. Below we emphasise the internal category of conduct and legal & regulatory risks:

2.2.2.1 Conduct risk

Conduct risk is defined as the Group's risk arising from the application of conduct criteria that run contrary to the interests of its customers and stakeholders or CAIXABANK and its employees, or from acts or omissions that are not compliant with the legal or regulatory framework, or with internal policies, codes and rules, such as CAIXABANK's Code of Business Conduct and Ethics. CAIXABANK monitors its activity to ensure that the Group delivers positive outcomes to customers and the markets in which the Group operates.

This is particularly relevant in the context of increasingly complex and detailed laws and regulations whose implementation requires a substantial and sophisticated improvement of technical and human resources, such as those related to anti money laundering and data protection, where such acts or omissions as described above or inappropriate judgement in the execution of business activities could have severe consequences, including claims, sanctions, fines and an adverse effect on reputation.

2.2.2.2 Legal/regulatory risk

The legal and regulatory risk details the potential loss or decrease in the profitability of the CaixaBank Group as a result of changes in the prevailing legislation, of the incorrect implementation of this legislation in the CAIXABANK Group's processes, of the inappropriate interpretation of the same in various operations, of the incorrect management of court or administrative injunctions, or of the claims or complaints received.

CAIXABANK has recognised provisions covering obligations that may arise from various ongoing legal proceedings, totalling EUR 394 million as at 31 December 2019 (EUR 35 million less than the previous year. These provisions relate to several legal claims for amounts that are not material by themselves. Similarly, CAIXABANK has recognised provisions under "Other Provisions" that totalled EUR 497 million as at 31 December 2019 (EUR 17 million more than the previous year) mainly to cover any non-formalised agreements and other risks such as those deriving from Collective proceedings filed by ADICAE (floor clauses). Given the nature of these obligations, the expected timing of outflows of funds embodying economic benefits, should they arise, is uncertain.

For greater details on the main legal/regulatory risk events of the Group, see section 18.6 (Legal and Arbitration Proceedings) of the Universal Registration Document.

Furthermore, the Group is subject to a wide range of regulations and regulatory and governmental supervision. Adverse regulatory developments or the governmental change in policies would have a material adverse effect on its business, results of its operations and financial position.

The financial services industry is among the most highly regulated industries in the world. In response to the global financial crisis and the European sovereign debt crisis, governments, regulatory authorities and others have made and continue to make proposals to reform the regulatory framework for the financial services industry to enhance its resilience against future crises. The Group's operations are subject to ongoing regulation and associated regulatory risks, including the effects of changes in laws, regulations, policies and interpretations, in Spain, the EU and the other markets in which it operates. This is particularly the case in the current market environment, which is witnessing increased levels of government and regulatory intervention in the banking sector which is expected to continue for the foreseeable future. This creates significant uncertainty for CAIXABANK and the financial industry in general.

Regulation has also considerably increased in customer and investor protection, digital and technological matters, taxation and anti- money laundering, among others.

The specific effects of a number of new laws and regulations remain uncertain because the drafting and implementation of these laws and regulations are still ongoing and some of them have been recently adopted. As a result, the Group may be subject to an increasing incidence or amount of liability or regulatory sanctions and may be required to make greater expenditures and devote additional resources to address potential liability. This could lead to additional changes in the near future and also require the payment of levies, taxes, charges and compliance with other additional regulatory requirements.

2.3	BUSINESS MODEL RISKS

Under this category CaixaBank identifies (sorted by materiality) business risk, solvency risk and liquidity risk.

2.3.1 Business profitability risk

Business profitability risk means the risk of obtaining results either lower than market expectations or below the Group's internal targets, preventing the Group from reaching a profitability level higher than the cost of equity.

In 2019 the return on tangible equity exceeded the cost of capital when excluding the impact of the Labour Agreement, for the ratio to stand at 10.8% excluding the impact of the labour agreement (7.7% considering the extraordinary costs thereof), 80 basis points more than in 2018.

2.3.2 Own funds/solvency risk

Solvency risk is defined as the potential restriction of the Group's ability to adapt its amount of regulatory own funds to capital requirements or to a change to its risk profile.

The management of the Bank’s own funds is largely determined by the prevailing legislative framework, the performance of which is uncertain and may affect the effective management capacity and the generation of resources for CAIXABANK. See section 8.1 of the Complementary Information for further details on the applicable legislation.

In the fourth quarter of 2019, CaixaBank received the updated decision of the Bank of Spain in relation to the capital buffer required of it due to its status as an Other Systemically Important Institution (O-SII), according to which this buffer remains unchanged at 0.25% of the risk weighted assets.

Also during the fourth quarter of 2019, CaixaBank received the decision of the European Central Bank (ECB) regarding the regulatory minimum capital requirements. After the analysis of the results of the Supervisory Review and Evaluation Process (SREP), CaixaBank Group is required to maintain a fully-loaded Common Equity Tier 1 (CET1) ratio of 8.78% of the risk weighted assets during 2020, which includes: the Pillar 1 regulatory minimum (4.5%) the ECB’s Pillar 2R requirement (1.5%)1); the capital conservation buffer (2.5%), the countercyclical buffer (0.03%)2 and the O-SII buffer (0.25%). The minimum Tier 1 and Total Capital ratios would consequently reach 10.28% of RWAs and 12.28% of RWAs, respectively, based on the 6% of RWAs and 8% of RWAs Minimum “Pillar 1” Capital Requirements at a Tier 1 and Total Capital level, respectively. As stipulated in the regulation, the Group is subject to minimum eligible own funds and disclosure requirements at individual and consolidated level. Individually, CaixaBank is subject to neither the Pillar 2R nor the Pillar 2G, but only Pillar 1 and the prudential buffers, for the same levels as at consolidated level.

The ECB’s decision means that the regulatory CET1 threshold below which CaixaBank Group would be forced to limit 2020 distributions in the form of dividend payments, variable remuneration and interest to holders of Additional Tier 1 instruments, commonly referred to as the activation level of the maximum distributable amount (MDA trigger), is set at 8.78%, to which the potential capital shortfalls of Additional Tier 1 or Tier 2 should be added with respect to the minimum implicit Pillar 1 levels of 1.5% and 2%, respectively. Currently, there is no deficit of additional Tier 1 nor Tier 2 deficit.

As of 31 December 2019 CaixaBank reached a CET1 of 12% of risk-weighted assets, which totalled EUR 147,880 million, EUR 1,937 million more than the previous year.

The capital target established by the Group in the 2019-2021 Strategic Plan is set at around 12%, plus an additional one percentage point buffer, in the horizon of the Plan, to cover possible future regulatory changes. In reaction to the health crisis arising from the outbreak of COVID-19, and after considering new regulatory and supervisory aspects, this target has been reduced to 11.5%. For more information see point 4.6 of the Complementary Information.

The Tier 1 ratio at 31 December 2019 stands at 13.5%. The Group maintains 1.5% of AT1 (Additional Tier 1) instruments over risk weighted assets, in accordance with the provisions of Pillar 1 of the capital regulations. The Total Capital ratio stands at 15.7%.

The leverage ratio stands at 5.9% of the regulatory exposure as at 31 December 2019. On 24 April 2019, the Bank of Spain formally announced the minimum requirement for shareholders' equity and eligible liabilities as determined by the Single Resolution Board (SRB). CaixaBank must reach, by 1 January 2021, an amount of own funds and eligible liabilities (MREL) on a consolidated basis equal

1 In response to the healthcare crisis caused by the outbreak of COVID-19, on 12 March 2020 the ECB announced measures expected to provide capital to banks in support of the economy. These measures include the permission to (i) operate temporarily below the the level of capital defined by P2G, the "capital conservation buffer" and the LCR and (ii) use capital instruments do not qualify as CET1 ( e.g. Additional Tier 1 instruments and Tier 2 instruments) to meet P2R, the latter in line with CRD 5. By applying this measure, the minimum capital requirement for CaixaBank would reach 8.12% of RWAs for CET1, 9.91% of RWAs for Tier 1 and 12.28% of RWAs for total Capital. For more information see point 4.6 of the Complementary Information.

2 Applicable at both individual and consolidated level. Updated quarterly, it may differ between individual and consolidated level. As of 31 December 2019 both levels coincide.

to approximately 10.6% of its consolidated own funds and total liabilities as of 31 December 2017, or 22.5% in terms of risk weighted assets.

As at 31 December 2019 CaixaBank reached a MREL ratio of 21.8% of risk weighted assets at consolidated level. At a subordinated level, primarily including Senior non-preferred debt, the MREL ratio of subordinated instruments reached 17.5%. In January 2020 there was a new senior preferred debt issuance that increased the MREL proforma ratio to 22.5%, complying with the requirements established by the SRB for January 2021.

2.3.3	Liquidity and funding risk

Liquidity and funding risks refer to the insufficiency of liquid assets or limited access to financial markets to meet contractual maturities of liabilities, regulatory requirements, or the investment needs of the Group.

The financing obtained from the European Central Bank (ECB) through various monetary policy instruments was EUR 12,934 million as at 31 December 2019 compared to EUR 28,183 million as at 31 December 2018. The amount as at 31 December 2019 relates to the extraordinary liquidity auctions, known as TLTRO II (Targeted Longer-Term Refinancing Operations II) with EUR 3,409 million maturing in 2020 and EUR 500 million in 2021 and TLTRO III with EUR 9,025 million maturing in 2022. The differences with respect to 2018 are basically due to the repayment of EUR 24,274 million under TLTRO II and the withdrawal of EUR 9,025 million under TLTRO III. Similarly, the Group maintains issuance programmes to facilitate the issuance of short-term and medium-term securities to the market, as well as access to interbank and repo funding as well as to Central Counterparty Clearing Houses.

The Group's total liquid assets stood at EUR 89,427 million, of which EUR 55,017 million were HQLA (High Quality Liquidity Asset), as at 31 December of 2019, and EUR 79,530 million and EUR 57,093 million as at 31 December 2018, respectively.

The CaixaBank’s average1 Liquidity Coverage Ratio (LCR)2 as at 31 December 2019 was 186% (196% as at 31 December 2018), above the 100% minimum regulatory threshold. The Net Stable Funding Ratio (NSFR)3 was 129% as at 31 December de 2019, with a regulatory minimum level of 100% from June 2021.

The risks assumed by CAIXABANK in accordance with the Taxonomy previously detailed can negatively impact its rating. Any downgrading of CAIXABANK’s credit rating could increase its borrowing costs, restrict access to the capital markets, and negatively affect the sale or marketing of products and any involvement in transactions, especially those involving longer terms and derivatives. This could reduce the Group’s liquidity and have an adverse effect on its net profit and financial position.

As at the date of this Universal Registration Document, CAIXABANK has been assigned the following credit ratings: It should be emphasised that in the case of Fitch, the long-term outlook of the ratings firm was revised from stable to negative due to the operating environment of the Spanish banking sector due to the impact of COVID-19. In the case of Moody's, it too has noted a worsening of the outlook for the sector without this being transferred specifically to the Company as at the date of this Universal Registration Document.

	LONG-TERM DEBT[4]	SHORT-TERM DEBT	OUTLOOK	REVIEW DATE
Moody’s	Baa1	P-2	Stable	17/05/2019
Standard & Poor's Global Ratings	BBB+	A-2	Stable	31/05/2019
Fitch	BBB+	F2	Negative	27/03/2020
DBRS Ratings Limited	H	R-1 (low)	Stable	30/03/2020

4 Relates to the rating assigned to the preferred senior debt of CAIXABANK.

1 Average of the last 12 months.

2 LCR. Regulatory quantitative liquidity standard to ensure that those banking organisations have sufficient high-quality liquid assets to cover expected net cash outflows over a 30-day liquidity stress period (combining both a financial system and a name crisis).

3 NSFR. Regulatory balance-sheet structure ratio which measures the relationship between the amount of stable funding available (defined as the amount of own and third-party funding expected to be reliable for a one-year period) and the amount of stable funding required (given the liquidity characteristics and residual maturities of its assets and balance sheet exposures). Calculated under the criteria set forth in Regulation (EU) 2019/876 of the European Parliament and of the Council, of 20 May 2019, which enters into force in June 2021.

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CONSOLIDATED FINANCIAL STATEMENTS, CONSOLIDATED MANAGEMENT REPORT AND AUDIT REPORT

2019 Informe de Gestión Consolidado 1 Annual report on the Remuneration 2019

2019 Annual report on the Remuneration
CaixaBank

Index

01 PG. 4
Governing principles and responsibilities when managing the Remuneration Policy
4 1.1 Remuneration of directors in their capacity as such
4 1.2 Remuneration of directors as consideration for executive functions

02 PG. 6
Remuneration of directors in their capacity as such (2019)

03 PG. 7
Remuneration of directors discharging executive functions (2019)
7 3.1 Fixed items of remuneration
9 3.2 Variable components of remuneration
9 3.2.1 Short-term variable components under the remuneration systems
12 3.2.2 Long-term variable components of the remuneration systems
18 3.3 Contributions to pension schemes and other cover
20 3.4 Remuneration accrued by Board members as consideration for representing CaixaBank at other companies
20 3.5 Relationship between variable and fixed components of remuneration in 2019

04 PG. 21
General terms and conditions of contract and terms of the CEO's contract

05 PG. 23
Director Remuneration Policy for 2020
23 5.1 Remuneration of directors in their capacity as such
24 5.2 Remuneration of directors discharging executive functions
24 5.2.1 Fixed components of remuneration
24 5.2.2 Variable components of remuneration
25 5.2.3 Contributions to pension schemes and other cover
26 5.2.4 Remuneration accrued by Board members as consideration for representing CaixaBank at other companies

06 PG. 27
Statistical information on remuneration required by the CNMV

2019 Annual report on the Remuneration The following sections make up the annual report on the remuneration of directors, which the Board of Directors must draw up and lay before the General Meeting for a consultative vote among shareholders. Remuneration

2019 Annual report on the Remuneration 1. Governing principles and responsi - bilities when managing the Remune - ration Policy 2. Remuneration of directors in their capacity as such (2019) 4. General terms and conditions of contract and terms of the CEO’s contract 5. Director Remuneration Policy for 2020 6. Statistical information on remuneration required by the CNMV 3. Remuneration of directors discharging executive functions (2019) CaixaBank’s Remuneration Policy is based on general remuneration principles that reflect common practices among peers and allow the Bank to attract and retain the talent needed to ensure behaviours that will ultimately generate value and long - term sustainability . Market practices are analysed each year, with wage surveys and specific studies conducted as and when needed by top tier companies, based on a comparable sample of peer financial institutions operating in the markets in which CaixaBank is present and a sample of comparable IBEX 35 companies . In 2019 , the director remuneration policy that the Board laid before the General Shareholders’ Meeting of 5 April 2019 for a binding vote achieved a percentage of 97 . 19 % votes in favour . When read in conjunction with the results of the consultative vote on the Annual Remuneration Report for the previous year, this clearly shows that the Company’s Remuneration Policy has the broad backing of shareholders . In accordance with the Regulations of the Board of Directors, all decisions on director remuneration made within the framework of the By - laws and the Remuneration Policy are non - delegable and must always be taken by the Board of Directors sitting in plenary session (the “Board”) . Meanwhile, the Remuneration Committee advises the Board and submits proposals and motions for its scrutiny and approval in relation to those matters that fall within the committee’s remit by virtue of article 15 of the Regulations of the Board of Directors, including : 1. Governing principles and responsibilities when managing the Remuneration Policy • Preparing decisions related to remuneration and, particularly, reporting and proposing to the Board of Directors the remuneration policy, the system and amounts of the yearly remuneration payable to directors and senior managers, as well as the indi - vidual remuneration of executive directors and se - nior managers, and the other terms and conditions of their contracts, particularly the financial terms . This is without prejudice to the powers vested in the Appointments Committee to recommend con - tractual terms of a non - remunerative nature . Senior managers are as defined in the By - laws, encom - passing general managers or whoever discharges senior managerial functions while reporting direct - ly to the Board, the Executive Committees or the Chief Executive Officer and, in all cases, the Com - pany’s internal audit function . • Ensuring compliance with the remuneration policy for directors and senior managers, while disclosing information on the basic terms of their contracts and compliance with such terms . 4 • Reporting and preparing the general remuneration policy of the Company, particularly policies relating to the categories of staff whose professional acti - vities have a significant impact on the Company’s risk profile and also policies in place to prevent or manage conflicts of interest with the Company’s customers . • Analysing, formulating and periodically reviewing remuneration programmes, weighing their ade - quacy and performance and ensuring compliance . • Proposing to the Board the approval of the remune - ration reports or policies that the Board is required to submit to the General Shareholders’ Meeting, while also reporting to the Board on any proposals or motions relating to remuneration that the Board intends to lay before the General Meeting . • Considering the suggestions it receives from the Company’s Chairman, Board members, executives and shareholders . Accordingly, the Remuneration Committee is tasked with drafting, reporting and proposing decisions relating to the remuneration of directors, relying on the support of the General Secretary’s Office in the case of non - execu - tive directors and the support of the Human Resources Department on matters relating to executive directors . Proposals made by the Remuneration Committee, once discussed with the Chairman in the situations and cir - cumstances described in the Remuneration Policy, will be laid before the Board for its scrutiny and, as the case may be, approval . If a decision on the matter must be made by shareholders at a General Meeting, the Board shall approve its inclusion on the agenda and draw up the motions to be voted on, accompanying all necessary reports . CaixaBank’s Remuneration Policy does not envisage ad - ditional remuneration as consideration for services ren - dered beyond those inherent to the position of director . However, any services rendered (other than those inhe - rent to the position of director) or any transactions that may be carried out between CaixaBank and members of the Board of Directors or their related parties shall be subject to the duties of loyalty set out in the Spanish Corporate Enterprises Act (Ley de Sociedades de Capital, or “LSC” for short) . As such, they will be subject to the system governing disclosure of information, exceptions, individual waivers and publicity described in the LSC, and all other regulations governing related - party tran - sactions that apply to listed credit institutions . With respect to other remunerative items such as the granting of advance payments, loans, guarantees or any other remuneration, CaixaBank does not currently envi - sage the assignment of financial facilities as a means of remunerating its directors . 1 https://www.caixabank.com/informacionparaaccionistaseinver sores/ gobiernocorporativo/remuneracionesdelosconsejeros/ politicaderemu - neracion_es.htm l

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
1.1 Remuneration of directors in their capacity as such
1.2 Remuneration of directors as consideration for executive functions
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

On the subject of external advice, the Remuneration Committee has largely relied on the external consultancy of J&A Garrigues in drawing up a substantial part of the Remuneration Policy and for matters relating to the Annual Incentives Plan pegged to the 2019-2021 Strategic Plan.

1.1 Remuneration of directors in their capacity as such

The By-laws state that the remuneration of CaixaBank directors must consist of a fixed annual amount subject to a maximum limit or cap to be determined at the General Shareholders' Meeting. This maximum amount will remain in force until the General Meeting agrees to change it. Therefore, the remuneration of directors acting in their capacity as such comprises fixed components only.

Non-executive directors (meaning those who do not discharge executive functions) have a purely organic relationship with CaixaBank, and as such do not have a signed contract with the Company governing the performance of their duties and are not entitled to any form of payment if and when their directorship is terminated.

1.2 Remuneration of directors as consideration for executive functions

In relation to directors who discharge executive functions ("Executive Directors"), the By-laws recognise remuneration for their additional executive functions beyond those related to their role as Board member.

CaixaBank's Remuneration Policy is based on general remuneration principles that reflect practices among peers and allow the Bank to attract and retain the talent needed to ensure behaviours that will ultimately generate value and long-term sustainability.

Therefore, the remuneration components for those duties are structured accordingly in light of the prevailing economic climate and the Company's earnings and results, and include the following:

- Fixed remuneration based on the subject's responsibility and track record, which constitutes a major portion of the total remuneration.
- Variable remuneration in the form of an annual bonus pegged to the attainment of targets set in advance and prudent risk management.
- Employee benefits.
- A long-term share-based incentives plan linked to the strategic plan.

CaixaBank is subject to Act 10/2014 of 26 June on the organisation, supervision and solvency of credit institutions (hereinafter referred to by its Spanish acronym of "LOSS"), particularly in relation to the remuneration policy of professionals whose activities have a material impact on the Company's risk profile. In line with the objective of achieving a reasonable and prudent balance between fixed and variable remuneration components, the amounts of fixed remuneration paid to Executive Directors are considered sufficient, while the percentage of variable remuneration in the form of a bonus above and beyond their annual fixed remuneration is comparatively low and does not exceed 40% of their total remuneration. Further, the variable remuneration of Executive Directors must not exceed 100% of their fixed components, unless the General Meeting approves a higher percentage, though capped in all cases at 200% of the fixed component.

No guaranteed variable remuneration is included in the remuneration package of Executive Directors. However, the Company may offer this guaranteed variable remuneration for new hires in exceptional cases, provided it has a healthy and solid capital base and the remuneration is applied to the first year of their contract only.


CaixaBank
Corporate information

5

2019 Annual report on the Remuneration 2. Remuneration of directors in their capacity as such (2019) All directors are covered by the terms of a civil liability policy arranged for directors and senior managers to cover any third - party liability they may incur when discharging their duties. The remuneration accrued by all directors acting in their capacity as such consists of a fixed annual amount set by the General Shareholders’ Meeting. This amount will remain in force until shareholders agree to change it. The amount established by the General Shareholders’ Meeting shall be used to remunerate the Board of Directors and its committees, and shall be distributed among members, especially the chairman, as the Board sees fit, though based on a recommendation from the Remuneration Committee . In apportioning the remuneration, the Board shall pay due regard to the duties and dedication of each member and any seats they occupy on the various committees . It shall also determine the frequency and method of payment, whether through attendance allowances, Bylaw - sti - pulated remuneration, and so forth . The 2017 Annual General Meeting agreed that the maximum annual amount payable to all directors would be EUR 3 , 925 , 000 , without counting remuneration payable for executive functions . As a result, the apportionment may give rise to different remuneration for each director, as shown below : REMUNERATION FOR BOARD MEMBERSHIP AND MEMBERSHIP OF BOARD COMMITTEES 1. Governing principles and responsibilities when managing the Remuneration Policy 2. Remunera - tion of direc - tors in their capacity as such (2019) 4. General terms and conditions of contract and terms of the CEO’s contract 5. Director Remuneration Policy for 2020 6. Statistical information on remuneration required by the CNMV 3. Remuneration of directors discharging executive functions (2019) (thousand euros) Total 2019 Total 2018 Base remuneration of each Board member 90 90 Additional remuneration of the Board Chairman 1,000 1,000 Additional remuneration of the Coordinating Director 38 38 Additional remuneration of each member of the Executive Committee 50 50 Additional remuneration of the Chairman of the Executive Committee 10 10 Additional remuneration of each member of the Risks Committee 50 50 Additional remuneration of the Chairman of the Risks Committee 10 10 Additional remuneration of each member of the Audit and Control Committee 50 50 Additional remuneration of the Chairman of the Audit and Control Committee 10 10 Additional remuneration of each member of the Appointments Committee 30 30 Additional remuneration of the Chairman of the Appointments Committee 6 6 Additional remuneration of each member of the Remuneration Committee 30 30 Additional remuneration of the Chairman of the Remuneration Committee 6 6 Additional remuneration of each member of the Innovation, Technology and Digital Transformation Committee 30 (thousand euros) Total 2019 Total 2018 Remuneration paid within the framework of the maximum remuneration approved at the 2017 General Shareholders’ Meeting 3,421 3,677 The Remuneration Policy does not envisage any long - term savings systems for non - executive directors . Additional remuneration of the Chairman of the Board of Directors The additional remuneration accrued by the Chairman of the Board of Directors is justified given the special dedica - tion expected of him in faithfully discharging his duties at such a large and complex a group as CaixaBank . The Chairman is ultimately responsible for the smooth operating and running of the Board . In doing so, he shall call and chair Board meetings, set the agenda and steer discussions and debates . He shall also ensure that direc - tors receive sufficient information ahead of Board mee - tings to enable them to discuss the agenda, and shall en - deavour to stimulate debate and the active involvement of all directors at meetings, while safeguarding their right to form their own opinion and stance . The Chairman of the CaixaBank Board also chairs General Shareholders’ Meetings at the Company . In addition, and without prejudice to the powers vested in the Chief Executive Officer and other authorisations and delegated powers, the Chairman shall represent Caixa - Bank and its Group entities (the “Group”) at institutional level ; act on its behalf vis - à - vis all manner of industry bodies and organisations; sign, in the Company’s name, any agreements that may be required by law or under the terms of the By - laws, as well as contracts, covenants or other legal instruments with public bodies and other entities; and act as the Company’s official representative vis - à - vis authorities, entities and third - party bodies, whe - ther Spanish or foreign . While from a qualitative standpoint the duties described above cannot be considered executive given their orga - nic or representative nature, from a quantitative stan - dpoint they do entail virtually exclusive dedication to the Company that is higher than that required of non - exe - cutive directors . 6

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
3.1 Fixed Items of remuneration
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

3. Remuneration of directors discharging **executive functions (2019)**

3.1 **Fixed components** of remuneration

The fixed remuneration accrued by Executive Directors is determined and updated mainly with regard to their level of responsibility and track record, benchmarked against CaixaBank's peers in the European banking sector in the form of salary surveys and specific ad hoc studies carried out by specialised firms. Here, for example, CaixaBank relies on public information concerning the remuneration paid to the executive directors of European banks such as ABN Amro, Banco Sabadell, Bankinter, BBVA, Commerzbank, Crédit Agricole, Deutsche Bank, Santander, KBC, Lloyds, Natixis, Raiffeisen, RBOS, Santander or Swedbank AB.

The contracts of Executive Directors also envisage pre-established contributions to pension and savings systems as a further fixed component of their remuneration, as explained at greater length under the relevant section.

As a general rule, the fixed remuneration accrued by Executive Directors includes remuneration received in connection with duties carried out at CaixaBank Group entities or other entities in the interests of CaixaBank. This further remuneration is deducted from the net amount of fixed remuneration to be paid by CaixaBank.

The following table shows the fixed remuneration accrued by the Chief Executive Officer.

>> FIXED REMUNERATION ACCRUED BY EXECUTIVE DIRECTORS

(thousand euros)	Position	Salary	Remuneration for board membership	Remuneration for membership of board's committees	Remuneration for positions held at Group companies	Remuneration for membership of boards outside the Group	Total
Gonzalo Gortázar	Chief Executive Officer	1,561	90	50	560	0	2,261
Total by concept 2019							
Gonzalo Gortázar	Chief Executive Officer	1,306	90	50	565	250	2,261
Total by concept 2018							

7

2019 Annual report on the Remuneration The Chief Executive Officer ’s fixed remuneration remains unchanged . The change under Wages is down to the reduc - tion in remuneration for seats held on boards on CaixaBank’s behalf, yielding the same total as in the previous year . Executive Directors may also receive remuneration in kind in the form of health insurance for themselves and their immediate family, the use of a vehicle or family home, or similar benefits that are common within the sector and commensurate to their professional status, in keeping with the standards established by CaixaBank at any given time for the professional segment to which they belong . The following table shows the remuneration in kind accrued by Executive Directors . REMUNERATION IN KIND OF EXECUTIVE DIRECTORS 1 Medical insurance for the Chief Executive Officer, his spouse and all children aged under 25. 1. Governing principles and responsibilities when managing the Remuneration Policy 2. Remuneration of directors in their capacity as such (2019) (thousand euros) Position Own and family medical care 1 Use of a car and family home Other Gonzalo Gortázar Chief Executive Officer 6 Total by concept 2019 Gonzalo Gortázar Chief Executive Officer 5 Total by concept 2018 3.1 Fixed items of remuneration 4. General terms and conditions of contract and terms of the CEO’s contract 5. Director Remuneration Policy for 2020 6. Statistical information on remuneration required by the CNMV 3. Remu - neration of directors discha r ging executive functions (2019) 8

2019 Annual report on the Remuneration 2. Variable components of remuneration The following table shows variable components of remuneration for Executive Directors. 1. Short - term variable components under the remuneration systems Executive Directors are entitled to variable remuneration in the form of a specific bonus based on target remuneration established by the Board on the recommenda - tion of the Remuneration Committee, with the level of attainment to be risk - adjusted (ex - ante and ex - post) and pegged to performance, which will be assessed on the basis of quantitative criteria (financial) and qualitative aspects, all duly specified and documented, as follows : • 50 % based on corporate challenges, which are set annually by the Board on the recommendation of the Remuneration Committee, subject to a [ 80% - 120% ] degree of attainment, which is determined on the basis of the following concepts aligned with the Company’s strategic objectives : 1 The specific challenges for each indicator are established on the basis of the annual Operational Plan. 2 Calculated with the same accounting standards used for the financial information 3 Calculated as the ratio between recurring expenses and core income (net interest income, insurance fees and income). 4 Calculated as a moving average for the past 12 months, comprising experience ratios of each of the businesses, weighted by its contribution to ordinary income. 5 The indicator includes the result of metrics related to the culture of regulatory compliance and the need to follow proper procedure when completing transactions and to ensure the proper marketing and sale of products and services and the sound management of conflicts of interest. PARAMETERS RELATING TO THE CORPORATE CHALLENGE OF VARIABLE REMUNERATION AS A BONUS 3.2 Variable components of remuneration 1. Governing principles and responsibilities when managing the Remuneration Policy 2. Remuneration of directors in their capacity as such (2019) 4. General terms and conditions of contract and terms of the CEO’s contract Metric 1 ROTE (Return on Tangible Equity) 2 CER (Core Cost - to - Income Ratio) 3 Change in non - performing assets RAF (Risk Appetite Framework) Quality 4 Conduct and compliance 5 5. Director Remuneration Policy for 2020 6. Statistical information on remuneration required by the CNMV 3. Remu - neration of directors discha r ging executive functions (2019) 9

2019 Annual report on the Remuneration

CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy

2. Remuneration of directors in their capacity as such (2019)

3. Remuneration of directors discharging executive functions (2019)

3.2 Variable components of remuneration

4. General terms and conditions of contract and terms of the CEO's contract

5. Director Remuneration Policy for 2020

6. Statistical information on remuneration required by the CNMV

- **50% based on individual challenges,** subject to a [60% - 120%] degree of attainment, to be distributed across challenges related to the strategic objectives. In 2019, the system focused primarily on aspects related to the integration and development of BPI; management of capital adequacy and liquidity; strengthening regulatory compliance functions; fostering cultural change, diversity and sustainability; and the management of digital transformation across the Bank and its distribution network.

  The final valuation may vary by +/-25% versus the target valuation of the individual challenges, so as to include a qualitative assessment of the subject's performance while also factoring in any exceptional achievements during the year that were not envisioned at the start of the year. In all cases, payment of the Bonus is subject to completion of the regulatory training approved for the Chief Executive Officer. Failure to reach the minimum degree of attainment shall accrue a zero bonus for each of the indicators or individual targets.

The Board of Directors, based on a proposal from the Remuneration Committee, shall ratify the final degree of attainment of the variable remuneration as an accrued bonus.

Deferred payment

Once the amount of the variable remuneration has been set, 40% is paid in the first quarter of the year following its accrual, with 50% paid in cash and the rest in CaixaBank shares (after tax).

Assuming no circumstances exist warranting a reduction in the remuneration, 60% of the deferred remuneration shall be paid in five (5) instalments at months 12, 24, 36, 48 and 60 following the initial payment. For each of these payments, 50% will be paid in cash and the rest in CaixaBank shares (after tax).

Lock-up policy

All shares to be delivered will be subject to a lock-up period of one year running from their delivery, during which time the subject may not sell or otherwise dispose of their shares. During this period, the executive director who owns the shares will be entitled to exercise the shareholder rights attaching to those instruments.

CaixaBank shall retain ownership of all deferred shares and cash payments.

Considering the bilateral nature of contracts and fair accrual of reciprocal benefits, deferred cash payments will accrue interest in favour of the executive director, to be calculated at the interest rate for the first tranche of the employee's wage or salary account. This interest will be paid at the end of each payment date and applied to the cash amount of the variable remuneration that is to be effectively received, net of any reductions that may apply.

In compliance with the EBA Guidelines relating to returns on deferred instruments accruing from 1 January 2017 onward, the Company will not pay such returns during or after the deferral period.

Termination or suspension of the professional relationship, and departures due to invalidity, early retirement, retirement or partial retirement, shall not interrupt the payment cycle for variable remuneration, notwithstanding the provisions governing malus and clawback of variable remuneration. In the event of the director's death, the Human Resources Division and the General Risks Division shall work together to determine and, as the case may be, propose a suitable calculation and payment process for pending payment cycles under criteria compatible with the general principles contained in the LOSS, its implementing regulations and CaixaBank's own Remuneration Policy.

Special situations

In the event of any unexpected special situation (meaning corporate operations that affect ownership of shares to have been delivered or deferred), specific solutions must be applied in accordance with the LOSS and the principles set out in the Remuneration Policy, so as not to artificially alter or dilute the value of the consideration in question.

Permanence requirement

For an executive director to be eligible for variable remuneration in the form of a bonus, their relationship with the Company must continue as at 31 December of the year in which the variable remuneration is to accrue.

Incompatibility with personal hedging strategies or circumvention mechanisms

Executive Directors undertake not to engage in personal hedging or insurance strategies related to their remuneration that might undermine the sound risk management practices the Company is attempting to promote. Further, CaixaBank shall pay no variable remuneration through instruments or methods that aim to breach, or have the effect of breaching the remuneration requirements applicable to Executive Directors.

The following table shows accrued remuneration for 2019 in the form of the variable bonus accrued by Executive Directors, as well as variable remuneration paid during the year that had been deferred from previous years.

10

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
3.2 Variable components of remuneration
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

GONZALO GORTÁZAR
Chief Executive Officer

% ATTAINMENT OF CHALLENGES FOR VARIABLE REMUNERATION IN THE FORM OF A BONUS PAYABLE TO THE CHIEF EXECUTIVE OFFICER

	% Attainment of challenges		
Variable remuneration in the form of a target bonus for 2019 (I) (thousand euros)	Individual challenge (II)	Corporate challenge (III)	Variable remuneration in the form of a bonus for 2019 (IV=I*II*50%+I*III*50%) (thousand euros)
709	115%	100.3%	763

Attainment of both individual and corporate challenges is approved by the Board of Directors. The above table shows attainment of the corporate challenges.

VARIABLE REMUNERATION COMPONENTS PAID IN 2020 IN THE FORM OF A BONUS FOR THE CHIEF EXECUTIVE OFFICER

(thousand euros) Variable remuneration in the form of a bonus	Settlement instrument	% of variable remuneration in the form of a bonus for the year in question	Number of gross equivalent shares	Cumulative amount paid (%) of variable remuneration in the form of a bonus for each year	Equivalent remuneration	Unrealised deferred remuneration
Upfront payment of deferred variable remuneration – 2019	Shares	20%	54,186	40%	153	458
	Cash	20%			153	
Deferred payment of variable remuneration – 2018	Shares	6%	15,614	52%	47	376
	Cash	6%			47	
Deferred payment of bonus variable remuneration – 2017	Shares	6%	7,824	64%	31	187
	Cash	6%			31	
Deferred payment of bonus variable remuneration – 2016	Shares	10%	14,969	100%	51	0
	Cash	10%			51	

Interest and returns on deferred variable remuneration accrued in the year by the Chief Executive Officer in the form of a bonus amounted to EUR 283.

JORDI GUAL
Chairman of the Board

As consideration for his previous managerial functions, the Chairman of the Board of Directors is entitled to the following amounts of deferred variable remuneration in the form of a bonus, such amounts having accrued through to 14/09/2016 (the date on which he took office as Chairman):

VARIABLE REMUNERATION COMPONENTS ACCRUED BY THE CHAIRMAN IN 2020 IN THE FORM OF A BONUS AS CONSIDERATION FOR HIS PREVIOUS MANAGERIAL DUTIES

(thousand euros) Variable remuneration in the form of a bonus	Settlement instrument	% Of variable remuneration in the form of a bonus for the year in question	Number of gross equivalent shares	Cumulative amount paid (%) of variable remuneration in the form of a bonus for each year	Equivalent remuneration	Unrealised deferred remuneration
Deferred payment of bonus variable remuneration – 2016	Shares	8%	1,078	100%	4	0
	Cash	8%			4	

Interest and returns on deferred variable remuneration accrued in the year by the Chairman in the form of a bonus amounted to EUR 13.

11

2019 Annual report on the Remuneration

CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy

2. Remuneration of directors in their capacity as such (2019)

3. Remuneration of directors discharging executive functions (2019)

3.2 Variable components of remuneration

4. General terms and conditions of contract and terms of the CEO's contract

5. Director Remuneration Policy for 2020

6. Statistical information on remuneration required by the CNMV

TOMÁS MUNIESA
Deputy Chairman
(non-executive)

As consideration for his previous managerial functions, the non-executive Deputy Chairman of the Board of Directors is entitled to the following amounts of deferred variable remuneration in the form of a bonus, such amounts having accrued through to 22/11/2018 (the date on which he took office as Deputy Chairman):

VARIABLE REMUNERATION COMPONENTS ACCRUED BY THE DEPUTY CHAIRMAN IN 2020 IN THE FORM OF A BONUS AS CONSIDERATION FOR HIS PREVIOUS MANAGERIAL DUTIES

(thousand euros) Variable remuneration in the form of a bonus	Settlement instrument	% Of variable remuneration in the form of a bonus for the year in question	Number of gross equivalent shares	Cumulative amount paid (%) of variable remuneration in the form of a bonus for each year	Equivalent remuneration	Unrealised deferred remuneration
Deferred payment of bonus variable remuneration – 2017	Shares	5%	1,557	70%	6	37
	Cash	5%			6	
Deferred payment of bonus variable remuneration – 2016	Shares	8%	3,080	100%	10	0
	Cash	8%			10	

Interest and returns on deferred variable remuneration accrued by the non-executive Deputy Chairman in 2019 amounted to EUR 48.

3.2.2 Long-term variable components of the remuneration systems

Conditional Annual Incentives Plan linked to the 2019-2021 Strategic Plan

On 5 April 2019, the General Shareholders' Meeting resolved to implement a Conditional Annual Incentives Plan ("CAIP") linked to the 2019-2021 Strategic Plan, whereby eligible subjects may receive a number of CaixaBank shares once a certain period of time has elapsed and provided the strategic objectives and a set of specific requirements are met.

Under the CAIP, units ("Units") will be assigned to each beneficiary in 2019, 2020 and 2021. The units will be used as the basis on which to establish the number of CaixaBank shares to be delivered to each beneficiary. The allocation of Units does not confer any shareholder voting or dividend rights on the beneficiary, who will eventually become a shareholder once the Company shares have been delivered and not before. The rights conferred are non-transferable, without prejudice to any special circumstances envisaged in the Regulations of the CAIP.

Beneficiaries

CAIP beneficiaries will be the Executive Directors, the members of the Management Committee and the other members of the senior management and any other key Group employees whom the Board may expressly invite to take part in the plan. A maximum of 90 beneficiaries may be authorised to take part in the plan.

Term, target measurement periods and CAIP payment dates

The Plan has three cycles, each lasting three years, with three separate assignments of Units, taking place in 2019 (2019-2021 period), 2020 (2020-2022 period) and 2021 (2021-2023 period):

Each cycle includes two target measurement periods:

- The first measurement period ("First Measurement Period") will pertain to year one of each cycle, in which certain targets linked to the metrics described in due course must be met.
- The second measurement period ("Second Measurement Period") will cover the three-year duration of each of the cycles, in which the targets linked to the described metrics must also be met.

12

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
3.2 Variable components of remuneration
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

Depending on the extent of attainment of targets at the First Measurement Period, and based on the Units assigned at the start of each cycle, the beneficiaries will be granted a provisional incentive ("Provisional Incentive") in year two of each cycle (the "Award Date"), equivalent to a certain number of shares ("Award of the Provisional Incentive"). This will not entail the actual delivery of shares at that time.

The final number of shares to be effectively delivered (the "Final Incentive") following the end of each Plan cycle, and will be subject to and dependent on the attainment of targets at the Second Measurement Period for each cycle ("Determination of the Final Incentive"). Under no circumstances may this exceed the number of shares deliverable under the Provisional Incentive.

For the Chief Executive Officer and members of the Management Committee, the shares corresponding to the Final Incentive of each cycle will be delivered in three instalments on the third, fourth and fifth anniversary of the Award Date (the "Settlement Dates"). For all other beneficiaries, the shares will be delivered in full on a single Settlement Date to coincide with the third anniversary of the Award Date.

The Plan will be formally launched on 5 April 2019 (the "Start Date"), except for those beneficiaries subsequently added to the Plan. The Plan will end on the last Settlement Date for shares pertaining to the third cycle, i.e. in 2027 for Executive Directors and members of the Management Committee, and in 2025 for all other beneficiaries (the "End Date").

Reference share value

The share value to be used as a reference when assigning the Units will be the arithmetic mean price, rounded to three decimal places, of the CaixaBank share price at close of trading during the trading sessions in January of each year in which a Plan cycle begins (i.e. 01/2019, 01/2020 and 01/2021).

The value of the shares pertaining to any Final Incentive that may be finally delivered will be equivalent to the listed CaixaBank share price at close of trading on each Settlement Date for each Plan cycle.



Number of Units to be assigned

The Board shall use the following formula to determine the Units to be assigned to each beneficiary:

» $NU = TA / AMP$

Where:

NU = Number of units to be assigned to every beneficiary, rounded up to the closest whole number.

TA = Reference Target Amount for the beneficiary, based on their position.

AMP = Arithmetic mean price, rounded to three decimal places, of the CaixaBank share at close of trading during the stock market trading sessions of January of each year in which a cycle begins.

13

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
3.2 Variable components of remuneration
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

Number of shares pertaining to the award of the Provisional and Final Incentive

The following formula will be used to determine the total number of shares pertaining to the Award of the Provisional Incentive:

$$NSA = NU \times DIA$$

Where:

NSA = Number of shares pertaining to the Award of the Provisional Incentive for each beneficiary, rounded up to the nearest whole number.

NU = Number of Units assigned to the beneficiary at the start each cycle.

DIA = Degree of Incentive Attainment, showing the extent to which the targets pegged to CAIP metrics are met during the first year of each cycle (see section on "Metrics").

The following formula will be used to determine the number of shares pertaining to the Final Incentive:

$$NS = NSA \times \text{Ex-post Adj.}$$

Where:

NS = Number of shares pertaining to the Final Incentive to be delivered, rounded up to the nearest whole number.

Ex-post Adj. = Ex-post adjustment of the Provisional Incentive for each cycle, depending on attainment of the target for each cycle.

Metrics

The Degree of Provisional Incentive Attainment (DIA) will depend on the extent to which the targets are met during the First Measurement Period for each cycle, as per the following metrics:

PARAMETERS SHOWING DEGREE OF ATTAINMENT OF THE PROVISIONAL INCENTIVE FOR VARIABLE REMUNERATION – CAIP

Metric	Weighting of degree of incentive attainment (DIA)	Minimum degree of attainment	Maximum degree of attainment
CER (Core Efficiency Ratio)	40%	80%	120%
ROTE (Return on Tangible Equity)	40%	80%	120%
CEI (Customer Experience Index)	20%	80%	120%

The following formula will be used to determine the Degree of Incentive Attainment:

$$DIA = CCER \times 40\% + CROTE \times 40\% + CCEI \times 20\%$$

Where:

DIA = Degree of Incentive Attainment for the Provisional Incentive, expressed as a percentage rounded to one decimal place.

CCER = Coefficient attained in relation to the CER target.

CROTE = Coefficient attained in relation to the ROTE target.

CCEI = Coefficient attained in relation to the CEI target.

The Award of the Provisional Incentive in each cycle will be conditional on the ROTE metric exceeding, at the end of the First Measurement Period, a specific minimum value to be set by the Board.

The Ex-post Adjustment will be calculated on the basis of the targets reached in relation to the following metrics at the end of each cycle. The Ex-post Adjustment may have the effect of lowering the final number of shares to be delivered when compared with the number of shares pertaining to the Provisional Incentive at each Award Date but shall never increase that number:

PARAMETERS USED FOR THE EX-POST ADJUSTMENT WHEN DETERMINING THE FINAL INCENTIVE UNDER THE PLAN

Metric	Weighting in ex-post adjustment
RAF (Risk Appetite Framework)	60%
TSR (Total Shareholder Return)	30%
GRI (Global Reputation Index)	10%

14

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
3.2 Variable components of remuneration
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

To be calculated as follows:

» Ex-post Adj. = CTSR x 30 % + CRAF x 60 % + CNPS x 10 %

Where:

Ex-post Adj. = Ex-post adjustment to be applied to the Provisional Incentive awarded, expressed as a percentage [capped at 100%].

CRAF = Coefficient attained in relation to the RAF target.

CTSR = Coefficient attained in relation to the TSR target.

CNPS = Coefficient attained in relation to the NPS target.

CTSR

The change in the TSR in each cycle will be measured by comparison between CaixaBank and 19 reference banks. A coefficient of between 0 and 1 will be used, depending on where CaixaBank ranks. The coefficient will be 0 when CaixaBank is ranked below the median.

To ensure that there are no atypical movements when determining the TSR, the reference values to be used at the start and end date of the Second Measurement Period for each cycle will be the arithmetic mean price —rounded to three decimal places— of the closing price of the CaixaBank share over 31 calendar days. These 31 days will include 31 December and the 15 days preceding and following the date in question. An independent expert will be asked to calculate the TSR metric at the end of each cycle.

Furthermore, if, on the end date of each cycle, the TSR ranks between 16 and twenty 20 (both inclusive) out of the 20 reference banks, then the Final Incentive after applying the Ex-post Adjustment will be reduced by 50%.

When determining the shares pertaining to the Award of the Provisional Incentive on the Award Date of the third cycle (and only for that cycle), an additional multiplier of up to 1.6 will be applied to the DIA, depending on the change in CaixaBank's TSR indicator in comparison with the 20 peer banks during the first cycle. However, if CaixaBank ranks below the median on the ranking table at the end of the first cycle, no additional multiplying factor will be applied to the DIA.

CRAF

When calculating attainment of the RAF target, the Bank shall use the aggregate scorecard for the Risk Appetite Framework, comprising quantitative metrics that measure the different risks, classified into appetite zones (green), tolerance zones (amber) and breach zones (red).

The Board shall establish the scale of attainment, generating certain penalty or bonus percentages based on the change in each metric between the initial RAF situation and the final RAF situation.

CNPS

NPS attainment will be calculated on the basis of the change in this metric in each cycle. For the first cycle, the change between the values calculated at 31/12/2018 and at 31/12/2021 will be measured; for the second cycle, the change between 31/12/2019 and 31/12/2022 will be calculated; and for the third cycle, the change between 31/12/2020 and 31/12/2023 will be measured. If the change is negative, the degree of attainment will be 0%. Otherwise, it will be 100%.

The NPS indicator includes metrics related to reputational risk, which measure social, environmental and climate-change-related aspects, among others. Any negative impact for any of these issues would trigger an adjustment to the total number of shares under the Final Incentive.

Requirements for delivery of the shares

Aside from attainment of the targets to which the CAIP is pegged, as explained in its Regulations, the following requirements must also be met in order to receive shares for each cycle:

- The beneficiary must remain at the Company through to the Settlement Date for each cycle, unless certain special circumstances apply, such as death, permanent disability or retirement. The beneficiary will forfeit their entitlement to the shares in the event of their resignation or fair dismissal.
- Shares will be delivered only to the extent that doing so is sustainable and justified given CaixaBank's prevailing situation and earnings. If, at the end of the 2019-2021 Strategic Plan, CaixaBank reports losses, decides not to distribute dividends or fails the stress tests required by the EBA, the shares that would otherwise have been delivered will not be delivered and the beneficiaries will forfeit their right to receive them.

Special situations warranting a restriction in variable remuneration

Variable remuneration shall be reduced if, at the time of the performance assessment, CaixaBank is subject to any requirement or recommendation issued by a competent authority to restrict its dividend distribution policy, or if this is required by the competent authority under its regulatory powers.

Situations in which variable remuneration may be reduced (malus)

Variable remuneration accrued by Executive Directors, including deferred remuneration, may be reduced to zero or reduced partially in the event of poor financial performance by CaixaBank overall or by one of its divisions or areas, or because of any material exposure generated. For such purposes, CaixaBank must compare the assessed performance with the subsequent performance of the variables that helped attain the targets. The following scenarios may entail a reduction in variable remuneration:

15

2019 Annual report on the Remuneration

CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy

2. Remuneration of directors in their capacity as such (2019)

3. Remuneration of directors discharging executive functions (2019)

3.2 Variable components of remuneration

4. General terms and conditions of contract and terms of the CEO's contract

5. Director Remuneration Policy for 2020

6. Statistical information on remuneration required by the CNMV

- Material failures in risk management committed by CaixaBank, or by a business unit or risk control unit, including the existence of qualified opinions in the external auditor's report or other circumstances that have the effect of impairing the financial parameters used to calculate the variable remuneration.

- Any increase in capital requirements for CaixaBank or one of its business units that was not envisaged at the time the exposure was generated.

- Regulatory sanctions or adverse legal rulings attributable to the unit or the employee responsible for those proceedings and to the executive director.

- Non-compliance with internal regulations or codes of conduct within the Group, including:

i) Serious or very serious breaches of regulations attributable to them.

ii) Serious or very serious breaches of internal regulations.

iii) Failure to observe applicable suitability and behavioural requirements.

iv) Regulatory breaches for which they are responsible, irrespective of whether they cause losses that may threaten the solvency of a business line, and, in general, any involvement in, or responsibility for, behaviour that causes significant losses..

- Any improper conduct, especially in relation to the adverse effects of the marketing and sale of unsuitable products and the responsibility of Executive Directors in taking such decisions.

- Justified disciplinary dismissal carried out by the Company (in which case the remuneration will be reduced to zero). Just cause shall be understood as any serious and culpable breach of the duties of loyalty, diligence and good faith pursuant to which the Executive Directors must discharge their duties at the Group, as well as any other serious and culpable breach of the obligations assumed under their contract, or any other organic or service-based relationship between the individual concerned and the Group.

- When payment or vesting of the remuneration is not sustainable given CaixaBank's financial situation, or not justified in light of its results of the business unit or director.

- Any other situation or circumstance that may be expressly included in the contract or imposed by applicable law and regulations.

Situations warranting recovery of variable remuneration (clawback)

If any of the above situations occurred prior to payment of any amount of variable remuneration but comes to light after payment has been made, and if it that situation would have led to the non-payment or all or part of that remuneration had it been known, then the executive director must repay CaixaBank the part of the variable remuneration that was unduly received, along with any interest or return the director may have earned on that undue payment.

Situations in which the executive director made a major contribution to poor financial results or losses will be treated as being particularly serious, as shall cases of fraud or other instances of wilful misconduct or gross negligence leading to significant losses.

The Remuneration Committee shall advise the Board of Directors on whether to reduce or abolish the director's right to receive deferred amounts, or whether to insist on the full or partial clawback of those amounts, depending on the circumstances of each case. Situations involving a reduction in variable remuneration will apply over the entire deferral period for that variable remuneration. Meanwhile, situations involving the clawback of variable remuneration will apply over the term of one year running from payment of that remuneration, except where there has been wilful misconduct or gross negligence, in which case applicable law and regulations governing prescription periods will apply.



16

2019 Annual report on the Remuneration Long - term Incentive linked to the 2015 - 2018 Strategic Plan The General Shareholders’ Meeting held on 23 April 2015 approved the implementa - tion of a four - year Long - Term Incentive (LTI) for 2015 - 2018 , pegged to compliance with the Strategic Plan in effect at that time . At the end of the four years, the participants would be entitled to receive a number of CaixaBank shares, providing certain strate - gic objectives and requirements were met . Plan participants included serving Executive Directors at that time . No remuneration under the LTI accrued in 2019 . The main characteristics of the plan are described in the Annual Director Remunera - tion Report for the previous year . However, the upfront part of the share - based remu - neration was paid to the beneficiaries of the LTI plan in May 2019 , with 40 % of the total paid to the Executive Directors . There are also deferred amounts pending delivery . In the case of the Executive Directors, this is equivalent to 60 % of the share - based remu - neration under the plan . These amounts are to be delivered in equal instalments in 2020 , 2021 , 2022 , 2023 and 2024 . The following table shows accrued remune - ration for 2019 in the form of the long - term variable remuneration accrued by Executive Directors, as well as the degree of attainment where applicable . It also shows the amount of this variable remuneration effectively paid during the year having been deferred from previous years . GONZALO GO R T ÁZAR Chief E x ecuti v e Officer Variable remuneration CAIP objective 2019 (I) (thousand euros) AMP (II) (euros) Units assigned (III= I / II) (unit) Degree of provisional incentive attainment (IV) (%) Shares provisionally granted (V=III*IV) (unit) 200 3.283 60,920 85% 51,782 CAIP variable r emuneration item Settlement instrument % of variable remuneration under the LTI for the year in question Number of gross shares Total amount paid (%) to variable remuneration under the LTI for each year Unrealised deferred remuneration in gross shares Payment of the incentive in shares for the first cycle (2019 - 2021) Shares 0% 0 0% 0 DEGREE OF ATTAINMENT (%) OF THE VARIABLE REMUNERATION INCENTIVE FOR EXECUTIVE DIRECTORS – CAIP The following indicators are used to determine the Degree of Attainment of the Incentive under the Conditional Annual Incentive Plan pegged to the 2019 - 2021 Strategic Plan, and also to calculate the Provisional Incentive for the Chief Executive Officer and Senior Managers : Metric Weighting of degree of incentive attainment (DIA) T a r get Result Degree of attainment of the provisional incentive (%) CER (Core Efficiency Ratio) 40% 57. 7% 57.4% 105.1 % ROTE (Return on Tangible Equity) 1 40% 7.3% 7.7% 107.3 % CEI (Customer Experience Index) 20% 86. 7% 86.3% 0% 85 % PARAMETERS SHOWING DEGREE OF ATTAINMENT OF THE PROVISIONAL INCENTIVE FOR VARIABLE REMUNERATION – CAIP Long - term variable remuneration item Settlement instrument % of variable remuneration under the LTI for the year in question Number of gross shares Total amount paid (%) to variable remuneration under the LTI for each year Unrealised deferred remuneration in gross shares Payment of long - term remuneration (2015 - 2018 LTI) Shares 12% 13,557 52% 54,212 3.2 Variable components of remuneration 1. Governing principles and responsibilities when managing the Remuneration Policy 2. Remuneration of directors in their capacity as such (2019) 4. General terms and conditions of contract and terms of the CEO’s contract 5. Director Remuneration Policy for 2020 6. Statistical information on remuneration required by the CNMV 3. Remu - neration of directors discha r ging executive functions (2019) 1 Calculated with the same accounting standards used for the financial information 17

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
3.2 Variable components of remuneration
3.3 Contributions to pension schemes and other cover
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

JORDI GUAL
Non-executive Chairman

As consideration for the managerial functions he used to discharge, the Chairman of the Board is entitled to the following amounts of deferred long-term variable remuneration yet to be delivered, such amounts having accrued through to 14/09/2016 (the date on which he took office as non-executive Chairman):

(thousand euros)

Long-term variable remuneration item	Settlement instrument	% of variable remuneration under the LTI for the year in question	Number of gross shares	Total amount paid (%) to variable remuneration under the LTI for each year	Unrealised deferred remuneration in gross shares
Payment of long-term remuneration (2015-2018 LTI)	Shares	17 %	1,006	67 %	2,010

TOMÁS MUNIESA
Non-executive Deputy Chairman

As consideration for the managerial functions he used to discharge, the non-executive Deputy Chairman of the Board of Directors is entitled to the following amounts of deferred long-term variable remuneration yet to be delivered, such amounts having accrued through to 22/11/2018 (the date on which he took office as Deputy Chairman):

(thousand euros)

Long-term variable remuneration item	Settlement instrument	% of variable remuneration under the LTI for the year in question	Number of gross shares	Total amount paid (%) to variable remuneration under the LTI for each year	Unrealised deferred remuneration in gross shares
Payment of long-term remuneration (2015-2018 LTI)	Shares	12 %	8,251	52 %	32,988

3.3 Contributions to pension schemes and other cover

Executive Directors with a contract of employment may be entitled to additional pension benefits beyond those provided to all CaixaBank employees. If they hold a commercial contract, they may be eligible for specific pension schemes equivalent to the complementary pension scheme.

The commitments assumed with Executive Directors may take the form of a defined contribution scheme to cover situations of retirement, disability and death and such directors may also be entitled to defined benefit coverage in the event of disability or death. These commitments are arranged through an insurance contract.

Non-discretionary

With the exception of the mandatory variable-base contributions, the benefit or contribution system for the pension scheme does not qualify as a discretionary benefit system. It must be applied to the person, meaning that the individual will be eligible upon becoming an executive director or otherwise qualifying for a change in their remuneration, whether as a lump sum or an amount linked to their fixed remuneration, depending on the terms of their contract.

The amount of the contributions or the degree of coverage of the benefits: (i) must be pre-defined at the start of the year and clearly set out in the contract; (ii) may not originate from variable parameters; (iii) may not take the form of extraordinary contributions (e.g. bonuses, awards or extraordinary contributions made in the years leading up to retirement or departure); and (iv) must not be related to substantial changes in the terms of retirement (including any changes arising from merger processes or business combinations).

Elimination of duplicate coverage or benefits

The contributions paid to pension schemes shall be less the amount of any contributions made under equivalent instruments or policies that may be established as a result of positions held at Group companies or at other compa-

18

2019 Annual report on the Remuneration

CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
3.3 Contributions to pension schemes and other cover
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV nies on CaixaBank's behalf. This procedure shall also be followed for benefits, which must be adjusted accordingly to avoid any overlap or duplication.

Vesting of rights

Under the pension and benefits scheme for Executive Directors, economic rights will become vested in the event that the professional relationship is terminated or ends before the date the covered contingencies occur, unless that termination is due to disciplinary dismissal declared fair or with just cause, or for any other specific causes explicitly set out in the relevant contract.

Mandatory variable-base contributions

15% of the contributions paid to complementary pension schemes will be considered an on-target amount (while the remaining 85% is treated as a fixed component). This amount is determined following the same principles as for variable remuneration in the form of a bonus (based solely on individual assessment parameters) and is contributed to a discretionary pension benefit scheme.

The contribution shall be considered deferred variable remuneration. Accordingly, the Discretionary Benefits Pension Policy shall contain clauses ensuring that the contribution is explicitly subject to the malus and clawback events described above for variable remuneration. It shall also count towards the relevant limits on the total amount of variable remuneration.

If the executive director leaves the Bank to take up retirement or leaves prematurely for any other reason, the discretionary pension benefits shall be subject to a lock-up period of five years from the date on which the director ceases to provide services at the Bank. During the lock-up period, the Bank shall apply the same requirements in relation to the malus and clawback clauses described above.

The following table shows the accrued remuneration of Executive Directors in 2019 through long-term savings systems.

>> REMUNERATION OF EXECUTIVE DIRECTORS THROUGH LONG-TERM SAVINGS SYSTEMS

(thousand euros)

		Long-term savings system (defined contribution)			
	Position	Fixed component (85 %)	Variable component (15 %)	Coverage for death, permanent disability and severe disability	Total
Gonzalo Gortázar	Chief Executive Officer	425	84	53	562
Total by concept 2019					
Gonzalo Gortázar	Chief Executive Officer	281	54	47	382
Total by concept 2018					

The following table shows contributions in the form of variable remuneration made to the pension system of the Chief Executive Officer during the year now ended.

	Weighting coefficients (%)		
Total contributions made to the pension system in 2019 (I) (thousand euros)	Variable-base contribution (15 %)	Result of individual challenges (II)	Contributions made to the variable-base pension system in 2019 (III=I*15%*II) (thousand euros)
500	75	112%	84

19

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
3.4 Remuneration accrued by Board members as consideration for representing CaixaBank at other companies
3.5 Relationship between variable and fixed components of remuneration in 2019
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

3.4 Remuneration accrued by Board members as consideration for representing CaixaBank at other companies

The following remuneration is payable for seats held on the Boards of Directors of Group companies or of other companies when acting on CaixaBank's behalf, as per the amounts currently set as remuneration payable for representing CaixaBank at other companies (which forms part of the directors' overall fixed remuneration):

>> REMUNERATION FOR POSITIONS HELD AT GROUP COMPANIES AND AT OTHER COMPANIES ON CAIXABANK'S BEHALF

(thousand euros)	Position	Investee	Total
Jordi Gual	Director	Erste Group Bank	71
Jordi Gual	Director	Telefónica, SA	164
Gonzalo Gortázar	Chairman	VidaCaixa, S.A.	500
Gonzalo Gortázar	Director	Banco BPI, S.A.	60
Tomás Muniesa	Deputy Chairman	VidaCaixa, S.A.	435
Tomás Muniesa	Deputy Chairman	SegurCaixa Adeslas	11
Javier Ibarz	Director[1]	VidaCaixa, S.A.	18
Juan Rosell	Director[1]	VidaCaixa, S.A.	16
Total by concept 2019			**1,275**

[1] The terms of office of Mr Ibarz and Mr Rosell on the Board came to an end on 5 April 2019. The remuneration received from VidaCaixa, S.A. is only shown for the period in which they were CaixaBank directors.

3.5 Relationship between variable and fixed components of remuneration in 2019

The following table shows the percentage of variable components (in the form of a bonus) to fixed components of the total remuneration accrued by Executive Directors in 2019.

>> % VARIABLE COMPONENTS IN THE FORM OF A BONUS / FIXED COMPONENTS

(percentage)	Position	%
Gonzalo Gortázar	Chief Executive Officer	33.7



20

2019 Annual report on the Remuneration CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

4. General terms and conditions of contract and terms of the CEO's contract

Below we describe the general terms of the contracts, as well as the specific terms and conditions included in the CEO's contract.

	General terms and conditions	Special terms of the CEO's contract
Type of contract	The type of contract will be determined by the managerial functions (if any) performed by the subject above and beyond those of director, pursuant to the case law of the Supreme Court concerning the so-called "relationship theory".	Commercial contract
Term	In general, contracts shall be drawn up for an indefinite term.	Open-ended contract
Description of duties, dedication, exclusivity and incompatibilities	The contract shall provide a clear description of the duties and responsibilities to be undertaken and the functional location of the subject and to whom he or she reports within the organisational and governance structure of CaixaBank. It must likewise stipulate the duty of exclusive dedication to the Group, without prejudice to other authorised activities in the interests of the CaixaBank Group or occasional teaching activities and participation in conferences or responsibilities at own or family-run businesses, provided these activities do not prevent the director from discharging their duties diligently and loyally at CaixaBank and do not pose a conflict of interest with the Company. Executive Directors will be subject to the legal system governing incompatibilities from serving as director. The contract may also include other permanency obligations that are in CaixaBank's best interests.	The contract shall provide a clear description of the duties and responsibilities and of the obligation to work exclusively for CaixaBank. It contains no permanency conditions and includes provisions to ensure that the contract is consistent with the Remuneration Policy.
Compliance with duties and confidentiality obligation	The contract shall contain certain obligations requiring the director to discharge the duties inherent to the role of director, as well as non-disclosure obligations in respect of the information to which the director becomes privy while holding office.	It also contains clauses regarding compliance with duties, confidentiality and liability coverage.
Civil liability coverage and compensation	Executive Directors and all other directors are named as the insured parties under the civil liability insurance policy taken out for Group directors and managers.	
Post-contractual non-compete undertakings	The contracts will include post-contractual non-compete obligations in relation to financial activities, to remain binding and in effect for no less than one year following the termination of the contract. Unless otherwise justified, consideration for non-compete undertakings shall be set as the sum of all fixed components of remuneration that the executive director received over the term of that undertaking. The amount of the consideration will be divided into equal instalments and paid at regular intervals over the non-compete period. Breach of the post-contractual non-compete undertaking will entitle CaixaBank to seek and obtain compensation from the executive director for a proportional amount of the consideration effectively paid.	The contract contains a post-contractual non-compete undertaking of one year running from termination of contract, covering any direct or indirect activities carried out within the financial sector. Consideration for the non-compete undertaking is set at one year of the fixed components of the director's remuneration and the resulting amount will be reduced by any sums received from Group companies or other companies at which he or she represents CaixaBank as compensation for other post-contractual non-compete undertakings. This compensation shall be paid in 12 equal monthly instalments, the first of which shall be payable at the end of the calendar month in which the director's service contract terminates. If the Chief Executive Officer breaches his post-contractual non-compete undertaking, he shall pay CaixaBank an amount equivalent to one year of his fixed remuneration.

21

2019 Annual report on the Remuneration Early termination clauses Contracts shall set out the situations in which Executive Directors may terminate their contract with the right to compensation . These may include breach of contract on the part of CaixaBank, wrongful or unfair dismissal or a change of control at the Company . Likewise, the contracts must recognise CaixaBank’s right to terminate the contract in the event of breach by the executive director, in which case no compensation will be payable to the director . If the contract is terminated for any reason, CaixaBank may insist that the executive director relinquish any position held or duty discharged at companies in the interests of CaixaBank. The contract shall also include reasonable notice periods, depending on the reason for terminating the contract, and appropriate compensation in the event of breach proportional to the fixed remuneration that would have accrued over the period for which no advance notice was served. The amount of compensation payable for contract termination will be established at all times such that it does not exceed legal limits on the maximum ratio of variable remuneration, as per EBA criteria. Payments for early termination must be based on the results secured over time, and must not compensate poor results or improper conduct. Payments for early termination that qualify as variable remuneration shall be deferred and paid in the manner stipulated for variable remuneration . They shall likewise be subject to the rules described previously in relation to malus and clawback . Aside from the compensation payable under the non - compete clause, the Chief Executive Officer will be entitled to receive compensation amounting to one year of the fixed components of his remuneration if his services contract is terminated for any of the following reasons: (i) unilateral termination by the CEO due to a serious breach by the Company of the obligations set out in the services contract; (ii) unilateral termination by the Company without just cause; (iii) removal from or non - renewal of his position as Board member and of his duties as Chief Executive Officer without just cause; or (iv) acquisition of a controlling stake in the Company by an entity other than “la Caixa” Banking Foundation, or the transfer of all or a relevant part of the Company’s business activities or assets and liabilities to a third party, or its integration within another business group that obtains control of the Company. The resulting amount of compensation must be paid in accordance with the law and the terms of the Remuneration Policy and shall also be reduced by any amounts of compensation received from the companies described in the preceding paragraph. To be eligible for the compensation, the Chief Executive Officer must simultaneously stand down from all posts of representation and management at other Group companies where he is representing the Company and at any external companies at which he may be acting on CaixaBank’s behalf. Meanwhile, the Company may remove the Chief Executive Officer from his post as such and terminate his services contract with just cause in the following situations: (i) any serious and culpable breach of the duties of loyalty, diligence and good faith under which the Chief Executive Officer is bound to discharge his duties at the Group; (ii) where the Chief Executive Officer becomes unfit to hold office as such for reasons attributable to himself; or (iii) any other serious and culpable breach of the obligations assumed under the services contract, or any other organic or service - based relationship that may be established between the Chief Executive Officer and the respective entities at which he represents CaixaBank. If the services contract is terminated with just cause or voluntarily by the Chief Executive Officer for reasons other than those just described, he will not be entitled to the compensation described previously. Payments for cancellation of previous contracts If remuneration packages are agreed in the form of signing bonuses or other forms of compensation or payment for cancelling previous contracts, the arrangement must be in the Company’s long - term interests and will include terms governing withholdings, deferral, performance and clawback consistent with the terms of the Remuneration Policy. Other terms of contract The contracts may contain standard contractual clauses compatible with the Act on the Organisation, Supervision and Solvency of Credit Institutions, the Capital Enterprises Act, other applicable law and regulations and the Remuneration Policy. The contract also contains provisions to ensure that it is consistent with the Remuneration Policy. 1. Governing principles and responsibilities when managing the Remuneration Policy 2. Remuneration of directors in their capacity as such (2019) 3. Remuneration of directors discharging executive functions (2019) 4. General terms and conditions of contract and terms of the CEO’s contract 5. Director Remuneration Policy for 2020 6. Statistical information on remuneration required by the CNMV 22

2019 Annual report on the Remuneration 5. Director Remuneration Policy for 2020 The Annual General Meeting held on 6 April 2017 approved the Remuneration Policy for 2017 through to 2020 (both inclusive), as subsequently amended at the Annual General Meetings held on 6 April 2018 and 5 April 2019 . The Board of Directors deemed it advisable to make a number of amendments to Re - muneration Policy hitherto in effect . However, since the principles and main features of the policy continue to hold true and given that the policy is soon to expire, the decision was made to retain the policy and therefore approve it as the Bank’s new Remuneration Policy for the 2020 - 2022 period (both inclusive) . Therefore, the Board of Directors, at its meeting of 20 February 2020 , resolved to approve the pertinent report form the Remuneration Committee on the new Remuneration Policy, which the Board accepts as valid and pertinent . It also agreed to approve the draft Remuneration Policy for 2020 to 2022 (both inclusive) and to submit it to the General Shareholders’ Meeting for its approval as a separate item on the agenda . If approved, it will supersede and replace the policy approved by shareholders at the General Meeting held on 5 April 2019 . I. REASONS FOR CHANGING THE REMUNERATION POLICY The proposed amendment to the Remuneration Policy approved on 5 April 2019 is warranted for the following reasons : i) To include the remuneration payable to the directors who sit on the new Innovation, Technology and Digital Transformation Committee . ii) To establish the remuneration of the Executive Director for 2020 , which re - mains unchanged versus 2019 , except for an increase in the life insurance premium, for which coverage remains the same but which is set to climb from EUR 52 , 560 to EUR 58 , 366 due to the director’s advancing age . iii) To adjust the weighting of the metrics relating to the corporate challenges for calculating the variable bonus remuneration of the Executive Director for 2020 . A number of further formal changes have bene introduced (i . e . dates, financial years) in order to update the Remuneration Policy to reflect the amendments just described . 5.1. Remuneration of directors in their capacity as such The maximum amount of remuneration payable to all directors, without counting remunera - tion for executive functions (EUR 3 , 925 , 000 ), was set at the 2017 Annual General Meeting and different amounts of remuneration may be payable to each director . Amounts for the current financial year are shown below : (thousand euros) Total - 2020 B ase remuneration of each Board member 90 Additional remuneration of the Board Chairman 1,000 A dditional remuneration of the Coordinating Director 38 Additional remuneration of each member of the Executive Committee 50 Additional remuneration of the Chairman of the Executive Committee 10 Additional remuneration of each member of the Risks Committee 50 Additional remuneration of the Chairman of the Risks Committee 10 Additional remuneration of each member of the Audit and Control Committee 50 Additional remuneration of the Chairman of the Audit and Control Committee 10 Additional remuneration of each member of the Appointments Committee 30 Additional remuneration of the Chairman of the Appointments Committee 6 Additional remuneration of each member of the Remuneration Committee 30 Additional remuneration of the Chairman of the Remuneration Committee 6 Additional remuneration of each member of the Innovation, Technology and Digital Transformation Committee 30 (thousand euros) Total - 2020 Remuneration to be paid in 2020 under the framework of the maximum remuneration approved in 2017 3,925 REMUNERATION FOR BOARD MEMBERSHIP AND MEMBERSHIP OF BOARD COMMITTEES It should also be noted that CaixaBank currently pays the least remuneration to directors in their capacity as such when compared with the main credit institutions operating in Spain. 5.1 Remuneration of directors in their capacity as such 1. Governing principles and responsibilities when managing the Remuneration Policy 2. Remuneration of directors in their capacity as such (2019) 4. General terms and conditions of contract and terms of the CEO’s contract 5 . Director R emuner a - tion Policy for 2020 6. Statistical information on remuneration required by the CNMV 3. Remuneration of directors discharging executive functions (2019) 23

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
5.2 Remuneration of directors discharging executive functions
6. Statistical information on remuneration required by the CNMV

5.2 Remuneration of directors discharging executive functions

5.2.1 Fixed components of remuneration

The amount of the fixed components of remuneration accruable by Executive Directors in 2020 is as follows:

>> FIXED REMUNERATION ACCRUED BY EXECUTIVE DIRECTORS

(thousand euros)

	Position	Wages	Remuneration for board membership	Remuneration for membership of board committees	Remuneration for positions held at group companies	Remuneration for membership of boards outside the group	Total envisioned for 2020
Gonzalo Gortázar	Chief Executive Officer	1,561	90	50	560	0	2,261
Total executive directors							

The fixed components of remuneration of the Chief Executive Officer have seen no increase on 2019.

Executive Directors are also due to accrue the following amounts of remuneration in kind during the year:

:

>> REMUNERATION IN KIND OF EXECUTIVE DIRECTORS

(thousand euros)

	Position	Own and family medical care[1]	Use of car and family home	Other	Total envisioned for 2020
Gonzalo Gortázar	Chief Executive Officer	6			
Total executive directors					

[1] Medical insurance for the Chief Executive Officer, his spouse and all children aged under 25.

5.2.2 Variable components of remuneration

The maximum amount of the variable components of remuneration accruable to Executive Directors in 2020 is as follows:

(thousand euros)

		Target 2020		
	Position	Variable remuneration in the form of a bonus[1]	Other mandatory variable-base contributions[2]	Annual incentives plan subject to vesting[3]
Gonzalo Gortázar	Chief Executive Officer	709	75	200
Total executive directors				

[1] Assuming all requirements are met and the maximum degree of attainment is reached for all indicators (120%), the maximum monetary amount payable in absolute terms would be EUR 850.6 thousand.
[2] 15% of the agreed contributions made to pension plans shall be considered the target amount to which an assessment system shall then be applied in order to determine the relevant quantity (see section 3.3).
[3] Assuming all requirements are met and the maximum degree of attainment is reached for all indicators (120%), the maximum monetary amount payable in absolute terms would be EUR 240 thousand.

24

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
5.2 Remuneration of directors discharging executive functions
6. Statistical information on remuneration required by the CNMV

For 2020, the proposal is to raise the weight of the Core Efficiency Ratio metric from 10% to 15%, while lowering the weight of the Change in Non-performing Assets challenge from 10% to 5%.



>> CORPORATE TARGETS FOR VARIABLE REMUNERATION IN THE FORM OF A BONUS (50%)

Metric[1]	Weighting	Minimum degree of attainment	Maximum degree of attainment
ROTE (Return on Tangible Equity)	10%	80%	120%
CER (Core Efficiency Ratio)[2]	15%	80%	120%
Change in non-performing assets	5%	80%	120%
RAF (Risk Appetite Framework)	10%	80%	120%
Quality[3]	5%	80%	120%
Conduct and compliance[4]	5%	80%	120%

[1]The specific challenges of each indicator are established on the basis of the annual Operating Plan.
[2]Calculated as the ratio between recurring expenses and core income (net interest income, insurance fees and income).
[3]Calculated as a moving average for the past 12 months, comprising experience ratios of each of the businesses, weighted by its contribution to ordinary income.
[4]The indicator includes the result of metrics related to the culture of regulatory compliance and the need to follow proper procedure when completing transactions and to ensure the proper marketing and sale of products and services and the sound management of conflicts of interest.

5.2.3 Contributions to pension schemes and other cover

As explained in section 3.3 above, the Remuneration Policy does not envisage any long-term savings systems for non-executive directors.

>> REMUNERATION OF EXECUTIVE DIRECTORS THROUGH LONG-TERM SAVINGS SYSTEMS

(thousand euros)

		Long-term savings system (defined contribution)			
	Position	Fixed component (85 %)	Variable componet (15 %)[1]	Coverage for death, permanent disability and severe disability	Total envisioned for 2020
Gonzalo Gortázar	Chief Executive Officer	425	86	58	569
Total executive directors					

[1]Information provided on contributions made to the employee pension system (variable remuneration) envisioned for the year in progress. Based on 115% attainment of the individual challenges of the Chief Executive Officer under the 2019 bonus system.

25

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
5.2 Remuneration of directors discharging executive functions
6. Statistical information on remuneration required by the CNMV

5.2.4 Remuneration accrued by Board members as consideration for representing CaixaBank at other companies

The following remuneration is payable for seats held on the Boards of Directors of Group companies or of other companies when acting on CaixaBank's behalf, as per the amounts currently set as remuneration payable for representing CaixaBank at other companies (which forms part of the directors' overall fixed remuneration):

>> REMUNERATION FOR POSITIONS HELD AT GROUP COMPANIES AND AT OTHER COMPANIES ON CAIXABANK'S BEHALF

(thousand euros)

	Position	Investee	Total envisioned for 2020
Gonzalo Gortázar	Chairman	VidaCaixa, S.A.	500
Gonzalo Gortázar	Director	Banco BPI, S.A.	65
Jordi Gual	Director	Erste Group	71
Jordi Gual	Director	Telefónica, SA	160
Tomás Muniesa	Deputy Chairman	VidaCaixa, S.A.	435
Tomás Muniesa	Deputy Chairman	SegurCaixa Adeslas	11
Total by concept - 2020			1,242

>> Remuneration aside from responsibilities as directors

Cristina Garmendia Mendizábal sits on CaixaBank's Private Banking Advisory Committee. Since her appointment to the committee in 2019, she receives remuneration of eight thousand euros, which is not considered significant.

>> RECONCILIATION TABLE TO ENSURE ALIGNMENT WITH THE CNMV'S TEMPLATE REMUNERATION REPORT

Section of the CNMV template	*Included in the statistical annex*	
A. Remuneration policy of the company for the current financial year		
A.1	No	Section 1. under "Remuneration" in relation to the remuneration policy. Section 2. under "Remuneration" in relation to the fixed components of remuneration for directors in their capacity as such. Section 3. under "Remuneration" in relation to the different components of remuneration for directors discharging executive functions. Section 4. under "Remuneration" in relation to the characteristics of contracts entered into with directors discharging executive functions. Section 5. under "Remuneration" in relation to proposed changes in remuneration for 2020 and its quantitative valuation.
A.2	No	Section 5. under "Remuneration" in relation to proposed changes in remuneration for 2020 and its quantitative valuation.
A.3	No	Section 1. under "Remuneration" in relation to the remuneration policy.
A.4	No	Section 1. under "Remuneration" in relation to the remuneration policy.
B. Overall summary of how remuneration policy was applied during the year ended		
B.1	No	Section 1. under "Remuneration"
B.2	No	Sections 1.2, 3.2 and 3.5. under "Remuneration"
B.3	No	Sections 3.2 and 3.5. under "Remuneration"
B.4	Yes	Section 6. under "Remuneration"
B.5	No	Section 2. under "Remuneration"
B.6	No	Section 3.1. under "Remuneration"
B.7	No	Section 3.2. under "Remuneration"
B.8	No	Not applicable
B.9	No	Section 3.3. under "Remuneration"
B.10	No	Not applicable
B.11	No	Section 4. under "Remuneration"
B.12	No	There is no remuneration for this component.
B.13	No	CaixaBank does not currently envisage the assignment of financial facilities as a means of remunerating its directors. Note 41 of the consolidated annual financial statements explains the financing extended to directors and other key office holders.
B.14	No	Section 3.1 under "Remuneration"
B.15	No	Not currently provided
B.16	No	Section 3.4. under "Remuneration"
C. Itemised individual remuneration accrued by each director		
C.	Yes	Section 6. under "Remuneration"
C.1 a) i)	Yes	Section 6. under "Remuneration"
C.1 a) ii)	Yes	Section 6. under "Remuneration"
C.1 a) iii)	Yes	Section 6. under "Remuneration"
C.1 a) iv)	Yes	Section 6. under "Remuneration"
C.1 b) i)	Yes	Section 6. under "Remuneration"
C.1 b) ii)	Yes	Not applicable
C.1 b) iii)	Yes	Not applicable
C.1 b) iv)	Yes	Not applicable
C.1 c)	Yes	Section 6. under "Remuneration"
D. Other information of interest		
D.		

26

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

6. Statistical information on remuneration required by the CNMV

B. Overall summary of how remuneration policy was applied during the year ended

B.4 Report on the result of the consultative vote at the General Shareholders' Meeting on remuneration in the previous year, indicating the number of votes against that may have been cast

	Number	% of total
Votes cast	3,911,773,187	65.39

	Number	% of votes cast
Votes against	254,922,352	6.52
Votes in favour	3,635,533,958	92.94
Abstentions	21,316,877	0.54

C. Itemised individual remunerations accrued by each director

Name	Type	Accrual period – 2019
Marcelino Armenter Vidal	Proprietary Director	17/06/2019 to 31/12/2019
Cristina Garmendia Mendizábal	Independent Director	21/06/2019 to 31/12/2019
Jordi Gual Sole	Proprietary chairman	01/01/2019 to 31/12/2019
Tomás Muniesa Arantegui	Proprietary deputy chairman	01/01/2019 to 31/12/2019
Gonzalo Gortázar Rotaeche	Chief Executive Officer	01/01/2019 to 31/12/2019
Francesc Xavier Vives Torrents	Independent Director	01/01/2019 to 31/12/2019
Fundación Caja Canarias	Proprietary Director	01/01/2019 to 31/12/2019
María Teresa Bassons Boncompte	Proprietary Director	01/01/2019 to 31/12/2019
María Verónica Fisas Verges	Independent Director	01/01/2019 to 31/12/2019
Alejandro García-Bragado Dalmau	Proprietary Director	01/01/2019 to 31/12/2019
Ignacio Garralda Ruiz de Velasco	Proprietary Director	01/01/2019 to 31/12/2019
María Amparo Moraleda Martínez	Independent Director	01/01/2019 to 31/12/2019
John S. Reed	Independent Director	01/01/2019 to 31/12/2019
Eduardo Javier Sanchiz Irazu	Independent Director	01/01/2019 to 31/12/2019
José Serna Masiá	Proprietary Director	01/01/2019 to 31/12/2019
Koro Usarraga Unsain	Independent Director	01/01/2019 to 31/12/2019
Javier Ibarz Alegría	Proprietary Director	01/01/2019 to 05/04/2019
Alain Minc	Independent Director	01/01/2019 to 05/04/2019
Antonio Sainz de Vicuña Barroso	Independent Director	01/01/2019 to 05/04/2019
Juan Rosell Lastortras	Independent Director	01/01/2019 to 05/04/2019



27

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

C.1. Complete the following tables regarding the individual remuneration accrued by each director (including remuneration received for the performance of executive functions) during the year.

a) Remuneration from the reporting company:

i) Remuneration in cash (thousand euros)

Name	Fixed remuneration	Per diem allowances	Remuneration for membership of Board's committees	Salary	Short-term variable remuneration	Long-term variable remuneration	Severance pay	Other grounds	Total – 2019	Total – 2018
Marcelino Armenter Vidal	49		13						62	
Cristina Garmendia Mendizábal	48		13						61	
Jordi Gual Sole	1,090		60						1,150	1,150
Tomás Muniesa Arantegui	90		50						140	529
Gonzalo Gortázar Rotaeche	90		50	1,561	381				2,082	1,950
Francesc Xavier Vives Torrents	128		72						200	178
Fundación Caja Canarias	90		50						140	136
María Teresa Bassons Boncompte	90		30						120	123
María Verónica Fisas Verges	90		72						162	140
Alejandro García-Bragado Dalmau	90		30						120	118
Ignacio Garralda Ruiz De Velasco	90		13						103	136
María Amparo Moraleda Martínez	90		104						194	183
John S. Reed	90		36						126	123
Eduardo Javier Sanchiz Irazu	90		107						197	182
José Serna Masiá	90		50						140	140
Koro Usarraga Unsain	90		107						197	186
Javier Ibarz Alegría	24		13						37	144
Alain Minc	24		23						47	180
Antonio Sainz De Vicuña Barroso	24		28						52	203
Juan Rosell Lastortras	24		8						32	122

28

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

ii) Breakdown of movements of the share-based remuneration systems and gross profit of the consolidated shares or financial instruments.

		Financial instruments at start of 2019		Financial instruments granted in 2019		Consolidated financial instruments in the fiscal year				Instruments matured but not exercised	Financial instruments at end of 2019	
Name	Name of Plan	No. of instruments	No. of equivalent shares	No. of instruments	No. of equivalent shares	No. of instruments	No. of equivalent shares/handed over	Price of the consolidated shares	Net profit from shares handed over or consolidated financial instruments (thousand €)	No. of instruments	No. of instruments	No. of equivalent shares
Marcelino Armenter Vidal	Plan							0.00				
Cristina Garmendia Mendizábal	Plan							0.00				
Jordi Gual Sole	Plan							0.00				
Tomás Muniesa Arantegui	Plan							0.00				
Gonzalo Gortázar Rotaeche	Long-term variable remuneration 1st cycle of CAIP			51,782	51,782			0.00			51,782	51,782
Gonzalo Gortázar Rotaeche	Annual variable remuneration – 2019						135,466	2.81	381			
Francesc Xavier Vives Torrents	Plan							0.00				
Fundación Caja Canarias	Plan							0.00				
María Teresa Bassons Boncompte	Plan							0.00				
María Verónica Fisas Verges	Plan							0.00				
Alejandro García-Bragado Dalmau	Plan							0.00				
Ignacio Garralda Ruiz de Velasco	Plan							0.00				
María Amparo Moraleda Martínez	Plan							0.00				
John S. Reed	Plan							0.00				
Eduardo Javier Sanchiz Irazu	Plan							0.00				
José Serna Masiá	Plan							0.00				
Koro Usarraga Unsain	Plan							0.00				
Javier Ibarz Alegría	Plan							0.00				
Alain Minc	Plan							0.00				
Antonio Sainz de Vicuña Barroso	Plan							0.00				
Juan Rosell Lastortras	Plan							0.00				

29

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remu-neration required by the CNMV

iii) Long-term saving systems

Name	Remuneration from consolidation of rights to savings system
Marcelino Armenter Vidal	
Cristina Garmendia Mendizábal	
Jordi Gual Sole	
Tomás Muniesa Arantegui	
Gonzalo Gortázar Rotaeche	
Francesc Xavier Vives Torrents	
Fundación Caja Canarias	
María Teresa Bassons Boncompte	
María Verónica Fisas Verges	
Alejandro García-Bragado Dalmau	
Ignacio Garralda Ruiz De Velasco	
María Amparo Moraleda Martínez	
John S. Reed	
Eduardo Javier Sanchiz Irazu	
José Serna Masiá	
Koro Usarraga Unsain	
Javier Ibarz Alegría	
Alain Minc	
Antonio Sainz De Vicuña Barroso	
Juan Rosell Lastortras	


CaixaBank

30

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

	Contribution by the company in the year (EUR thousands)				Amount of accumulated funds (thousand €)			
	Saving systems with consolidated economic rights		Saving systems with unconsolidated economic rights		Saving systems with consolidated economic rights		Saving systems with unconsolidated economic rights	
Name	2019	2018	2019	2018	2019	2018	2019	2018
Marcelino Armenter Vidal								
Cristina Garmendia Mendizábal								
Jordi Gual Sole					268	250		
Tomás Muniesa Arantegui		58			1,117	1,001		
Gonzalo Gortázar Rotaeche			509	335	2,513	2,174	1,648	1,123
Francesc Xavier Vives Torrents								
Fundación Caja Canarias								
María Teresa Bassons Boncompte								
María Verónica Fisas Verges								
Alejandro García-Bragado Dalmau								
Ignacio Garralda Ruiz de Velasco								
María Amparo Moraleda Martínez								
John S. Reed								
Eduardo Javier Sanchiz Irazu								
José Serna Masiá								
Koro Usarraga Unsain								
Javier Ibarz Alegría								
Alain Minc								
Antonio Sainz de Vicuña Barroso								
Juan Rosell Lastortras								

31

2019 Annual report on the Remuneration

CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy

2. Remuneration of directors in their capacity as such (2019)

3. Remuneration of directors discharging executive functions (2019)

4. General terms and conditions of contract and terms of the CEO's contract

5. Director Remuneration Policy for 2020

6. Statistical information on remuneration required by the CNMV

iv) Details of other items

Name	Item	Amount remunerated
Marcelino Armenter Vidal	Item	
Cristina Garmendia Mendizábal	Item	
Jordi Gual Sole	Item	
Tomás Muniesa Arantegui	Item	
Gonzalo Gortázar Rotaeche	Life insurance risk premium	53
Gonzalo Gortázar Rotaeche	Medical insurance premium	6
Francesc Xavier Vives Torrents	Item	
Fundación Caja Canarias	Item	
María Teresa Bassons Boncompte	Item	
María Verónica Fisas Verges	Item	
Alejandro García-Bragado Dalmau	Item	
Ignacio Garralda Ruiz de Velasco	Item	
María Amparo Moraleda Martínez	Item	
John S. Reed	Item	
Eduardo Javier Sanchiz Irazu	Item	
José Serna Masiá	Item	
Koro Usarraga Unsain	Item	
Javier Ibarz Alegría	Item	
Alain Minc	Item	
Antonio Sainz de Vicuña Barroso	Item	
Juan Rosell Lastortras	Item	



32

2019 Annual report on the Remuneration 1. Governing principles and responsibilities when managing the Remuneration Policy 2. Remuneration of directors in their capacity as such (2019) 3. Remuneration of directors discharging executive functions (2019) 4. General terms and conditions of contract and terms of the CEO’s contract 5. Director Remuneration Policy for 2020 6. S tatistical information on remu - neration required by the CNMV Name Fixed remuneration Marcelino Armenter Vidal Cristina Garmendia Mendizábal Jordi Gual Sole Tomás Muniesa Arantegui 435 Gonzalo Gortázar Rotaeche 560 Francesc Xavier Vives Torrents Fundación Caja Canarias María Teresa Bassons Boncompte María Verónica Fisas Verges Alejandro García - Bragado Dalmau Ignacio Garralda Ruiz de Velasco María Amparo Moraleda Martínez John S. Reed Eduardo Javier Sanchiz Irazu José Serna Masiá Koro Usarraga Unsain Javier Ibarz Alegría 18 Alain Minc Antonio Sainz de Vicuña Barroso Juan Rosell Lastortras 16 b) Remuneration of the company directors for seats on the boards of other group companies: i) Remuneration in cash (thousand euros) 33

2019 Annual report on the Remuneration

CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy

2. Remuneration of directors in their capacity as such (2019)

3. Remuneration of directors discharging executive functions (2019)

4. General terms and conditions of contract and terms of the CEO's contract

5. Director Remuneration Policy for 2020

6. Statistical information on remuneration required by the CNMV

ii) Breakdown of movements of the share-based remuneration systems and gross profit of the consolidated shares or financial instruments.

		Financial instruments at start of 2019		Financial instruments granted in 2019		Consolidated financial instruments in the fiscal year				Instruments matured but not exercised	Financial instruments at end of 2019	
Name	Name of Plan	No. of instruments	No. of equivalent shares	No. of instruments	No. of equivalent shares	No. of instruments	No. of equivalent shares/handed over	Price of the consolidated shares	Net profit from shares handed over or consolidated financial instruments (thousand €)	No. of instruments	No. of instruments	No. of instruments
Marcelino Armenter Vidal	Plan							0.00				
Cristina Garmendia Mendizábal	Plan							0.00				
Jordi Gual Sole	Plan							0.00				
Tomás Muniesa Arantegui	Plan							0.00				
Gonzalo Gortázar Rotaeche	Plan							0.00				
Francesc Xavier Vives Torrents	Plan							0.00				
Fundación Caja Canarias	Plan							0.00				
María Teresa Bassons Boncompte	Plan							0.00				
María Verónica Fisas Verges	Plan							0.00				
Alejandro García-Bragado Dalmau	Plan							0.00				
Ignacio Garralda Ruiz de Velasco	Plan							0.00				
María Amparo Moraleda Martínez	Plan							0.00				
John S. Reed	Plan							0.00				
Eduardo Javier Sanchiz Irazu	Plan							0.00				
José Serna Masiá	Plan							0.00				
Koro Usarraga Unsain	Plan							0.00				
Javier Ibarz Alegría	Plan							0.00				
Alain Minc	Plan							0.00				
Antonio Sainz de Vicuña Barroso	Plan							0.00				
Juan Rosell Lastortras	Plan							0.00				

34

2019 Annual report on the Remuneration

CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy

2. Remuneration of directors in their capacity as such (2019)

3. Remuneration of directors discharging executive functions (2019)

4. General terms and conditions of contract and terms of the CEO's contract

5. Director Remuneration Policy for 2020

6. Statistical information on remuneration required by the CNMV

iii) Long-term saving systems

Name	Remuneration from consolidation of rights to savings system
Marcelino Armenter Vidal	
Cristina Garmendia Mendizábal	
Jordi Gual Sole	
Tomás Muniesa Arantegui	
Gonzalo Gortázar Rotaeche	
Francesc Xavier Vives Torrents	
Fundación Caja Canarias	
María Teresa Bassons Boncompte	
María Verónica Fisas Verges	
Alejandro García-Bragado Dalmau	
Ignacio Garralda Ruiz de Velasco	
María Amparo Moraleda Martínez	
John S. Reed	
Eduardo Javier Sanchiz Irazu	
José Serna Masiá	
Koro Usarraga Unsain	
Javier Ibarz Alegría	
Alain Minc	
Antonio Sainz de Vicuña Barroso	
Juan Rosell Lastortras	


Corporate information
Who we are

35

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

	Contribution by the company in the year (EUR thousands)				Amount of accumulated funds (thousand €)			
	Saving systems with consolidated economic rights		Saving systems with unconsolidated economic rights		Saving systems with consolidated economic rights		Saving systems with unconsolidated economic rights	
Name	2019	2018	2019	2018	2019	2018	2019	2018
Marcelino Armenter Vidal								
Cristina Garmendia Mendizábal								
Jordi Gual Sole								
Tomás Muniesa Arantegui								
Gonzalo Gortázar Rotaeche								
Francesc Xavier Vives Torrents								
Fundación Caja Canarias								
María Teresa Bassons Boncompte								
María Verónica Fisas Verges								
Alejandro García-Bragado Dalmau								
Ignacio Garralda Ruiz de Velasco								
María Amparo Moraleda Martínez								
John S. Reed								
Eduardo Javier Sanchiz Irazu								
José Serna Masiá								
Koro Usarraga Unsain								
Javier Ibarz Alegría								
Alain Minc								
Antonio Sainz de Vicuña Barroso								
Juan Rosell Lastortras								

36

2019 Annual report on the Remuneration
CaixaBank

1. Governing principles and responsibilities when managing the Remuneration Policy
2. Remuneration of directors in their capacity as such (2019)
3. Remuneration of directors discharging executive functions (2019)
4. General terms and conditions of contract and terms of the CEO's contract
5. Director Remuneration Policy for 2020
6. Statistical information on remuneration required by the CNMV

iv) Details of other items

Name	Item	Amount remunerated
Marcelino Armenter Vidal	Item	
Cristina Garmendia Mendizábal	Item	
Jordi Gual Sole	Item	
Tomás Muniesa Arantegui	Item	
Gonzalo Gortázar Rotaeche	Item	
Francesc Xavier Vives Torrents	Item	
Fundación Caja Canarias	Item	
María Teresa Bassons Boncompte	Item	
María Verónica Fisas Verges	Item	
Alejandro García-Bragado Dalmau	Item	
Ignacio Garralda Ruiz de Velasco	Item	
María Amparo Moraleda Martínez	Item	
John S. Reed	Item	
Eduardo Javier Sanchiz Irazu	Item	
José Serna Masiá	Item	
Koro Usarraga Unsain	Item	
Javier Ibarz Alegría	Item	
Alain Minc	Item	
Antonio Sainz de Vicuña Barroso	Item	
Juan Rosell Lastortras	Item	



37

2019 Annual report on the Remuneration 1. Governing principles and responsibilities when managing the Remuneration Policy 2. Remuneration of directors in their capacity as such (2019) 3. Remuneration of directors discharging executive functions (2019) 4. General terms and conditions of contract and terms of the CEO’s contract 5. Director Remuneration Policy for 2020 6. S tatistical information on remu - neration required by the CNMV c) Summary of remuneration (in thousand €): The summary should include amounts for all remuneration components referred to in this report accrued by the Director, in thousands of euros. Remuneration earned at the company Name Total cash remuneration Marcelino Armenter Vidal 62 Cristina Garmendia Mendizábal 61 Jordi Gual Sole 1,150 Tomás Muniesa Arantegui 140 Gonzalo Gortázar Rotaeche 2,082 Francesc Xavier Vives Torrents 200 Fundación Caja Canarias 140 María Teresa Bassons Boncompte 120 María Verónica Fisas Verges 162 Alejandro García - Bragado Dalmau 120 I gnacio Garralda Ruiz De Velasco 103 María Amparo Moraleda Martínez 194 John S. Reed 126 Eduardo Javier Sanchiz Irazu 197 José Serna Masiá 140 Koro Usarraga Unsain 197 Javier Ibarz Alegría 37 Alain Minc 47 Antonio Sainz de Vicuña Barroso 52 Juan Rosell Lastortras 32 Total 5,362 D. Other information of interest 20/02/2020 This annual remuneration report has been approved State if any directors have voted against or abstained by the company’s Board of Directors, in its meeting on: from approving this report. Y es No The English version is a translation of the original in Spanish and is provided for information purposes only. In case of discrepancy, the original version in Spanish shall prevail. 38

ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES

ISSUER IDENTIFICATION

Year-end date:	31/12/2019

Tax Identification No. [C.I.F.]:	A-08663619

Company Name:

CAIXABANK, S.A.

Registered Office:

CL. PINTOR SOROLLA N.2-4 (VALENCIA)

1 / 23

ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES

B.	OVERALL SUMMARY OF HOW REMUNERATION POLICY WAS APPLIED DURING THE YEAR ENDED

B.4.	Report on the result of the consultative vote at the General Shareholders’ Meeting on remuneration in the previous year, indicating the number of votes against that may have been cast

	Number	% of total
Votes cast	3,911,773,187	65.39

	Number	% cast
Votes against	254,922,352	6.52
Votes in favour	3,635,533,958	92.94
Abstentions	21,316,877	0.54

2 / 23

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES C. ITEMISED INDIVIDUAL REMUNERATIONS ACCRUED BY EACH DIRECTOR Name Type Period of accrual – 2019 MARCELINO ARMENTER VIDAL Proprietary Director 17/06/2019 to 31/12/2019 CRISTINA GARMENDIA MENDIZÁBAL Independent Director 21/06/2019 to 31/12/2019 JORDI GUAL SOLE Proprietary chairman 01/01/2019 to 31/12/2019 TOMÁS MUNIESA ARANTEGUI Proprietary deputy chairman 01/01/2019 to 31/12/2019 GONZALO GORTÁZAR ROTAECHE Chief Executive Officer 01/01/2019 to 31/12/2019 FRANCESC XAVIER VIVES TORRENTS Independent Director 01/01/2019 to 31/12/2019 FUNDACIÓN CAJA CANARIAS Proprietary Director 01/01/2019 to 31/12/2019 MARÍA TERESA BASSONS BONCOMPTE Proprietary Director 01/01/2019 to 31/12/2019 MARÍA VERÓNICA FISAS VERGES Independent Director 01/01/2019 to 31/12/2019 ALEJANDRO GARCÍA - BRAGADO DALMAU Proprietary Director 01/01/2019 to 31/12/2019 IGNACIO GARRALDA RUIZ DE VELASCO Proprietary Director 01/01/2019 to 31/12/2019 MARÍA AMPARO MORALEDA MARTÍNEZ Independent Director 01/01/2019 to 31/12/2019 JOHN S. REED Independent Director 01/01/2019 to 31/12/2019 EDUARDO JAVIER SANCHIZ IRAZU Independent Director 01/01/2019 to 31/12/2019 JOSÉ SERNA MASIÁ Proprietary Director 01/01/2019 to 31/12/2019 KORO USARRAGA UNSAIN Independent Director 01/01/2019 to 31/12/2019 JAVIER IBARZ ALEGRÍA Proprietary Director 01/01/2019 to 05/04/2019 ALAIN MINC Independent Director 01/01/2019 to 05/04/2019 3 / 23

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES 4 / 23 ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES Name Type Period of accrual – 2019 ANTONIO SAINZ DE VICUÑA BARROSO Independent Director 01/01/2019 to 05/04/2019 JUAN ROSELL LASTORTRAS Independent Director 01/01/2019 to 05/04/2019 1. Complete the following tables regarding the individual remuneration accrued by each director (including remuneration received for the performance of executive functions) during the year. a) Remuneration from the reporting company: i) Remuneration in cash (thousand euros) Name Fixed r e munerat i on Per diem al l owa n c es Remuneration for membership of Board's committees S alary Short - term variable r e munerat i on Long - term variable r e munerat i on Severance pay Other grounds Total – 2019 Total – 2018 MARCELINO ARMENTER VIDAL 49 13 62 CRISTINA GARMENDIA MENDIZÁBAL 48 13 61 JORDI GUAL SOLE 1 ,090 60 1 , 1 5 0 1 , 1 5 0 TOMÁS MUNIESA ARANTEGUI 90 50 1 40 5 29 GONZALO GORTÁZAR ROTAECHE 90 50 1 , 5 6 1 3 81 2,082 1 ,9 5 0 FRANCESC XAVIER VIVES TORRENTS 1 28 72 200 1 78 FUNDACIÓN CAJA CANARIAS 90 50 1 40 1 3 6 MARÍA TERESA BASSONS BONCOMPTE 90 30 1 20 1 23 MARÍA VERÓNICA FISAS VERGES 90 72 1 62 1 40 ALEJANDRO GARCÍA - BRAGADO DALMAU 90 30 1 20 118 IGNACIO GARRALDA RUIZ DE VELASCO 90 13 1 0 3 1 3 6 MARÍA AMPARO MORALEDA MARTÍNEZ 90 1 04 1 94 1 83 JOHN S. REED 90 36 1 26 1 23 EDUARDO JAVIER SANCHIZ IRAZU 90 1 07 1 97 1 82 JOSÉ SERNA MASIÁ 90 50 1 40 1 40 KORO USARRAGA UNSAIN 90 1 07 1 97 1 86

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES 5 / 23 ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES Name Fixed r e munerat i on Per diem al l owa n c es Remuneration for membership of Board's committees Salary Short - term variable r e munerat i on Long - term variable r e munerat i on Severance pay Other grounds Total – 2019 Total – 2018 JAVIER IBARZ ALEGRÍA 24 13 37 1 44 ALAIN MINC 24 23 47 1 80 ANTONIO SAINZ DE VICUÑA BARROSO 24 28 52 203 JUAN ROSELL LASTORTRAS 24 8 32 1 22 ii) Table of changes in share - based remuneration schemes and gross profit from consolidated shares or financial instruments Name Name of Plan Financial instruments at start of 2019 Financial instruments granted in 2019 Financial instruments consolidated during the year Instruments matured but not exercised Financial instruments at end of 2019 No. of instruments No. of equivalent shares No. of instruments No. of equivalent shares No. of instruments No. of equivalent shares/handed over Price of the c onsol i dated shares Net profit from shares handed over or consolidated financial instruments (thousand €) No. of instruments No. of instruments No. of equivalent shares MARCELINO ARMENTER VIDAL Plan 0.00 CRISTINA GARMENDIA MENDIZÁBAL Plan 0.00 JORDI GUAL SOLE Plan 0.00 TOMÁS MUNIESA ARANTEGUI Plan 0.00 GONZALO GORTÁZAR ROTAECHE Long - term variable remuneration, 1st cycle of CAIP 51,782 51,782 0.00 51,782 51,782

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES

ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES

Name	Name of Plan	Financial instruments at start of 2019		Financial instruments granted in 2019		Financial instruments consolidated during the year				Instruments matured but not exercised	Financial instruments at end of 2019	
		No. of instruments	No. of equivalent shares	No. of instruments	No. of equivalent shares	No. of instruments	No. of equivalent shares/handed over	Price of the consolidated shares	Net profit from shares handed over or consolidated financial instruments (thousand €)	No. of instruments	No. of instruments	No. of equivalent shares
GONZALO GORTÁZAR ROTAECHE	Annual variable remuneration – 2019						135,466	2.81	381			
FRANCESC XAVIER VIVES TORRENTS	Plan							0.00				
FUNDACIÓN CAJA CANARIAS	Plan							0.00				
MARÍA TERESA BASSONS BONCOMPTE	Plan							0.00				
MARÍA VERÓNICA FISAS VERGES	Plan							0.00				
ALEJANDRO GARCÍA-BRAGADO DALMAU	Plan							0.00				
IGNACIO GARRALDA RUIZ DE VELASCO	Plan							0.00				
MARÍA AMPARO MORALEDA MARTÍNEZ	Plan							0.00				
JOHN S. REED	Plan							0.00				
EDUARDO JAVIER SANCHIZ IRAZU	Plan							0.00				

6 / 23

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES 7 / 23 ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES Name Name of Plan Financial instruments at start of 2019 Financial instruments granted in 2019 Financial instruments consolidated during the year Instruments matured but not exercised Financial instruments at end of 2019 No. of instruments No. of equivalent shares No. of instruments No. of equivalent shares No. of instruments No. of equivalent shares/handed over Price of the c onsol i dated shares Net profit from shares handed over or consolidated financial instruments (thousand €) No. of instruments No. of instruments No. of equivalent shares JOSÉ SERNA MASIÁ Plan 0.00 KORO USARRAGA UNSAIN Plan 0.00 JAVIER IBARZ ALEGRÍA Plan 0.00 ALAIN MINC Plan 0.00 ANTONIO SAINZ DE VICUÑA BARROSO Plan 0.00 JUAN ROSELL LASTORTRAS Plan 0.00 iii) Long - term saving systems Name Remuneration from consolidation of rights to savings system MARCELINO ARMENTER VIDAL CRISTINA GARMENDIA MENDIZÁBAL JORDI GUAL SOLE TOMÁS MUNIESA ARANTEGUI GONZALO GORTÁZAR ROTAECHE

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES 8 / 23 ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES Name Remuneration from consolidation of rights to savings system FRANCESC XAVIER VIVES TORRENTS FUNDACIÓN CAJA CANARIAS MARÍA TERESA BASSONS BONCOMPTE MARÍA VERÓNICA FISAS VERGES ALEJANDRO GARCÍA - BRAGADO DALMAU IGNACIO GARRALDA RUIZ DE VELASCO MARÍA AMPARO MORALEDA MARTÍNEZ JOHN S. REED EDUARDO JAVIER SANCHIZ IRAZU JOSÉ SERNA MASIÁ KORO USARRAGA UNSAIN JAVIER IBARZ ALEGRÍA ALAIN MINC ANTONIO SAINZ DE VICUÑA BARROSO JUAN ROSELL LASTORTRAS Contribution over the year from the company ( thousand € ) Amount of accumulated funds (thousand €) Name Saving systems with consolidated economic rights Saving systems with unconsolidated economic rights Saving systems with consolidated economic rights Saving systems with unconsolidated economic rights 2019 2018 2019 2018 2019 2018 2019 2018 MARCELINO ARMENTER VIDAL

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES 9 / 23 ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES Contribution over the year from the company ( thousand € ) Amount of accumulated funds (thousand €) Name Saving systems with consolidated economic rights Saving systems with unconsolidated economic rights Saving systems with consolidated economic rights Saving systems with unconsolidated economic rights 2019 2018 2019 2018 2019 2018 2019 2018 CRISTINA GARMENDIA MENDIZÁBAL JORDI GUAL SOLE 268 2 5 0 TOMÁS MUNIESA ARANTEGUI 58 1 , 11 7 1 ,0 0 1 GONZALO GORTÁZAR ROTAECHE 5 09 3 3 5 2, 5 1 3 2, 1 74 1 ,648 1 , 1 23 FRANCESC XAVIER VIVES TORRENTS FUNDACIÓN CAJACANARIAS MARÍA TERESA BASSONS BONCOMPTE MARÍA VERÓNICA FISAS VERGES ALEJANDRO GARCÍA - BRAGADO DALMAU IGNACIO GARRALDA RUIZ DE VELASCO MARÍA AMPARO MORALEDA MARTÍNEZ JOHN S. REED

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES

ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES

Name	Contribution over the year from the company (thousand €)				Amount of accumulated funds (thousand €)			
	Saving systems with consolidated economic rights		Saving systems with unconsolidated economic rights		Saving systems with consolidated economic rights		Saving systems with unconsolidated economic rights	
	2019	2018	2019	2018	2019	2018	2019	2018
EDUARDO JAVIER SANCHIZ IRAZU								
JOSÉ SERNA MASIÁ								
KORO USARRAGA UNSAIN								
JAVIER IBARZ ALEGRÍA								
ALAIN MINC								
ANTONIO SAINZ DE VICUÑA BARROSO								
JUAN ROSELL LASTORTRAS								

iv) Details of other items

Name	Item	Amount remunerated
MARCELINO ARMENTER VIDAL	Item	
CRISTINA GARMENDIA MENDIZÁBAL	Item	
JORDI GUAL SOLE	Item	
TOMÁS MUNIESA ARANTEGUI	Item	
GONZALO GORTÁZAR ROTAECHE	Life insurance risk premium	53

10 / 23

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES 11 / 23 ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES Name Item Amount remunerated GONZALO GORTÁZAR ROTAECHE Medical insurance premium 6 FRANCESC XAVIER VIVES TORRENTS Item FUNDACIÓN CAJA CANARIAS Item MARÍA TERESA BASSONS BONCOMPTE Item MARÍA VERÓNICA FISAS VERGES Item ALEJANDRO GARCÍA - BRAGADO DALMAU Item IGNACIO GARRALDA RUIZ DE VELASCO Item MARÍA AMPARO MORALEDA MARTÍNEZ Item JOHN S. REED Item EDUARDO JAVIER SANCHIZ IRAZU Item JOSÉ SERNA MASIÁ Item KORO USARRAGA UNSAIN Item JAVIER IBARZ ALEGRÍA Item ALAIN MINC Item ANTONIO SAINZ DE VICUÑA BARROSO Item JUAN ROSELL LASTORTRAS Item

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES 12 / 23 ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES b) Remuneration of the company directors for seats on the boards of other group companies: i) Remuneration in cash (thousand euros) Name Fixed r e munerat i on Per diem al l owa n c es Remuneration for membership of Board's Salary Short - term variable r e munerat i on Long - term variable r e munerat i on Severance pay Other grounds Total – 2019 Total – 2018 MARCELINO ARMENTER VIDAL CRISTINA GARMENDIA MENDIZÁBAL JORDI GUAL SOLE TOMÁS MUNIESA ARANTEGUI 4 3 5 4 3 5 4 3 3 GONZALO GORTÁZAR ROTAECHE 5 60 5 60 5 65 FRANCESC XAVIER VIVES TORRENTS FUNDACIÓN CAJA CANARIAS MARÍA TERESA BASSONS BONCOMPTE MARÍA VERÓNICA FISAS VERGES ALEJANDRO GARCÍA - BRAGADO DALMAU IGNACIO GARRALDA RUIZ DE VELASCO MARÍA AMPARO MORALEDA MARTÍNEZ JOHN S. REED EDUARDO JAVIER SANCHIZ IRAZU JOSÉ SERNA MASIÁ KORO USARRAGA UNSAIN JAVIER IBARZ ALEGRÍA 18 18 73

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES 13 / 23 ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES Name Fixed r e munerat i on Per diem al l owa n c es Remuneration for membership of Board's Salary Short - term variable r e munerat i on Long - term variable r e munerat i on Severance pay Other grounds Total – 2019 Total – 2018 ALAIN MINC ANTONIO SAINZ DE VICUÑA BARROSO

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES

ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES

Name	Fixed remuneration	Per diem allowances	Remuneration for membership of Board's	Salary	Short-term variable remuneration	Long-term variable remuneration	Severance pay	Other grounds	Total – 2019	Total – 2018
JUAN ROSELL LASTORTRAS	16								16	68

ii) Table of changes in share-based remuneration schemes and gross profit from consolidated shares or financial instruments

Name	Name of Plan	Financial instruments at start of 2019		Financial instruments granted in 2019		Financial instruments consolidated during the year				Instruments matured but not exercised	Financial instruments at end of 2019	
		No. of instruments	No. of equivalent shares	No. of instruments	No. of equivalent shares	No. of instruments	No. of equivalent shares/handed over	Price of the consolidated shares	Net profit from shares handed over or consolidated financial instruments (thousand €)	No. of instruments	No. of instruments	No. of equivalent shares
MARCELINO ARMENTER VIDAL	Plan							0.00				
CRISTINA GARMENDIA MENDIZÁBAL	Plan							0.00				
JORDI GUAL SOLE	Plan							0.00				

14 / 23

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES 15 / 23 ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES Name Name of Plan Financial instruments at start of 2019 Financial instruments granted in 2019 Financial instruments consolidated during the year Instruments matured but not exercised Financial instruments at end of 2019 No. of instruments No. of equivalent shares No. of instruments No. of equivalent shares No. of instruments No. of equivalent shares/handed over Price of the c onsol i dated shares Net profit from shares handed over or consolidated financial instruments (thousand €) No. of instruments No. of instruments No. of equivalent shares TOMÁS MUNIESA ARANTEGUI Plan 0.00 GONZALO G O RTÁ Z AR ROTAEC H E Plan 0.00 FRANCESC XAVIER VIVES TORRENTS Plan 0.00 FUNDACIÓN CAJA CANARIAS Plan 0.00 MARÍA TERESA BASSONS BO N CO MP TE Plan 0.00 MARÍA VERÓNICA FISAS VERGES Plan 0.00

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES 16 / 23 ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES Name Name of Plan Financial instruments at start of 2019 Financial instruments granted in 2019 Financial instruments consolidated during the year Instruments matured but not exercised Financial instruments at end of 2019 No. of instruments No. of equivalent shares No. of instruments No. of equivalent shares No. of instruments No. of equivalent shares/handed over Price of the c onsol i dated shares Net profit from shares handed over or consolidated financial instruments (thousand €) No. of instruments No. of instruments No. of equivalent shares ALEJANDRO GARCÍA - BRAGADO DALMAU Plan 0.00 IGNACIO GARRALDA RUIZ DE VELASCO Plan 0.00 MARÍA AMPARO M ORALEDA MARTÍNEZ Plan 0.00 JOHN S. REED Plan 0.00 EDUARDO JAVIER SANCHIZ IRAZU Plan 0.00 JOSÉ SERNA MASIÁ Plan 0.00 KORO USARRAGA UNSAIN Plan 0.00

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES 17 / 23 ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES Name Name of Plan Financial instruments at start of 2019 Financial instruments granted in 2019 Financial instruments consolidated during the year Instruments matured but not exercised Financial instruments at end of 2019 No. of instruments No. of equivalent shares No. of instruments No. of equivalent shares No. of instruments No. of equivalent shares/handed over Price of the c onsol i dated shares Net profit from shares handed over or consolidated financial instruments (thousand €) No. of instruments No. of instruments No. of equivalent shares JAVIER IBARZ ALEGRÍA Plan 0.00 ALAIN MINC Plan 0.00 ANTONIO SAINZ DE VICUÑA BARROSO Plan 0.00 JUAN ROSELL LASTORTRAS Plan 0.00 iii) Long - term saving systems Name Remuneration from consolidation of rights to savings system MARCELINO ARMENTER VIDAL CRISTINA GARMENDIA MENDIZÁBAL JORDI GUAL SOLE

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES 18 / 23 ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES Name Remuneration from consolidation of rights to savings system TOMÁS MUNIESA ARANTEGUI GONZALO GORTÁZAR ROTAECHE FRANCESC XAVIER VIVES TORRENTS FUNDACIÓN CAJACANARIAS MARÍA TERESA BASSONS BONCOMPTE MARÍA VERÓNICA FISAS VERGES ALEJANDRO GARCÍA - BRAGADO DALMAU IGNACIO GARRALDA RUIZ DE VELASCO MARÍA AMPARO MORALEDA MARTÍNEZ JOHN S. REED EDUARDO JAVIER SANCHIZ IRAZU JOSÉ SERNA MASIÁ KORO USARRAGA UNSAIN JAVIER IBARZ ALEGRÍA ALAIN MINC ANTONIO SAINZ DE VICUÑA BARROSO JUAN ROSELL LASTORTRAS

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES

ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES

	Contribution over the year from the company (thousand €)				Amount of accumulated funds (thousand €)			
Name	Saving systems with consolidated economic rights		Saving systems with unconsolidated economic rights		Saving systems with consolidated economic rights		Saving systems with unconsolidated economic rights	
	2019	2018	2019	2018	2019	2018	2019	2018
MARCELINO ARMENTER VIDAL								
CRISTINA GARMENDIA MENDIZÁBAL								
JORDI GUAL SOLE								
TOMÁS MUNIESA ARANTEGUI								
GONZALO GORTÁZAR ROTAECHE								
FRANCESC XAVIER VIVES TORRENTS								
FUNDACIÓN CAJA CANARIAS								
MARÍA TERESA BASSONS BONCOMPTE								
MARÍA VERÓNICA FISAS VERGES								
ALEJANDRO GARCÍA-BRAGADO DALMAU								
IGNACIO GARRALDA RUIZ DE VELASCO								

19 / 23

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES

ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES

Name	Contribution over the year from the company (thousand €)				Amount of accumulated funds (thousand €)			
	Saving systems with consolidated economic rights		Saving systems with unconsolidated economic rights		Saving systems with consolidated economic rights		Saving systems with unconsolidated economic rights	
	2019	2018	2019	2018	2019	2018	2019	2018
MARÍA AMPARO MORALEDA MARTÍNEZ								
JOHN S. REED								
EDUARDO JAVIER SANCHIZ IRAZU								
JOSÉ SERNA MASIÁ								
KORO USARRAGA UNSAIN								
JAVIER IBARZ ALEGRÍA								
ALAIN MINC								
ANTONIO SAINZ DE VICUÑA BARROSO								
JUAN ROSELL LASTORTRAS								

iv) Details of other items

Name	Item	Amount remunerated
MARCELINO ARMENTER VIDAL	Item	
CRISTINA GARMENDIA MENDIZÁBAL	Item	
JORDI GUAL SOLE	Item	

20 / 23

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES
ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES

Name	Item	Amount remunerated
TOMÁS MUNIESA ARANTEGUI	Item	
GONZALO GORTÁZAR ROTAECHE	Item	
FRANCESC XAVIER VIVES TORRENTS	Item	
FUNDACIÓN CAJA CANARIAS	Item	
MARÍA TERESA BASSONS BONCOMPTE	Item	
MARÍA VERÓNICA FISAS VERGES	Item	
ALEJANDRO GARCÍA-BRAGADO DALMAU	Item	
IGNACIO GARRALDA RUIZ DE VELASCO	Item	
MARÍA AMPARO MORALEDA MARTÍNEZ	Item	
JOHN S. REED	Item	
EDUARDO JAVIER SANCHIZ IRAZU	Item	
JOSÉ SERNA MASIÁ	Item	
KORO USARRAGA UNSAIN	Item	
JAVIER IBARZ ALEGRÍA	Item	
ALAIN MINC	Item	
ANTONIO SAINZ DE VICUÑA BARROSO	Item	
JUAN ROSELL LASTORTRAS	Item	

21 / 23

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES 22 / 23 ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES c) Summary of remunerations (thousand €): This should include a summary of the amounts corresponding to all the remuneration items included in this report that have accrued to each director (thousand €) . Remuneration accrued in the company Remuneration accrued in group companies Name Total cash r e munerat i on Gross profit of c onsol i dated shares or financial instruments Remunerat i on under saving systems Remunerat i on for other items Total FY2019 company Total cash r e munerat i on Gross profit of c onsol i dated shares or financial instruments Remunerat i on under savings systems Remunerat i on for other items Total – 2019 group MARCELINO ARMENTER VIDAL 62 62 CRISTINA GARMENDIA MENDIZÁBAL 61 61 JORDI GUAL SOLE 1 , 1 5 0 1 , 1 5 0 TOMÁS MUNIESA ARANTEGUI 1 40 1 40 4 3 5 4 3 5 GONZALO GORTÁZAR ROTAECHE 2,082 3 81 59 2, 5 22 5 60 5 60 FRANCESC XAVIER VIVES TORRENTS 200 200 FUNDACIÓN CAJACANARIAS 1 40 1 40 MARÍA TERESA BASSONS BONCOMPTE 1 20 1 20 MARÍA VERÓNICA FISAS VERGES 1 62 1 62 ALEJANDRO GARCÍA - BRAGADO DALMAU 1 20 1 20 IGNACIO GARRALDA RUIZ DE VELASCO 1 0 3 1 0 3 MARÍA AMPARO MORALEDA MARTÍNEZ 1 94 1 94 JOHN S. REED 1 26 1 26 EDUARDO JAVIER SANCHIZ IRAZU 1 97 1 97 JOSÉ SERNA MASIÁ 1 40 1 40

CNMV COMISIÓN NACIONAL DEL MERCADO DE VALORES 23 / 23 ANNUAL REPORT ON REMUNERATION OF DIRECTORS OF LISTED COMPANIES Remuneration accrued in the company Remuneration accrued in group companies Name Total cash r e munerat i on Gross profit of c onsol i dated shares or financial instruments Remunerat i on under saving systems Remunerat i on for other items Total FY2019 company Total cash r e munerat i on Gross profit of c onsol i dated shares or financial instruments Remunerat i on under savings systems Remunerat i on for other items Total – 2019 group KORO USARRAGA UNSAIN 1 97 1 97 JAVIER IBARZ ALEGRÍA 37 37 18 18 ALAIN MINC 47 47 ANTONIO SAINZ DE VICUÑA BARROSO 52 52 JUAN ROSELL LASTORTRAS 32 32 16 16 TOTAL 5 , 3 62 3 81 59 5 ,802 1 ,029 1 ,029

D.	OTHER INFORMATION OF INTEREST

This annual remuneration report has been approved by the Board of Directors of the company on:

20/02/2020

State whether any directors have voted against or abstained from approving this report.

[    ] Yes

[ ✓ ] No

24 / 23

COMPLEMENTARY INFORMATION

1.	PERSONS RESPONSIBLE, THIRD PARTY INFORMATION, EXPERTS’ REPORTS AND COMPETENT AUTHORITY APPROVAL

1.1.	Persons responsible for the content of the Universal Registration Document

Matthias Bulach, Head of Financing Accounting, Control and Capital, for and on behalf of CAIXABANK, S.A., by virtue of the resolution adopted by the Board of Directors on 26 March 2020, assumes responsibility for the content of this universal registration document (the “Universal Registration Document”), the content of which is in line with Annex II of Regulation (EU) 2017/1129 of the European Parliament and of the Council and Annexes 1 and 2 of Commission Delegated Regulation (EU) 2019/980.

1.2.	Statement of responsibility of the Universal Registration Document

Matthias Bulach, for and on behalf of CAIXABANK, declares that the information contained in this Universal Registration Document is, to the best of his knowledge, accurate and truthful and does not omit anything likely to affect its import.

1.3.	Statement of approval by the competent authority

It is hereby recorded that:

(a)      this Universal Registration Document was approved by the Comisión Nacional del Mercado de Valores [Spanish National Securities Market Commission] acting as the competent authority by virtue of Regulation (EU) 2017/1129;

(b)      the CNMV only approves this Universal Registration Document provided that it reaches the levels of thoroughness, coherence and intelligibility required by Regulation (EU) 2017/1129; and,

(c)      this approval will not be considered as an endorsement of the Issuer referred to in the said Universal Registration Document.

This Registration Document is of a Universal nature can be used for the purposes of a public offering of securities or for the admission to trading of securities on a regulated market, completed where appropriate with the relevant modifications, and individual securities notes and summary approved in accordance with Regulation (EU) 2017/2019.

2.	TELEPHONE NUMBER OF DOMICILE AND WEBSITE

The contact telephone numbers for the Shareholder Service are 902 11 05 82 / +34 935 82 98 03 and the telephone number for institutional investors and analysts is +34 934 11 75 03

CAIXABANK's corporate website is www.caixabank.com. The information available on the corporate website of CAIXABANK as well as the information available on other webpages referred to in this Universal Registration Document shall not be included in this Universal Registration Document and have not been examined or approved by the CNMV, except for the information which has been included as reference in the Universal Registration Document.

3.	FINANCIAL AUDITORS

3.1.	Name and address of the auditors

The separate and consolidated financial statements of CAIXABANK for 2017 were audited by Deloitte, S.L., with registered address at Plaza de Pablo Ruiz Picasso, número 1, Torre Picasso, Madrid. The financial statements have been filed in the corresponding public registers of the CNMV. Deloitte, S.L. is filed with the Companies Registry of Madrid on sheet M-54.414, folio 188, volume 13,650, section 8, and with the Official Registry of Auditors (ROAC) under registration number S-0692.

The separate and consolidated financial statements for 2018 and 2019 were audited by PricewaterhouseCoopers Auditores, S.L., with registered address at Paseo de la Castellana 259 B, Torre PWC, 28046 Madrid. The financial statements have been filed in the corresponding public registers of the CNMV. PricewaterhouseCoopers Auditors, S.L., is filed with the Companies Registry of Madrid on sheet M-87,250- 1, folio 75, volume 9,267, section 3, and with the Official Registry of Auditors (ROAC) under registration number S-0242.

3.2.	Waiver of the auditors

Deloitte, S.L. was not removed from its duties as auditor of CAIXABANK during 2017.

A resolution was carried out the Annual General Meeting of 28 April 2016 to re-elect Deloitte, S.L. as the financial auditor of the company and its consolidated group for the year 2017.

A resolution was carried at the Annual General Meeting held on 6 April 2017 to ratify the appointment of PricewaterhouseCoopers Auditores, S.L. as financial auditor of CAIXABANK and its consolidated group for 2018 through to 2020, following the reasoned recommendation and preference issued by the Audit and Control Committee, after completing the selection process carried out in accordance with the criteria set out in Regulation (EU) 537/2014 of 16 April on specific requirements regarding statutory audit of public- interest entities.

PricewaterhouseCoopers Auditors, S.L. did not resign nor was it removed from its duties as auditor of CAIXABANK during 2018 or 2019.

4.	ASPECTS OF A FINANCIAL NATURE

4.1.	Historical financial information - Age of latest financial information

The last period of audited financial information is no older than 18 months prior to the date of this document.

4.2.	Auditing of historical annual financial information

The separate and consolidated financial statements for 2018 and 2019 were audited by PricewaterhouseCoopers Auditores, S.L., whose opinion was favourable and without qualifications.

The separate and consolidated financial statements of CAIXABANK for 2017 were audited by Deloitte, S.L., whose opinion was favourable and without qualifications.

4.3.	Funding for planned investments

The investments in progress will be funded using the resources generated through its ordinary activities (see Sections 8.1, 8.2 and 8.3 of the URD).

4.4.	Basis for any statements made by the issuer regarding its competitive position

This document does not make any references to the sources of statements regarding the competitive position of CAIXABANK except for those contained, if any, in the consolidated management report. Any such statements are either expressly indicate the source or are prepared by the Group based on public information.

4.5.	Profit forecasts or estimates

The company has not published any profit forecasts or estimates.

4.6.	Significant changes in the issuer’s financial or trading position

Since 31 December 2019 and up until the date of the present document there have been no significant events or changes that may significantly influence the financial or trading position of CAIXABANK, aside from (i) those previously described or mentioned in this URD, and (ii) or as indicated as follows:

The expansion of COVID19 and the measures taken by the authorities to reduce its spread are expected to have an impact in the global economy that is short but very severe. In this environment, the solid liquidity and solvency position of CaixaBank Group at FYE 2019, with a CET1 capital ratio of 12.0%, which equates to a management buffer of 325bps, and its liquidity position of higher than €89 billion, allow for the negative economic scenario that is expected to develop during the remainder of 2020 to be faced with confidence.

CaixaBank Group also wishes to be a key contributor to the speedy recovery of the Spanish and Portuguese economies, facilitating the provision of credit where it may be needed, in coordination with the public guarantee schemes provided by the authorities, while making an efficient use of capital that provides an adequate return to shareholders.

In order to adapt the Bank to this new environment, the Board of Directors agreed on 26 March 2020 as follows:

-	Postpone the Annual General Meeting which was announced on the 25th February 2020 for the 2nd or 3rd April 2020, on first and second call, respectively.

-	Cancel the proposal for allocation of results that the Board of Directors agreed upon on the 20th February 2020, included in the fourth point of the Annual General Meeting announcement “Approval of the proposal to allocate results corresponding to the fiscal year closed on the 31st December 2019”, which was published in the “Comisión Nacional del Mercado de Valores” (Spanish securities regulator) web-site on the 25th February 2020. The Board of Directors, in accordance with art. 253 of the consolidated text of the Companies Law and the Royal Decree/Law 8/2020 of the 17th of March, relative to urgent and extraordinary measures to face the social and economic impact of COVID19, will draw up a proposal for allocation of results when required.

-	Reduce the proposed dividend for the 2019 fiscal year to 0.07€ per share, which represents a 24.6% pay-out, from 0.15€ per share; taking into account considerations of prudence and social responsibility.

-	That the aforementioned dividend be paid on an interim basis against 2019 profits, on the 15th April 2020, this being the only dividend paid against 2019 fiscal year profits.

With regard to the payment of the dividend, it is as follows:

Type of transaction: Payment of interim dividend

ISIN: ES0140609019

Instrument: CaixaBank shares

Payment date: 15th April 2020 Ex dividend date: 9th April 2020 Gross Dividend per Share: 0.07€

Any amounts with-held, where applicable, will be in accordance with applicable tax law as of the maturity date, depending on the nature of the payee, without prejudice to the exceptions that might apply, considering the payee’s tax domicile.

-	Taking into account new regulatory and supervisory considerations including, among others, the impact of regulations established in the Capital Requirements Directive V (CRDV) regarding the composition of Pillar 2 Requirements (P2R); to reduce the CET1 target established in the 2019-21 Strategic Plan for year-end 2021 to 11.5%, suspending the former target of 12% plus a 100bps buffer to absorb regulatory requirements including Basle IV, whose implementation is expected to be delayed.

-	With regard to the current dividend policy of a cash pay-out of greater than 50% of consolidated earnings, to change it, exclusively for the 2020 fiscal year, to a cash pay-out not higher than 30% of reported consolidated earnings. The Board of Directors declares its intent to allocate, at least, an amount higher than 50% of consolidated reported earnings as cash remuneration in future fiscal years, once the circumstances which have led to this decision are over.

-	Its intent to distribute, in future, any excess above a CET1 ratio of 12% in the form of special dividends and/or buybacks. This extraordinary distribution of capital will be subject to a prior return to normality of macroeconomic conditions and will not take place, in any case, before 2021.

In no case will the remuneration of preference shares eventually convertible into outstanding shares be affected by the above agreements, and it will continue to be paid in accordance with the supervisory and regulatory framework in force.

The Chief Executive Officer has also decided to voluntarily waiver his variable remuneration for 2020.

Taking into account the aforementioned decisions, the regulatory solvency ratios for the 31st December 2019 would now stand as follows:

	Reported as at 31/12/19	RATIOS AFTER REDUCTION OF THE DIVIDEND
CET1	12.0%	12.4%
Tier 1	13.5%	13.9%
Total Capital	15.7%	16.0%
Subordinated MREL	19.6%	19.9%
Total MREL	21.8%	22.2%
Total MREL PF(1)	22.5%	22.8%
MDA buffer	325 bp	378 bp

(1) Pro-forma issuance of EUR 1,000 million in senior preferred debt in January 2020

The Board of Directors at its session of 16 April 2020, agreed to call the Ordinary Annual General Meeting for the 21 May 2020 at 11.00 a.m. at its first call and, in the event that no quorum is reached the General Meeting will not be able to be held on its first call. Therefore, it shall be held in the same place and at the same time on 22 May 2020 at its second call, also allowing remote attendance, thus allowing those shareholders, who wish to do so, to attend and participate in the General Meeting via remote connection and in real time.

In the new Call for the General Meeting, to be held on 21 and 22 May, at first and second call, respectively, and in relation to the call of the General Meeting that was subsequently called off, the main changes relating to the financial and commercial aspects of the Issuer refer to:

-	A new proposal for distribution of earnings, that, in line with the Inside Information filing (no.119) of the 26th of March, and after having suspended the previous proposal for distribution of earnings, takes into account the interim dividend that was announced and paid yesterday, as well as the assignment of the remainder of 2019 earnings to reserves.

-	And also to the fact that, as previously mentioned, CaixaBank's Chief Executive Officer and the Management Committee have waived their variable remuneration for 2020. Following this waiver and in view of the current circumstances, the new meeting announcement includes the following changes:

-	The Company has removed the item on the agenda day relating to the proposed delivery of shares to the Chief Executive Officer and to the members of the Management Committee within the framework of the Company’s annual variable remuneration programme.

-	The Company has removed the item on the agenda relating to approval of the maximum number of shares to be delivered under the second cycle (pertaining to 2020) of the annual incentive plan linked to the 2019-2021 Strategic Plan for the Chief Executive Officer, members of the Management Committee, the rest of the management team and other key CaixaBank employees and its group. The removal of this item affects a total of 90 beneficiaries, exceeding the scope of the Management Committee, and implies that no payment will be made for the second cycle.

-	The approval of the maximum level of variable remuneration for all those employees whose professional activities have a significant impact on its risk profile.

4.7.	Dependency on patents, licences or similar

CAIXABANK’s activities are not dependent on or significantly influenced by patents or licences, industrial contracts, new manufacturing processes or special commercial or financial contracts beyond the following:

-	CAIXABANK (as licensee) has a license agreement in effect with Caixa d’Estalvis i Pensions de Barcelona, “la Caixa”, Banking Foundation (as licensor) governing the use of certain trade names and the assignment of Internet domain names. The trade names licensed out under that agreement include the “la Caixa” brand and the star logo. The trade name license was granted in 2014 in accordance with the principles set out in the Protocol for managing the financial investment held in CAIXABANK, S.A. by Fundación Caixa d’Estalvis i Pensions de Barcelona “la Caixa”. The license agreement is of an indefinite nature. However, it may be terminated by withdrawal or complaint by the licensor after 15 years have passed from signing, or in the event the stake held by Fundación Caixa d’Estalvis i Pensions de Barcelona ”la Caixa” in CaixaBank is less than 30 per cent of the share capital and voting rights of CaixaBank, or in the event there is a shareholder with a stake in the share capital or voting rights of CaixaBank that is greater than the one directly or indirectly held by the Banking Foundation. In exchange for the licence, CAIXABANK must pay the Banking Foundation an annual fee that will be reviewed each year.

-	Under the same protocol, Fundación Bancaria Caixa d’Estalvis i Pensions de Barcelona ”la Caixa” assigned to CAIXABANK and CAIXABANK Group companies, free of charge, the trademarks corresponding to their corporate names and the trademarks related to banking, financial, investment and insurance products and services, except for those that contain the “Miró Star” (Estrella de Miró) graphic design or the ”la Caixa” denominative sign, which are covered by the licence. It also assigned the domain names used in use relating to the same company names of CAIXABANK and the companies belonging to the CAIXABANK Group.

4.8.	Environmental issues

No significant tangible asset items at the Group are affected by environmental issues of any type.

5.	CORPORATE GOVERNANCE

5.1.	Statement on the compliance with the corporate governance regime

CAIXABANK's system of governance complies with and follows, in all material respects, the corporate governance guidelines, recommendations and practices of the Code of Good Governance for listed companies approved by the Spanish National Securities Market Commission (CNMV), dated 18 February 2015. Those recommendations that CAIXABANK does not comply with or partially complies with, are detailed in the section "Corporate Governance" of the Consolidated Management Report for 2019 and in Section G (Degree of compliance with the corporate governance recommendations) of the Annual Corporate Governance Report for 2019.

5.2.	Potential material impact on corporate governance

On 26 March the Board of Directors resolved to call off the Ordinary Annual General Meeting, which was announced on 25 February 2020, and which was scheduled for 2 and 3 April 2020 on first and second call, respectively.

As indicated in the section 4.6 above, on 16 April 2020, the Board of Directors agreed call the Ordinary Annual General Greeting, for 21 and 22 May 2020, at first and second call, respectively. In the event that the state of emergency still remains in effect at the time the General Meeting is due to be held, that is 21 and 22 May, at first and second call, respectively, or if the government or health authorities roll out any other measure that prevents the Annual General Meeting of the Company from being held with the physical presence of shareholders and their proxies, the General Meeting will be held remotely on the same dates and at the same times stated in the meeting announcement, i.e. without the physical presence of any shareholder or proxy. If this situation arises, shareholders will be duly notified through the publication of an addendum to the meeting announcement.

In the new Call for the General Meeting, it is planned to submit before the shareholders for approval following items of the agenda regarding topics of governance, without prejudice to the points relating to the remuneration mentioned in section 4.6 above:

-	The option to now attend the Annual General Meeting remotely. To such effect, a proposed amendment to the By-laws and to the Regulations of the Annual General Meeting so as to ensure that these corporate documents allow for the possibility of remote attendance at future General Meetings, as an alternative to attending in person.

-	Re-elect Ms María Verónica Fisas Vergés as a member of the Board of Directors, in the capacity of Executive Director, for a period of four years, at the proposal of the Appointments Committee.

-	To appoint Francisco Javier García Sanz as a member of the Board of Directors, under the category of proprietary director, following his nomination by Fundación Bancaria Caixa d’Estalvis i Pensions de Barcelona, “la Caixa ” (indirect shareholder of the Company, through wholly-owned company Criteria Caixa, S.A.U.) and CriteriaCaixa, S.A.U., for a four-year term of office, to cover the vacancy arising from the resignation tendered by fellow director, Marcelino Armenter Vidal. His appointment is based on a favourable report submitted by the Appointments Committee.

-	Set the number of Board members at fifteen (15), within the limits set out in the Company's By-Laws. Accordingly, it is approved to reduce the total number of members of the Board of Directors by one (1).

Following a favourable report from the Appointments Committee, the Board of Directors has agreed to appoint the Independent Director John S. Reed as a new Coordinating Director to replace Xavier Vives Torrents, who, once his current time in office expires, will not be put forward for re-election as a Director in the CaixaBank Ordinary Annual General Meeting.

The appointment of John S. Reed as a new Coordinating Director shall take effect once the previously mentioned Ordinary Annual General Meeting has been held.

In addition to the foregoing, as at the date of this URD, no resolutions have been passed making further changes to the Board of Directors or its Committees which could have a significant impact on the corporate governance of CaixaBank.

5.3.	Any convictions in relation to fraudulent offences during at least the previous five years

According to the information supplied to CAIXABANK, none of the members of the Company's Board of Directors or the Management Committee has been criminally convicted for fraud in the five years preceding the date of this Registration Document.

5.4.	Details of any bankruptcies, suspension of payments, or liquidation that the members of the governing bodies or senior management of the Bank were associated with for at least the previous five years

According to the information supplied to the CAIXABANK, none of the members of the Board of Directors or of the Management Committee have been involved, in his/her capacity as member of the Company's Board of Directors or of the Management

Committee, in any bankruptcy, receivership, arrangement with creditors or liquidation at any commercial company in the five years preceding the date of this Registration Document.

5.5.	Details of any official public incrimination and/or sanctions involving such persons by statutory or regulatory authorities (including designated professional bodies) and whether they have ever been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of an issuer or from acting in the management or conduct of the affairs of any issuer for at least the previous five years

According to the information supplied to CAIXABANK, none of the members of the Board of Directors or of the Company's Management Committee has been criminally convicted or administratively sanctioned by the statutory or regulatory authorities or disqualified by a court from acting as the member of the administrative, management or supervisory bodies of an issuer, or from acting in the management or conduct of the affairs of any issuer in the five years preceding the date of this Registration Document.

5.6.	Conflicts of interest

Since 31 December 2019 up to the date of registration of this document, no director has reported any situation that places them in a conflict of interest with the Group. However, on the following occasions, directors abstained from intervening and voting in the deliberation of issues in sessions of the Board of Directors:

DIRECTOR	CONFLICT
Jordi Gual	- Abstention from the deliberation and voting on the resolution regarding the supporting report and the proposed re-election of independent director.
Tomás Muniesa	- Abstention from the deliberation and voting on the resolution regarding the supporting report and the proposed re-election of independent director.
Gonzalo Gortázar

-  Abstention from the deliberation and voting on the resolution regarding the 2020 bonus scheme and corporate targets.

-  Abstention from the deliberation and voting on the resolution regarding the 2020 Corporate targets for the second cycle of the 2020- 2022 long-term incentives plan.

-  Abstention from the deliberation and voting on the resolution regarding Individual targets for 2020, in relation to the proposal of targets.

-  Abstention from the deliberation and voting on the resolution regarding the appointment of the Coordinating Director.

Fundación La Caja de Canarias (represented by Natalia Aznárez)	- Abstention from the deliberation and voting on the resolutions regarding the section "Considerations associated with the Dividend for 2019".
Alejandro García-Bragado

-   Abstention from the deliberation and voting on the resolution regarding the Policy on Conflicts of Interest in the Securities Market Environment.

-  Abstention from the deliberation and voting on the resolution regarding the supporting report and the proposed re-election of independent director.

Maria Teresa Bassons	- Abstention from the deliberation and voting on the resolution regarding the supporting report and the proposed re-election of independent director.
Maria Verónica Fisas	- Abstention from the deliberation and voting on the resolution regarding the supporting report and her proposed re-election as independent member of the Board of Directors.
José Serna	- Abstention from the deliberation and voting on the resolution regarding the supporting report and the proposed re-election of independent director.

5.7.	Activities that the current Directors and senior management have performed outside of CAIXABANK

The following shows information submitted to the Register of Senior Management of the Bank of Spain on the members of the Board of Directors in relation to the companies1 and associations at which those persons have been a member of the administrative, management, or supervisory bodies at any time, over the last five years, except all the subsidiaries of an issuer of which the person is also a member of the administrative, management, or supervisory body; or companies belonging to the CaixaBank Group.

Details as at the date of this URD

DIRECTOR	COMPANY	POSITION	COMPANY REPRESENTED	PERIOD OR CURRENT

1 The Issuer considers that for these purposes the term "company" refers to any type of company that is not merely a holding vehicle or family-owned business.

Jordi Gual	ERSTE GROUP BANK, AG	Member of the Supervisory Board		Current
	TELEFÓNICA, S.A.	Director		Current
	REPSOL. S.A.	Director		December 2017 – September 2018

Tomás Muniesa	CONSORCIO DE COMPENSACIÓN DE SEGUROS	Director and Chairman of the Audit Committee		January 2006 – November 2018
	GRUPO FINANCIERO INBURSA	Alternate Director		2008 – February 2017
	SEGURCAIXA ADESLAS, S.A. DE SEGUROS Y REASEGUROS (MULTIGROUP)	Deputy Chairman		Current
	VITHAS SANIDAD, S.L	Director		December 2011 – February 2018
	BOURSORAMA, S.A.	Director	CAIXABANK, S.A.	January 2012 - June 2015
	ESADE CREÀPOLIS	Director		March 2014 – November 2015
	UNESPA	Second Deputy Chairman		June 2003 – December 2018
	COMPANHIA DE SEGUROS ALLIANZ PORTUGAL, S.A.	Director		Current
Gonzalo Gortázar	GRUPO FINANCIERO INBURSA	Director		July 2014 - October 2016
	REPSOL, YPF, S.A.	First Deputy Chairman		September 2016 – September 2018
	ERSTE BANK (Erste Group Bank, AG)	Member of the Supervisory Board		May 2015 - October 2016
Francesc Xavier Vives	AULA ESCUELA EUROPEA, S.A.	Director		August 2006 - June 2017
María Teresa Bassons	LABORATORIOS ORDESA, S.L.	Director		Current
Maria Verónica Fisas	NATURA BISSÉ Int. S.A. (Spain)	Chief Executive Officer		Current
Alejandro García-Bragado	NATURGY ENERGY GROUP, S.A.	Director		September 2016 – May 2018
	CRITERIA, CAIXA, S.A.	Deputy Chairman		Current
Cristina Garmendia	MEDIASET ESPAÑA COMMUNICATION, S.A.	Director		Current
	COMPAÑÍA DE DISTRIBUCIÓN INTEGRAL LOGISTA HOLDINGS, SA	Director		Current
	YSIOS ASSET MANAGEMENT, S.L.	Director		Current
	ATLANTIS MICROSATS, S.L.	Chairwoman of the Board		Current
	PELAYO MUTUA DE SEGUROS Y REASEGUROS	Director		May 2013 - March 2019
	CORPORACIÓN FINANCIERA ALBA	Director		December 2013 - June 2019
	SCIENCE & INNOVATION LINK OFFICE, S.L. (SILO)	Director		February 2012 - January 2019
	EXPEDEON AG (Formally SYGNIS)	Chairwoman of the Supervisory Board		November 2012 - April 2019
	GENETRIX S.L. (and its investees)	Chairwoman/Co-CEO		December 2012 - December 2018
	EVERIS SPAIN, S.L.	Director		October 2012 - May 2019
	NATURAL ENERGY GROUP, S.A. (Formally SDG NATURAL GAS S.A.)	Director		March 2015 - June 2018
Ignacio Garralda	MUTUA MADRILEÑA AUTOMOVILISTA, SOCIEDAD DE SEGUROS A PRIMA FIJA	Chairman and Chief Executive Officer		Current
	ENDESA, S.A.	Director		Current
	BOLSAS Y MERCADOS ESPAÑOLES, SOCIEDAD HOLDING DE MERCADOS Y SISTEMAS FINANCIEROS, S.A.	First Deputy Chairman		Current
	CONSORCIO DE COMPENSACIÓN DE SEGUROS	Director		2013 - 2017
	FAES FARMA, S.A.			2013 - 2017
María Amparo Moraleda	MELIÁ HOTELS INTERNACIONAL, S.A.	Director		February 2009 - June 2015
	FAURECIA, S.A.	Director		May 2012 – October 2017
	ALSTOM, S.A.	Director		July 2013 – June 2015
	SOLVAY, S.A.	Director		Current
	AIRBUS GROUP, N.E.	Director		Current
	VODAFONE GROUP PLC	Director		Current
John S. Reed	AMERICAN CASH EXCHANGE, INC (ACE)	Chairman		Current
Eduardo Javier Sanchiz	ALMIRALL, S.A.	Chief Executive Officer		May 2004 – October 2017
	PIERRE FABRE, S.A.	Director		Current
Koro Usarraga	NH HOTEL GROUP, S.A.	Director		June 2015 – October 2017
	2005 KP INVESTMENTS, S.L.	Director		Current
	VEHICLE TESTING EQUIPMENT, S.L.	Director		Current
	VOCENTO, S.A.	Director		Current
	TÉCNICOS EN LA ALTA PRODUCCIÓN, S.A. DE C.V. (MEXICO)	Director		October 2014 - April 2016
	HW CUBIC INDUSTRIAL, S.L.	Director		June 2013 - January 2016

In relation to the members of the Management Committee, (except those who also serve on the Board of Directors), the companies1 of which they have been a member of the administrative, management, or supervisory bodies, or direct partner, at any time in the previous five years, except all the subsidiaries of an issuer of which the person is also a member of the administrative, management, or supervisory body; or companies belonging to the CaixaBank Group.

1 The Issuer considers that these purposes the term "company" refers to any type of company that is not merely a holding vehicle or family-owned business.

Details as at the date of this URD

Member of the Management Committee	Company	Position	Company represented	Period or current
Juan Antonio Alcaraz	SEGURCAIXA ADESLAS, S.A. DE SEGUROS Y REASEGURAS	Director		Current
Luis Javier Blas	Forum	Director		2015-2015
	BBVA AGF, S.A.	Director		2015-2015
	Redbanc, S.A.	Director		2013-2015
	BBVA Seguros, S.A.	Director		2015-2020
	Redsys, S.L.	Director		2015-2020
	Veridas	Director		2019-2020
	BBVA Information Technology España, S.L.	Director		2018-2020
	OP PLUS	Chairman		2015-2020
Matthias Bulach	ESADE Creapolis, S.A.	Director		October 2018-Septiembre 2019
	Erste Group Bank AG	Member of the Supervisory Board and the Audit Committee		Current
Jordi Mondéjar	SOCIEDAD DE GESTIÓN DE ACTIVOS PROCEDENTES DE LA REESTRUCTURACIÓN BANCARIA (SAREB)	Director		Current
Javier Pano	CecaBank	Director and Member of the Appointments Committee		Current
Javier Valle	CONSORCIO DE COMPENSACIÓN DE SEGUROS	Director		Current
	UNESPA	Deputy Chairman, member of the Executive Committee and the Board of Directors		Current
	ICEA	Director		Current
	ZURICH VIDA S.A.	CEO / Managing Director		2013-2018
	DEUTSHE ZURICH PENSIONS	Director		2015-2018
	ZURICH SERVICES AIE	Deputy Chairman and Director		2010-2018
	BANSABADELL VIDA, S.A.	General Manager		2013-2018
	BANSABADELL PENSIONES SA EGFP	General Manager		2013-2018
	BANSABADELL SEGUROS GENERALES	General Manager		2013-2018

5.8.	Shareholdings and stock options

As at the date of registration of this document the (direct and indirect) shareholdings held by the directors and senior management in the share capital of the CAIXABANK were as follows:

(Percentage *)
	% OF SHARES CARRYING VOTING RIGHTS		% OF TOTAL VOTING RIGHTS
	DIRECT	INDIRECT
Jordi Gual	0.002%	0.000%	0.002%
Tomás Muniesa	0.004%	0.000%	0.004%
Gonzalo Gortázar	0.019%	0.000%	0.019%
Francesc Xavier Vives	0.000%	0.000%	0.000%
Ma Teresa Bassons	0.000%	0.000%	0.000%
Maria Verónica Fisas	0.000%	0.000%	0.000%
Caja Canarias Foundation	0.639%	0.000%	0.639%
Alejandro García-Bragado	0.000%	0.000%	0.000%
Cristina Garmendia	0.000%	0.000%	0.000%
Ignacio Garralda	0.000%	0.000%	0.000%
Amparo Moraleda	0.000%	0.000%	0.000%
John S. Reed	0.000%	0.000%	0.000%
Eduardo Sanchiz	0.000%	0.000%	0.000%
José Serna	0.000%	0.000%	0.000%
Koro Usarraga	0.000%	0.000%	0.000%
TOTAL	0.664%	0.000%	0.664%

.

(*) % Calculated based on the authorised capital as at the date of this URD
(Percentage *)
	% OF SHARES CARRYING VOTING RIGHTS		% OF TOTAL VOTING RIGHTS
	DIRECT	INDIRECT
Juan Antonio Alcaraz	0.002%	0.000%	0.002%
Iñaki Badiola	0.001%	0.000%	0.001%
Matthias Bulach	0.000%	0.000%	0.000%
Óscar Calderón	0.001%	0.000%	0.001%
Francesc Xavier Coll	0.001%	0.000%	0.001%
Luis Javier Blas	0.000%	0.000%	0.000%
María Luisa Martínez	0.000%	0.000%	0.000%
Jordi Mondéjar	0.002%	0.000%	0.002%
Javier Pano	0.002%	0.000%	0.002%
Marisa Retamosa	0.000%	0.000%	0.000%
Javier Valle	0.000%	0.000%	0.000%
TOTAL	0.010%	0.000%	0.010%
(*) % Calculated based on the authorised capital as at the date of this URD

5.9.	Significant shareholders

Since 31 December 2019 up to the registration date of this document, the communications to the CNMV In relation to significant shareholdings are those indicated below:

TRANSFER OF SIGNIFICANT SHAREHOLDING THRESHOLD
DATE	SHAREHOLDER NAME	PREVIOUS SHAREHOLDING	SUBSEQUENT SHAREHOLDING
23/01/2020	BLACKROCK INC.	3.005%	2.991%
24/01/2020	BLACKROCK INC.	2.991%	3.004%
03/02/2020	BLACKROCK INC.	3.004%	2.995%
11/02/2020	BLACKROCK INC.	2.995%	3.001%
12/02/2020	BLACKROCK INC.	3.001%	2.995%
13/02/2020	BLACKROCK INC.	2.995%	3.014%
06/03/2020	BLACKROCK INC.	3.014%	2.991%
30/03/2020	BLACKROCK INC.	2.991%	2.879%
22/01/2020	INVESCO, LTD	2.025%	1.968%

According to public information available on the CNMV's website:

As at the date of publication of this document, the holders of CAIXABANK stock with a shareholding exceeding 3% are those detailed as follows:

NAME OR CORPORATE NAME OF THE INDIRECT HOLDER OF THE SHAREHOLDING	VIA: NAME OR CORPORATE NAME OF THE DIRECT HOLDER OF THE SHAREHOLDING	NUMBER OF VOTING RIGHTS (DIRECT AND INDIRECT) IN SHARES	% PERCENTAGE OF TOTAL VOTING RIGHTS
FUNDACIÓN BANCARIA CAIXA D ́ESTAVIS I PENSIONS DE BARCELONA (09/02/2017) (2)	CRITERIA CAIXA, S.A.U.	2,392,578,705	40.00
(1)	In addition to the 2.879% of the voting rights in shares, BlackRock Inc. has reported 0.063% of voting rights through financial instruments and 0.012% of voting rights through CFD's, representing a total position of 2.954% of voting rights in CaixaBank.

(2)	In accordance with the latest communication available on the CNMV website, Fundación Bancaria Caixa d’Estalvis i Pensions de Barcelona directly holds 3,493 shares in CaixaBank

The date of the last communication to the CNMV is stated alongside the name of each company.

Notes:

•	All shares representing the Company's capital confer the same dividend and voting rights. Each share confers the right to one vote.

•	On the date of publication of this document, CAIXABANK is the company that heads the Group, and is not under the control of any shareholder.

•	The website of the CNMV lists the following participants as holders of significant shareholdings of less than 3%: INVESCO, LTD, with a shareholding of 1.968% and BlackRock, Inc., with a shareholding of 2.954% in CaixaBank.

5.10.	Details of any restrictions agreed by the persons referred to in item 12.1 on the disposal within a certain period of time of their holdings in the issuer’s securities

Except in the case of the CEO and the members of the Management Committee in relation only to the shares they receive as part of their variable remuneration in accordance with the resolutions of the General Meetings of the Company as part of the “Remuneration Policy of the Board of Directors” and the “Remuneration Policy for professionals belonging to the Identified Staff” (which establish an undertaking not to transfer the shares received in this regard, for a term of one year as of the date on which they are received) for the other members of the Board, there are no restrictions on the disposal of any securities they may hold in the Issuer within a certain period of time.

5.11.	Term and date of expiration of the current term of office of the members of the Board of Directors

NAME OF DIRECTOR	REPRESENTATIVE	DIRECTOR CATEGORY	POSITION ON THE BOARD	DATE FIRST APPOINTED TO BOARD	LAST RE-ELECTION DATE	EXPIRATION DATE OF TERM OF OFFICE
Jordi Gual		Proprietary	Chairman	30/06/2016	06/04/2017	2021
Tomás Muniesa		Proprietary	Deputy Chairman	01/01/2018	06/04/2018	2022
Gonzalo Gortázar		Executive	Chief Executive Officer	30/06/2014	05/04/2019	2023
Francesc Xavier Vives		Independent	Independent Coordinating Director	05/06/2008	23/04/2015	2019 AGM 2020 (*)
Ma Teresa Bassons		Proprietary	Director	06/26/2012	05/04/2019	2023
Maria Verónica Fisas		Independent	Director	25/02/2016	04/28/2016	2020
Fundación Caja Canarias	Natalia Aznárez	Proprietary	Director	23/02/2017	06/04/2017	2021
Alejandro García-Bragado		Proprietary	Director	01/01/2017	06/04/2017	2021
Cristina Garmendia		Independent	Director	05/04/2019	05/04/2019	2023
Ignacio Garralda		Proprietary	Director	06/04/2017	06/04/2017	2021
Amparo Moraleda		Independent	Director	24/04/2014	05/04/2019	2023
John S. Reed		Independent	Director	11/03/2011	05/04/2019	2023
Eduardo Sanchiz		Independent	Director	21/09/2017	06/04/2018	2022
José Serna		Proprietary	Director	30/06/2016	06/04/2017	2021
Koro Usarraga		Independent	Director	30/06/2016	06/04/2017	2021

* In accordance with the provisions set forth in Article 222 of Royal Legislative Decree 1/2010 of 2 July: "Director appointments will terminate when, at the end of the term, the general meeting has been held or the deadline has passed for holding the meeting to adopt a resolution to approve the financial statements of the preceding year".

6.	BY-LAWS

The corporate by-laws of CAIXABANK are available to the public and can be consulted during the period of validity of this document on the corporate website (www.caixabank.com) and at the registered address of CAIXABANK.

6.1.	Description of the issuer’s objects and purposes

The Company's corporate purpose is established in article 2 of the by-laws.

1.	The following activities are the corporate object of the Company:

(i)  all manner of activities, operations, acts, contracts and services related to the banking sector in general or directly or indirectly related thereto, permitted by current legislation, including the provision of investment services and ancillary services and performance of the activities of an insurance agency, either exclusively or in association, without simultaneous exercise of both activities;

(ii) receiving public funds in the form of irregular deposits or in other similar formats, for the purposes of application on its own account to active credit and microcredit operations, i.e. the granting of loans without collateral in a bid to finance small business initiatives by individuals and legal entities which, in view of their social and economic circumstances, have difficulty in gaining access to traditional finance from banks, and to other investments, with or without pledged collateral, mortgage collateral or other forms of collateral, pursuant to business laws and customs, providing customers with services including dispatch, transfer, custody, mediation and others in relation to these, in connection with business commissions; and,

(iii)  acquisition, holding, enjoyment and disposal of all manner of securities and drawing up takeover bids and sales of securities, and of all manner of ownership interests in any entity or company.

2.  The activities which make up the corporate object may be carried out, in both Spain and abroad, totally or partially in an indirect fashion, in any format permitted by law, especially through the holding of shares or ownership interests in companies or other entities the object of which is identical or similar, ancillary or complementary to such activities.

6.2.	Description of any provision of the issuer’s by-laws or internal regulations that would have an effect of delaying, deferring or preventing a change in control of the issuer

There are no by-law provisions or internal regulations that delay, defer or prevent a change in control of CAIXABANK.

7.	SIGNIFICANT EVENTS

Detailed below are the most significant events to have occurred between the date of publication of the management report and the consolidated financial statements of 2019 and the date of registration of this document:

7.1.	Administrative, management, and supervisory bodies' and senior management

On 26 March the Board of Directors resolved to call off the Ordinary Annual General Meeting, which was announced on 25 February 2020, and which was scheduled for 2 and 3 April 2020 on first and second call, respectively.

On 2 April, Mr Marcelino Armenter Vidal's resigned as member of the Board of Directors and therefore as a member of the Innovation, Technology and Digital Transformation Committee, both taking effect as that date.

The reason for the resignation is that Criteria Caixa S.A.U., of which he is the Chief Executive Officer and on whose proposal he was appointed director of CaixaBank, is intensifying its recently implemented investment-diversification strategy, mainly in listed companies, which could lead to a possible conflict of interest between his position as director of CaixaBank and his responsibilities at Criteria Caixa S.A. This resignation is performed within the framework of good corporate governance.

The Board of Directors at its session of 16 April 2020, agreed to call the Ordinary Annual General Meeting for the 21 22 May 2020 at its first and second call respectively, and it is envisaged to submit before the shareholders for approval the items on the agenda as indicated in sections 4.6 and 5.2 above.

Following a favourable report from the Appointments Committee, the Board of Directors has agreed to appoint the Independent Director John S. Reed as a new Coordinating Director to replace Xavier Vives Torrents, who, once his current term in office expires, will not be put forward for re-election as a Director in the CaixaBank Ordinary Annual General Meeting.

The appointment of John S. Reed as a new Coordinating Director shall take effect once the previously mentioned Ordinary Annual General Meeting has been held.

In addition to the foregoing, as at the date of this Universal Registration Document, no resolutions have been passed making further changes to the Board of Directors or its Committees which could have a significant impact on the corporate governance of CaixaBank.

7.2.	Dividend policy

On 26 March, the Board of Directors approved, among other items, to change the amount of the cash dividend proposed for the year 2019 from EUR 0.15 to EUR 0.07 per share in an exercise of prudence and social responsibility. This dividend corresponding to 2019 was paid as a single interim dividend for 2019, payable on 15 April 2020, with this payout being the only shareholder remuneration to be charged to 2019 profits.

Likewise, the Board of directors passed a resolution to partially change the Dividend Policy, solely for 2020. For further information, see section 4.6 above (Significant changes in the issuer’s financial or trading position).

7.3.	Rights and obligations over authorised but unissued capital or decisions to increase capital

Among the items on the agenda that will be presented before the for approval at the Annual General Meeting called for 21 and 22 May 2020, at first and second call, respectively, are the Authorisation of the Board of Directors, in accordance with Article 297.1.b) of the Spanish Corporate Enterprises Act, to increase the Company’s share capital on one or more occasions at any time within a term of five years, by way of cash contributions to a maximum nominal amount of EUR 2,990,719,015, all under the terms and conditions deemed convenient. This motion proposes the delegation of powers to the Board of Directors to exclude pre-emptive subscription rights in accordance with article 506 of the Spanish Corporate Enterprises Act.

This would mean authorising the Board of Directors, to the fullest extent allowed by law, so that, pursuant to the provisions of article 297.1.b) of the Spanish Corporate Enterprises Act, it may increase share capital on one or more occasions and at any time, within the five years from the date on which this meeting is held, by the maximum amount of 2,990,719,015 euros, through the issuance of new shares, with or without a premium and with or without the right to vote, with the new shares being issued in exchange for money contributions. The Board shall be allowed to set terms and conditions of the capital increase and the characteristics of the shares, in addition to freely offering new shares that remain unsubscribed during preferential subscription term or terms. The Board may also establish that, if not all shares are subscribed, the capital will only be increased for the value of subscriptions made and it may reword the relevant articles of the Company's By-Laws regarding capital and shares.

Similarly, the Board shall be entitled to exclude, whether in full or in part, the preferential subscription rights under the provisions of Article 506 of the Spanish Corporate Enterprises Act, although the capital increases that suppress preferential subscription rights shall be limited, generally speaking, to the maximum figure of EUR 1,196,287,606. As an exception, this limit shall not apply to the capital increases that the Board can approve, suppressing the preferential subscription rights, to facilitate the conversion of securities issued pursuant to the agreement adopted by the Ordinary Annual General Meeting held on 28 April 2016 under agenda item 12 or of any other agreement on the matter adopted by the Annual General Meeting, with the general limit of 2,990,719,015 euros applicable to these capital increases.

The Board of Directors shall also be authorised to delegate the powers conferred under this agreement that can be delegated to the Executive Committee and, where applicable, the director or directors deemed appropriate.

This delegation substitutes and revokes the previous delegation in force, approved at the Company's Annual General Meeting held on 23 April 2015, in terms of the part not used.

7.4.	Legal proceedings

After the information detailed in the last published audited financial statements, up until the date of registration of this document, it is necessary to (i) update the information regarding the procedure relating to the interest rate of reference for mortgages in Spain and add information relating to the legal proceedings associated with consumer loan contracts ("revolving" cards).

Reference rate for mortgages in Spain

In relation to the reference rate for mortgages in Spain, a preliminary ruling has been submitted to the Court of Justice of the In relation to the reference rate for mortgages in Spain, a request for a preliminary ruling was filed before the Court of Justice of the European Union (CJEU) which challenges the legitimacy, due to alleged lack of transparency, of mortgage loan contracts subject to the official benchmark rate called the IRPH (Índice de Referencia de Préstamos Hipotecarios).

The legal matter under debate is the transparency test based on article 4.2 of Directive 93/13, when the borrower is a consumer. Since the IRPH is the price of the contract and it falls within the definition of the main subject-matter of the contract, it must be drafted in plain, intelligible language, so that the consumer is in a position to evaluate, on the basis of clear, intelligible criteria, what the economic consequences derived from such contract are for him.

This request for a preliminary ruling was formulated by a First Instance Court several months after the Spanish Supreme Court had issued a ruling, on 14 December 2017, establishing that these contracts were lawful.

In line with the criteria established by the Advocate General (Abogado General) in his Opinion published on 10 September 2019, the CJEU issued a ruling on 3 March 2020 confirming that the IRPH index rate is not abusive and establishing the following guidelines to determine the fulfilment of the transparency requirements of the relevant clause in which the IRPH is agreed -which will have to be made on a case by case basis- and taken into account by the relevant national courts-: should (i) be grammatically and a formally intelligible and (ii) allow an average consumer, who is reasonably well-informed and reasonably observant and circumspect to be in a position to understand the specific functioning of the mechanism agreed for estimating the applicable interest rate and thus, to evaluate the economic burden of this mechanism in relation to his or her financial obligations.

In relation to the abovementioned requirements, the CJEU considers it especially relevant for the transparency examination to be made by the national courts that the essential information relating to the calculation of the IRPH rate was easily accessible, given that the IRPH is an official benchmark rate included in the transparency circular of the Bank of Spain, published in turn in the Official Gazette of Spain (Boletín Oficial del Estado) and, additionally, the provision of data to the consumer relating to the fluctuations of the IRPH during the two calendar years preceding the conclusion of the relevant loan agreement and up to the last available value of the index.

Likewise, the CJEU establishes the consequences of an eventual ruling issued by the national courts finding a lack of transparency in the commercialisation. In such cases, if the national court rules that the relevant clause lacks the necessary transparency and considers that declaring the contract null and void in its entirety will expose the consumer to particularly unfavourable consequences, the relevant court shall replace the IRPH with the relevant fallback provision agreed by the parties as substitutive index. In such cases where no substitutive index has been previously agreed, the relevant court shall substitute the IRPH for a “supplementary legal” index (the CJEU quote in this respect expressly the "IRPH Entidades" index included in the Additional Provision 15 of the Law 14/2013, of 27 September 2013 (Disposición Adicional Decimoquinta de la Ley 14/2013, de 27 de septiembre))

On 31 March 2020, the total amount of mortgages up to date with payments indexed to the IRPH with individuals was approximately €5,863 million (the majority of which are with consumers). The Group does not maintain provisions for this concept.

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Litigation linked to consumer credit contracts (“revolving” cards) through the application of the Usury Repression Act of 1908, as a result of the Spanish High Court Judgment dated 04.04.2020

The Spanish Supreme Court (Tribunal Supremo) has recently issued a ruling with specific relevance to credit agreements relating to credit cards as a form of revolving credit and/or deferred payments. The ruling establishes (i) that credit cards as a form of revolving credit are a specific segment within the credit facilities market; (ii) that the Bank of Spain publishes a specific benchmark interest rate for this product in its official statistics gazette (Boletín Estadístico), which is the one to be used to determine the “normal interest of money”; (iii) that the average interest rate applicable to credit card and revolving credit transactions as published in the official statistics of the Bank of Spain was slightly higher than 20% and (iv) that an APR like the one analysed in the case studied by the Spanish Supreme Court, that is, between 26.82% and 27.24%, is “significantly disproportionate”, which entails that the relevant contract shall be considered null and void and the relevant interest paid by the consumer shall be refunded. Unlike the preceding court ruling in this matter, which applied the supra duplum rule to determine when the interest rate shall be considered disproportionate (i.e. when exceeding twice the average ordinary interest rate), this new ruling does not provide specific criteria or accuracy which may allow entities to establish with legal certainty which level or gap from the “normal interest of money” can lead to the relevant agreement being considered null and void. This circumstance will probably lead to an increase in litigation and diverse judicial positions the impact of which cannot be determined at this time and which will be specifically followed up and specifically managed.

7.5.	Most recent significant trends

Since 31 December 2019, the date of the last published audited financial statements, to the registration date of this document, there have been no significant changes in the Issuer's financial results.

7.6.	Known trends, uncertainties, demands, commitments or events with a material effect on prospects

In light of recent global events (specifically the impact of COVID-19) that have occurred since 31 December 2019, the date of the last published audited financial statements, and up until the date of registration of this document, the macroeconomic framework and the relevant scenarios for the purposes of the Bank's activity have been updated and reviewed, as detailed in this section.

Scenarios subject to an extreme degree of uncertainty

The scenarios that follow have been constructed under an unusually high level of uncertainty, due to both the many unknown aspects in strictly epidemiological and health terms of the COVID-19 pandemic and also to the variety of economic policy responses that may be taken in the different countries in response to this shock.

Global economic outlook

At the beginning of 2020, the growth forecasts indicated a certain global acceleration during the year. These scenarios were soon superseded by the spread of the global COVID-19 pandemic that is likely to result in economic consequences of an unprecedented scale in the short term.

The few indicators that have been published since the pandemic began suggest so: In China, where the outbreak began, radical containment measures were applied and showed success after two months, although the rate of activity was also severely affected. As a consequence, Chinese GDP declined 6.8% year-on-year in the first quarter of 2020.

The pandemic's evolution to date suggests that no country will avoid being directly affected. Moreover, all economies are exposed, to a greater or lesser extent, to the slump in global demand, which was first felt in China at the beginning of the year in the wake of the pandemic and is likely to intensify in the coming months as it spreads to the rest of the world. Nor will any economy be able to emerge unscathed from the disruptions experienced by global supply chains, as well as from the restrictions imposed on people's movements internationally. On top of this, we must add the deterioration of the financial environment.

In this sense, the pace of activity is forecast to slump during the first half of 2020 and growth is expected to bounce back in 2021. In addition, the magnitude of the recession in 2020 will depend on the specificities of each country. To address this shock, economic measures of extraordinary breadth and depth are being rapidly deployed. The measures being implemented share (with variations) the same overarching goal: to prevent a temporary shock from having any long-lasting negative effects.

Economic scenario - Europe, Spain and Portugal

At a European level, CaixaBank believes the euro area is entering a brief but severe recession in the first half of 2020 of around -7%, although higher falls in GDP are not excluded. However, the recovery is expected to culminate in strong growth in 2021, which could exceed 6%.

The Spanish economy is likely to follow a pattern similar to Europe as a whole. CaixaBank estimates the fall in GDP in the first half of 2020 to easily exceed 10%, mainly due to the slowdown in activity that will be experienced by those sectors directly affected by the

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containment measures, such as the restaurant and hotel industry, commerce, leisure and transport, among others, accounting for around 25% of Spain's GDP.

However, the impact on most other sectors will also play a role. The profound effect of the measures taken to date can already be seen in the few indicators available to date, which point to a sharp contraction in consumption (despite the notable upswing seen in expenditure on staple goods).

In any case, once the pandemic is over, CaixaBank expects the measures taken by the authorities (which may be extended, if necessary) will help stimulate the economic recovery starting from the third quarter of 2020, so that GDP growth for 2020 as a whole could end up being around -7.2%, and it may be close to 7% in 2021. Nevertheless, since the current circumstances are unprecedented and entail an extremely high degree of uncertainty, a two-digit fall in the Spanish GDP in 2020 cannot be excluded.

Given this situation, the unemployment rate is expected to rise sharply to over 20% in the second quarter of 2020, then fall rapidly in the 2021 in line with the recovery in economic activity, to around 15% in the fourth quarter of 2021. As in other major European economies, CaixaBank expects the necessary fiscal stimulus measures to push up the public deficit, as well as public debt.

The economic scenario for Portugal is similar to that of Spain. As a result of the limitations to activity generated by the state of emergency, it is foreseeable that there will be a sharp drop in GDP in 2020 (-8.1%) and a rebound in growth in 2021 (+6.1%). The intensity of the shock will be similar to that of the Spanish economy and it is in the high end range within the eurozone (due to the weight of tourism and close commercial links with Spain, especially). The Government has adopted, to date, a support package for the economy equivalent to 4.6% of GDP, which is expected to be followed by more measures to mitigate the shock.

7.7.              Summary of any other contract (that is not a contract entered into in the current performance of the business activity) entered into by a member of the Group that has a clause by virtue of which any member of the Group may have an obligation or a right that is significant for the Group up until the date of this document

As at the date of this present document, there are no contracts of this nature except for those detailed in Notes 25 and 41 of the annual consolidated financial statements, in reference to the contract regarding tax consolidation and the Internal Protocol for Relations between ”la Caixa” and CAIXABANK, respectively.

8.	REGULATORY FRAMEWORK

8.1.              Regulatory framework within which the issuer operates and which may significantly affect its business activity, together with information regarding any governmental, economic, fiscal, monetary or political policies or factors that have materially affected, or could materially affect, directly or indirectly, the Issuer’s operations.

Below follows a summary of the more relevant aspects of the regulatory framework in which the CaixaBank Group operates, as well as the main factors that, direct or indirectly, have affected or currently affect the operations of the CaixaBank Group in a significant manner.

See the Risk Factors section of this Universal Registration Document, which includes those specific and relevant factors that, in the opinion of CaixaBank, could significantly affect the Group's operations.

Securities market

In relation to the regulatory framework on markets in financial instruments, on 3 January 2018 Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments (MiFID II) and Regulation (EU) 600/2014 of the European Parliament and the Council of 15 May 2014 (MiFIR) entered into force. This regulation seeks to improve transparency and reinforce the protection of customers of financial services.

As at the date of this Universal Registration Document, MiFID II has been incorporated into the Spanish legal system by virtue of Royal Decree 21/2017, Royal Decree Law 14/2018 and Royal Decree 1464/2018 and fully implemented within the Bank.

Capital

The CaixaBank Group is subject to the capital requirements in accordance with Regulation (EU) 575/2013 of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms (CRR), Directive 2013/36/EU of the European Parliament and of the Council on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms (CRD4), Directive 2002/87/EC of the European Parliament and of the Council on the supplementary supervision of credit institutions, insurance undertakings and investment firms in a financial conglomerate, to the extent that they may be amended or completed through any other standard on capital implemented by the CRD4 or the CRR and applicable to CaixaBank or the Group (including, for example, Law 10/2014 on the organisation, supervision and solvency of credit institutions and Royal Decree 84/2015 implementing Law 10/2014, as well as any other regulation, technical regulatory standards, circulars or directives that implement CRD4 or develop the CRR through which the EU implements the Basel III capital reforms.

In addition to the minimum capital requirements under CRD4, the regime under Directive 2014/59/EU (BRRD) and Regulation 806/2014/EU (SRM) of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, implemented in Spain through Law 11/2015 and Royal Decree 1012/2015, requires that banks must have minimum eligible capital and liabilities in relation to total liabilities and own funds (MREL).

On 23 November 2016, the European commission presented a comprehensive package of reforms to amend the CRR, CRD4 Directive, the BRRD and the SRM Regulation. On 14 May 2019, the text was formally approved by European Union Council and on 7 June 2019 the following regulations were published in the Official Journal of the European Union: (i) Directive (EU) 2019/878 (in its amended version, replaced or supplemented periodically, Directive CRD 5) amending Directive CRD 4, (ii) Directive (EU) 2019/879 (in its amended version, replaced or supplemented periodically, BRRD 2) amending, among others, the BRRD with regards to the capacity to absorb losses and the recapitalisation of credit institutions and investment firms, (iii) Regulation (EU) 2019 876 (CRR 2) amending, among others, the CRR with regards to the leverage ratio, net stable funding ratio, own funds requirements and admissible liabilities, counterparty credit risk, market risk, exposures to central counterparty entities, exposures to collective investment undertakings, large exposures and the requirements to present and disclose information, and (iv) Regulation (EU) 2019/877 (amended, replaced or supplemented periodically, the SRM 2 Regulation) amending the SRM Regulation with regards to the capacity to absorb losses and the recapitalisation of credit institutions and investment firms. The CRD 5 and BRRD 2 Directives, the CRR 2 and SRM 2 Regulations make up the banking reforms of the EU. The banking reforms of the EU entered into force on 27 June 2019 and shall be applicable as of 29 December 2020, except in the case of CRR 2, for which a period of two years is established as of the date of its entry into force, subject to certain exceptions. There is uncertainty about how the national authorities will include the CRD 5, the BRRD 2, the CRR 2 and the SRM 2 into Spanish law.

Solvency II – Insurance companies

The applicable regulatory framework for insurance entities from 1 January 2016 is Directive 2009/138/EC, of the European Parliament and of the Council, of 25 November 2009, on the taking-up and pursuit of the business of Insurance and Reinsurance (Solvency II). This Directive is complemented by Directive 2014/51/EU of the European Parliament and of the Council of 16 April 2014 (also known as Omnibus II).

The Directive was transposed into Spanish law through Act 20/2015, of 14 July, on the regulation, supervision and solvency of insurance and reinsurance entities (LOSSEAR), and Royal Decree 1060/2015, of 20 November (ROSSEAR).

The Solvency II Directive was developed through Commission Delegated Regulation (EU) 2015/35 of 10 October 2014 supplementing the Solvency II Directive, which is directly applicable.

The Insurance Group was in a position to comply with the new regulations on day one, having already readied itself for their entry into force.

Real estate lending standard

In 2019 Law 5/2019 of 15 March, regulating real estate lending contracts and Royal Decree 309/2019 of 26 April ("LCI") entered into force, transferring into Spanish law Directive 2014/17/EU of the European Parliament and of the Council of 4 February 2014, on reinforcing the legal security, transparency and prudential regime of real estate lending contracts. This regulation entered into force on 16 June 2019.

The scope of application of the LCI extends to all natural persons, regardless of whether they are consumers or not. This extension of the subjective sphere of protection of the Law compared to the Directive follows the traditional line of our legal system by extending the scope of protection to groups such as a self-employed workers.

The LCI focuses on regulating three main distinguishable aspects: (a) it contains standards on transparency and conduct which impose obligations on lenders and credit intermediaries, as well as their appointed representatives, completing and improving the current existing framework referred to in Order EHA/2899/2011 of 28 October and Law 2/2009 of 31 March, regulating the arrangement of loans and mortgages with consumers and intermediation services for the arrangement of loans and mortgages; (b) it regulates the legal regime of the intermediaries of real estate loans and real estate lenders; and (c) it establishes the penalty system for non- compliance is with the obligations contained therein.

Additionally, the LCI is not only limited to regulating the provisions laid out in the European Directive, with the aim of reinforcing certain aspects of the legal regime for arranging mortgages and their contractual terms. The last objective is to reinforce the guarantees for the borrowers in the lending process and avoid in the last instance the execution of these types of loans via the legal system with the subsequent loss of the home. For example, requirements are established for the production of documentation, such as the European Standardised Information Sheet "ESIS" considered to be a binding offer during the term agreed until the signature of the contract, at least 10 days beforehand; the Standardised Warning Sheet "SWS", which contains the existence of the relevant clauses or elements; the separate Document and the copy of the contract specifying all detailed costs, protection measures (limitation of late payment interest, thorough evaluation of the borrowers capacity, definition of financial concepts, determination of tied practices and crossed practices, accuracy of the content of the basic information must appear in the publicity material) and redistribution of the economic costs between the borrower and the lender (for example, the assumption of the Legal Documents tax, the appraisal costs of the property and the payment of the copies of the property deeds requested by the lender).

Furthermore, the ruling by the Supreme Court of 11 September 2019 relating to the effects of the voiding clauses relating to the early repayment of mortgage loans has amended the conditions for the early repayment of mortgage loans, determining that: (a) the voiding of a specific early repayment clause of the mortgage loan does not automatically imply the voiding of the mortgage loan; (b) alternatively, the early repayment clause that is rendered void shall be replaced by article 24 of Law 5/2019 (mandatory in nature), which imposes minimum periods that must be respected by the lending bank in the execution of the mortgage referenced to percentages of the capital (3% and 7%).

Financial transactions tax

The Bill on the Financial Transactions Tax (published in the Official Gazette of the Spanish Parliament/121/000002 of 28 February 2020) contemplates imposing a levy of an indirect nature, the taxable event of which will be the acquisition of shares for a valuable consideration in Spanish companies (such as marketable shares acquired for a valuable consideration comprising deposit certificates representing shares and with a stock market capitalisation value of more than EUR 1,000 million), regardless of the residency of the persons or entities involved in the operation.

The tax rate is 0.2% and the taxable amount is the amount of the consideration of the operations subject to the tax, not including the transaction costs derived from the prices of the market's infrastructures, nor brokerage fees or any other costs associated to the operation, with the taxable person being the investment services firm or the credit institution performing the acquisition on its own behalf.

The tax becomes due at the time of execution of the acquisition (for executions carried out at trading venues) or when it is entered in the register (for executions outside trading venues). Its main purpose is to contribute to financing the growing structural imbalance of the pension system, by collecting a forecast EUR 850 million a year.

The taxpayer is the party acquiring the securities. Whereas, the taxable person (regardless of their place of establishment) is the financial intermediary transmitting or executing the acquisition order, whether acting on its own behalf (credit institution or investment services firm) or on behalf of third party. In the first case, the taxable person will be the taxpayer; Whereas in the second, the following will have the condition of taxable person in place of the taxpayer: (a) the market member executing the acquisition, if the execution takes place at a trading venue; (b) the systematic internaliser, if the acquisition takes place within the scope of its activity (outside the trading venue); (c) the financial intermediary that receives the order to acquire the securities or performs the delivery by virtue of the execution or settlement of a financial instrument/contract, if the acquisition is performed outside a trading venue or as a systematic internaliser; and (d) the entity providing the securities depository service on behalf of the acquiring party, provided the acquisition is performed outside trading venue and without the involvement of any of the persons or entities indicated above.

The entry into force of the Financial Transactions Tax is scheduled for three months after its publication in the Official State Gazette, it represents a potential impact on credit institutions and investment services firms in acquisition scenarios either on their own behalf or when acting on behalf of others (financial intermediation). In addition, the divergences in the implementation of this regime within the European Union has resulted in the creation of disadvantageous regimes depending on the final characteristics of the Financial Transactions Tax, resulting in both impacts on market operations (e.g. the outsourcing of trading at affected trading venues, liquidity decreases) as well as on the dynamics of the affected financial instruments (e.g. substitution for tax-exempt financial instruments).

Regulations on payment services

Directive (EU) 2015/2366 of the European Parliament and of the Council of 25 November 2015 on payment services in the internal market, amending Directives 2002/65/EC, 2009/110/EC and 2013/36/EU and Regulation (EU) No 1093/2010, and repealing Directive 2007/64/EC was formally adopted on 25 November 2015. (“PSD”). This regulation introduces additional requirements regarding payment services in the EEA and supports the appearance of new players within the payment services area and the development of innovative mobile and Internet payments within Europe.

The banks are obliged to allow access to their customers' accounts for the suppliers of external payment services that provide payment initiation services and account information services.

Furthermore, Regulation (EU) 2015/751 of the European Parliament and of the Council of 29 April 2015 on interchange fees for card- based payment transactions maximum levels on interchange fees for debit and credit card based transactions.

PSD2 was implemented in Spain through Royal Decree Law 19/2018 of 23 November on payment services and other urgent financial measures and other implementing legislation.

Contributions to the Resolution Fund

The project of achieving a European banking union was launched in the summer of 2012. Its main goal is to resume progress towards the European single market for financial services by restoring confidence in the European banking sector and ensuring the proper functioning of monetary policy in the Eurozone. Banking union is expected to be achieved through new harmonised banking rules (the single rulebook) and a new institutional framework with stronger systems for both banking supervision and resolution that will be managed at the European level. Its two main pillars are the SSM and the SRM.

The SSM (comprising both the ECB and the national competent authorities) is intended to help make the banking sector more transparent, unified and safe. The SSM has represented a significant change in the approach to bank supervision at a European and global level, even if it has not resulted nor is it expected to result in any radical change in bank supervisory practices in the short term, and has resulted in the direct supervision by the ECB of the largest financial institutions, among them the Bank.

The other main pillar of the EU banking union is the SRM, the main purpose of which is to ensure a prompt and coherent resolution of failing banks in Europe at minimum cost. The SRM Regulation establishes uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the SRM and a Single Resolution Fund (as defined below). The SRM Regulation complements the SSM which established a centralised power of resolution entrusted to the SRB and to the national resolution authorities as an integral part of the process of harmonisation of the resolution regime provided for by the BRRD. The SRB began operation on 1 January 2015 and fully assumed its resolution powers on 1 January 2016. From that date a single resolution fund (the Single Resolution Fund) has also been in place, funded by contributions from European banks. The Single Resolution Fund is intended to reach a total amount of €55 billion by 2024 and to be used as a separate backstop only after an 8% total liabilities and own funds (or 20% RWA in certain cases) have already been bailed-in (in line with the BRRD).

Law 11/2015 and RD 1012/2015 established a requirement for banks to make at least an annual contribution to the National Resolution Fund (Fondo de Resolución Nacional) in addition to the annual contribution to be made to the Deposit Guarantee Fund (Fondo de Garantía de Depósitos) by member institutions. The total amount of contributions to be made to the National Resolution Fund by all Spanish banking entities must equal 1% of the aggregate amount of all deposits guaranteed by the Deposit Guarantee Fund by 31 December 2024. The contribution is adjusted to the risk profile of each institution in accordance with the criteria set out in RD 1012/2015 and in the Commission Delegated Regulation (EU) 2015/63 of 21 October 2014 supplementing Directive 2014/59/EU of the European Parliament and of the Council with regard to ex ante contributions to resolution financing arrangements. The National Resolution Fund was combined with the rest of the EU Member State's national funds into the Single Resolution Fund on 1 January 2016. The SRM Regulation was enacted whereby the SRB replaces the national resolution authorities and assumes administration of the Single Resolution Fund and calculation of the bank contributions, applying the calculation methodology set out in Commission Delegated Regulation 2015/63, of 21 October 2014.

In addition to the above, the FROB may request extraordinary contributions. Law 11/2015 has also established an additional charge (tasa) which will be used to further fund the activities of the FROB as resolution authority and which equals to 2.5% of the annual contribution to be made to the National Resolution Fund.

9.	DOCUMENTS FOR CONSULTATION

The corporate by-laws of CAIXABANK are available to the public and can be consulted during the period of validity of this Universal Registration Document on the corporate website (www.caixabank.com) and at the registered address of the Company.

The financial statements and management reports, separate and consolidated, of CAIXABANK as well as the Annual Corporate Remuneration Report, for the financial years 2017, 2018 and 2019 as well as the audit reports corresponding to the foregoing financial years, can be consulted during the period of validity of this Universal Registration Document at www.caixabank.com, at www.cnmv.es and they have been filed with the CNMV.

Barcelona, 23 April 2020

CAIXABANK, S.A.

pp

Matthias Bulach

Head of Financial Accounting, Financial Management and Capital

* * *

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Registration Document, the Spanish version shall prevail

AMENDMENT TO THE UNVERSAL REGISTRATION DOCUMENT OF CAIXABANK, S.A. REGISTERED WITH THE OFFICIAL REGISTRIES OF THE COMISION NACIONAL DEL MERCADO DE VALORES ON 23 APRIL 2020

This amendment (hereinafter, the “Amendment”) to the Universal Registration Document of CaixaBank, S.A. (hereinafter, the “Issuer”), which has been prepared in accordance with the provisions laid out by Appendix II of Regulation (EU) 2017/1129 of the European Parliament and of the Council and Appendixes 1 and 2 of Commission Delegated Regulation (EU) 2019/980, and registered with the Official Registries of the Comisión Nacional del Mercado de Valores (“CNMV”) on 23 April 2020, is prepared in accordance with article 9 of Regulation (EU) 2017/1129 of the European Parliament and of the Council.

This Amendment must be read jointly with the Universal Registration Document registered with the CNMV on 23 April 2020, with the official registration number 11078 and, as the case may be, with any other amendment of supplement to such Universal Registration Document that CaixaBank, S.A. may publish in the future.

1. PERSONS RESPONSIBLE FOR THE INFORMATION

Matthias Bulach, Head of Financing Accounting, Control and Capital, for and on behalf of the Issuer, by virtue of the resolution adopted by the Board of Directors on 26 March 2020, assumes responsibility for the content of this Amendment.

Matthias Bulach declares that the information contained in this Amendment is, to the best of his knowledge, accurate and truthful and does not omit anything likely to affect its import.

2. AMENDMENT OF SUBSECTION 1. RISK FACTORS ARISING FROM STRATEGIC EVENTS: COVID-19 OF THE RISK FACTORS SECTION

Subsection 1. RISK FACTORS ARISING FROM STRATEGIC EVENTS: COVID-19 of the RISK FACTORS SECTION of the Universal Registration Document is amended and an additional paragraph is included after the seventh paragraph, with the following content:

“In the first quarter of 2020, the Group recognised the changes in the macroeconomic scenarios and changed the weighting established for each scenario employed in the estimate of expected loss due to credit risk. For this purpose, internal economic projection scenarios based on the impact of the COVID-19 health crisis on the economy and different levels of severity have been used, albeit providing a certain weight to alternative macroeconomic projections with a lesser contextual bias.

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Registration Document, the Spanish version shall prevail

Combining scenarios allows reducing the uncertainty of projections in the current context and the procyclicality of credit risk models in line with the recommendations of supervisory bodies. As a result, a provision for credit risk of EUR 400 million was recognised at 31 March 2020, although these provisions will be updated in coming months based on new available information.”.

3. AMENDMENT OF SUBSECTION 2.3.2 OWN FUNDS/SOLVENCY RISK OF THE RISK FACTORES SECTION

Subsection 2.3.2. Own funds / solvency risk of the RISK FACTORS section of the Universal Registration Document is amended and the following paragraph is included at the end of the subsection:

“In addition to the recent statements on using flexibility within accounting and prudential rules, such as those made by the Basel Committee of Banking Supervision, the European Banking Authority (EBA) and the European Central Bank, amongst others, the European Commission proposed on 28 April 2020 a few targeted “quick fix” amendments to the EU's banking prudential rules (the Capital Requirements Regulation) in order to maximise the ability of banks to lend and absorb losses related to Coronavirus. The Commission proposed exceptional temporary measures to alleviate the immediate impact of Coronavirus-related developments, by adapting the timeline of the application of international accounting standards on banks' capital, by treating more favourably public guarantees granted during this crisis, by postponing the date of application of the leverage ratio buffer and by modifying the way of excluding certain exposures from the calculation of the leverage ratio. The Commission also proposed to advance the date of application of several agreed measures that incentivise banks to finance employees, SMEs and infrastructure projects.”

4. AMENDMENTS TO SECTION 4.6. SIGNIFICANT CHANGES IN THE ISSUER’S FINANCIAL OR TRADING POSITION OF THE COMPLEMENTARY INFORMATION OTHE UNIVERSAL REGISTRATION DOCUMENT

Section 4.6 Significant changes in the issuer’s financial or trading position of the Complementary Information of the Universal Registration Document is amended and the following changes are made:

Following the table on which the changes in the capital ratios as a consequence of the dividend reduction is shown, the following note is included:

“In response to the global COVID-19 crisis, the Basel Committee on Bank Supervision announced on 27 March 2020 that it will delay the implementation deadline of Basel IV from January 2022 to January 2023 (and accompanying transitional arrangements for the output floor by one year to 1 January 2028) so that this would allow both supervisors and the banking industry to focus their operational capacity on responding to the COVID-19 crisis”

Likewise, the following two paragraphs are included at the end of the section:

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Registration Document, the Spanish version shall prevail

“With reference date 31 March 2020, CaixaBank has availed itself to the IFRS9's transitional provisions, which permits partially mitigating in its capital adequacy calculations the pro-cyclicality associated with the provisions model under IFRS9 throughout the established transitional period.

In the context of the current COVID-19 crisis, the supervisor informed banks that it expected those who did not adhere to the staging of the initial impact of the introduction of the IFRS9 on own funds (1 January 2018) to do so now, in accordance with Regulation (EU) No 2017/2395 of the European Parliament. The application of IFRS9 as of 1 January 2018 mainly involved an increase of the accounting provisions due to changes regarding their recognition: for anticipated loss (IFRS9) instead of incurred loss (IAS 39). In order to mitigate the impact of provisions on the capital ratios, the European Parliament and Commission enacted Regulation 2017/2395, whereby article 473 bis was introduced in the CRR, providing the possibility of adhering to a mechanism that allows progressively adapting to the IFRS9. CaixaBank will request the adherence to this mechanism (pending approval by the ECB) with reference date 31 March 2020.”

5. AMENMENT OF SECTION 8.1 REGULATORY ENVIRONMENT OF THE COMPLEMENTARY INFORMATION OF THE UNIVERSAL REGISTRATION DOCUMENT

Section 8.1 Regulatory Environment of the Complementary Information of the Universal Registration Document, Solvency subsection is amended and the following paragraph is included at the end of the section:

“On 27 March 2020, the GHOS endorsed a set of measures to provide additional operational capacity for banks and supervisors to respond to the immediate financial stability priorities resulting from the impact of COVID-19 on the global banking system. The measures endorsed by the GHOS comprise the following changes to the implementation timeline of the outstanding Basel III standards:

•	The implementation date of the Basel III standards finalised in December 2017 has been deferred by one year to 1 January 2023. The accompanying transitional arrangements for the output floor have also been extended by one year to 1 January 2028.

•	The implementation date of the revised market risk framework finalised in January 2019 has been deferred by one year to 1 January 2023.

•	The implementation date of the revised Pillar 3 disclosure requirements finalised in December 2018 has been deferred by one year to 1 January 2023. ”

6. INCORPORATION OF THE UNAUDITED QUARTERLY BUSINESS ACTIVITY AND RESULTS REPORT PREPARED UNDER MANAGEMENT CRITERIA FOR THE THREE MONTHS ENDED 31 MARCH 2020

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Registration Document, the Spanish version shall prevail

The unaudited quarterly business activity and results report prepared under management criteria for the three months ended 31 March 2020 sent to the CNMV on 30 April 2020 is incorporated by reference to the Universal Registration Document.

7. VALIDITY OF THE REST OF THE TERMS OF THE REGISTRATION DOCUMENT

The incorporation of the unaudited quarterly business activity and results report prepared under management criteria for the three months ended 31 March 2020 sent to the CNMV on 30 April 2020 as well as the amendments described in sections 2 to 5 above do not entail the amendment of any other part of the Universal Registration Document of CaixaBank, S.A.

The unaudited quarterly business activity and results report prepared under management criteria for the three months ended 31 March 2020 sent to the CNMV on 30 April 2020, is available both in CaixaBank, S.A.’s website https://www.caixabank.com/deployedfiles/caixabank/Estaticos/PDFs/Informacion_accionistas_inversores/Informacion_Economica_Financiera/InformeFinanciero_1T20_ENG.PDF and the CNMV’s website http://www.cnmv.es/Portal/Consultas/IFI/ListaIFI.aspx?nif=A-08663619.

Barcelona, 6 May 2020

_____________________

Matthias Bulach

On behalf of the Issuer

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Supplement to the Registration Document, the Spanish version shall prevail

SUPPLEMENT TO THE UNVERSAL REGISTRATION DOCUMENT OF CAIXABANK, S.A. REGISTERED WITH THE OFFICIAL REGISTRIES OF THE COMISION NACIONAL DEL MERCADO DE VALORES ON 23 APRIL 2020

This supplement (hereinafter, the “Supplement”) to the Universal Registration Document of CaixaBank, S.A. (hereinafter, the “Issuer”), which has been prepared in accordance with the provisions laid out by Appendix II of Regulation (EU) 2017/1129 of the European Parliament and of the Council and Appendixes 1 and 2 of Commission Delegated Regulation (EU) 2019/980, and registered with the Official Registries of the Comisión Nacional del Mercado de Valores (“CNMV”) on 23 April 2020, with official registration number 11078, and to the Base Prospectus for Non-Participating Securities and the Promissory Notes Programme of the Issuer registered with the CNMV on 9 July 2020 with the official registration numbers 11100 and 11099, respectively, constitute a supplement according to article 22 Royal Decree 1310/2005, of 4 November, partially implementing the Securities Market Act (Law 24/1988, of 28 July) in matters affecting securities listings on official secondary markets, public offers for sale or subscription of securities, and the required prospectus to such purposes.

This Supplement must be read jointly with the Universal Registration Document and, as the case may be, with any other amendment of supplement to such Universal Registration Document that the Issuer may publish in the future and jointly with the Base Prospectus for Non-Participating Securities and the Promissory Notes Programme, as the case may be, and, if applicable, with any other amendment of supplement to such Base Prospectus for Non-Participating Securities and the Promissory Notes Programme that the Issuer may publish in the future.

1. PERSONS RESPONSIBLE FOR THE INFORMATION

Matthias Bulach, Head of Financing Accounting, Control and Capital, for and on behalf of the Issuer, by virtue of the resolution adopted by the Board of Directors on 26 March 2020, assumes responsibility for the content of this Supplement.

Matthias Bulach declares that the information contained in this Supplement is, to the best of his knowledge, accurate and truthful and does not omit anything likely to affect its import.

2. AMENDMENTS TO SUBSECTION 1. RISK FACTORS ARISING FROM STRATEGIC EVENTS: COVID-19 OF THE RISK FACTORS SECTION OF THE UNIVERSAL REGISTRATION DOCUMENT

Subsection 1. Risk Factors arising from strategic events: Covid-19 of the Risk Factors section of the Universal Registration Document is modified, the content of which is replaced in full by the following:

“The most relevant Strategic Events identified by the Group are as follows: (1) the uncertainties of the geopolitical and macroeconomic environment; (2) the persistence of an environment of low interest rates; (3) the arrival of new competitors with the possibility to disrupt; (4)

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Supplement to the Registration Document, the Spanish version shall prevail cybersecurity events; (5) risks related to climate change; and (6) changes to the legal, regulatory or supervisory framework.

In particular, the COVID-19 Pandemic has seen itself materialised mainly in the Strategic Event associated with uncertainties of the geopolitical and macroeconomic environment.

The COVID-19 pandemic is having a significant effect on the economic activity of Spain and Portugal, among other countries, therefore it could have a damaging effect on the Group's financial position and risk profile.

There is no way to know what the exact impact of COVID-19 will be on each of the risks in the Taxonomy, as this will depend on future events and developments that are uncertain, including actions to contain or treat the disease and mitigate its impact on the economies of the affected countries, among them being Spain and Portugal. As a result, the volatility of the financial markets has greatly increased and significant falls have been experienced. Likewise, the macroeconomic outlook has worsened considerably (see chapter 10 "Information on Trends"), these are however forward-looking scenarios that are still volatile at this point in time.

In this context, legislators, regulators and supervisors, on both a national and international level, have issued regulations, communications and guidelines. These are mainly aimed at ensuring that the efforts of the financial institutions are focused on the execution of the critical economic functions they perform, and to ensure consistent application of regulatory frameworks.

Indeed, the Spanish Government has passed, among others, Royal Decree-Law (RDL) 6/2020, 8/2020 and 11/2020, on urgent extraordinary measures to address the economic and social impact of COVID-19: in the first of these, it is worth noting the additional four-year extension to the moratorium on evictions of vulnerable borrowers and the broadening of the concept of a vulnerable person; the second establishes extraordinary measures designed to allow a one-month moratorium on mortgage debts for the acquisition of primary housing held by persons facing extraordinary difficulties for payment and the extension of public guarantees of the Official Credit Institute for businesses and self-employed persons affected; and the third contains an extension of the moratorium established in RDL 8/2020 in terms of both time, from one to three months, and segments, including consumer loans, for example.

In relation to the above described measures, on 30 June 2020 the moratorium requests approved by the Group amounted to €15,498 million, which include both the legal moratoria and the moratoria derived from sectorial agreements complementing the legal moratoria1. Moreover, as of 30 June 2020 the moratorium requests under analysis by the Group amounted to €1,251 million. It is worth to highlight that the possibility to request the granting of the legal and the sectorial moratoria will expire by 29 September 2020. Furthermore, the total amount of government backed financing as of 30 June 2020 amounted to €10,895 million.

In addition to the above measures, the Spanish Government passed the Royal Decree-Law 25/2020, which established legislative moratoria for loans secured through a mortgage over real estate assets devoted to tourist activities owned by self-employed workers or legal entities and the Royal Decree-Law 26/2020, which established legislative moratoria for loans, leasing and renting transactions entered into with self-employed workers or legal entities for the acquisition, leasing or renting of buses and vehicles for public transport of persons and goods (as applicable). Both instruments entered into force on the day after their respective publication, i.e. on 3 July 2020 and 7 July 2020 respectively, and the moratoria set out therein expire on the same date that the other approved legislative moratoria.

Notwithstanding the implementation of such measures, the Group’s preliminary assessment points initially to a potentially significant increase in terms of credit risk. This might imply the need to materially increase the stock of provisions in order to address deterioration in credit portfolio quality, taking into account expected losses according to the IFRS 9 standard, which

1 In particular, CaixaBank, S.A. has adhered to the sectorial agreement of the Spanish Confederation of Saving Banks (Confederación Española de Cajas de Ahorro (CECA)) dated 16 April 2020 in relation to the deferral of financing transactions involving clients affected by the coronavirus crisis.

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Supplement to the Registration Document, the Spanish version shall prevail has certain procyclical tendencies. In this sense, the main indicators and impacts observed by the Group during the first half of 2020 are described below.

On one hand, the Group recognised the changes in the macroeconomic scenarios and changed the weighting established for each scenario employed in the estimate of expected loss due to credit risk under IFRS9 accounting standard. For this purpose, internal economic projection scenarios based on the impact of the COVID-19 health crisis on the economy and different levels of severity have been used. Combining scenarios enables to make the best estimate in the current context of uncertainty. As a consequence, a provision for credit risk of 1,155 million as of 30 June 2020 has been recognised, although these provisions will be updated in the future based on new available information.

After the reinforcement of the credit risk hedging during the first half of 2020, including the recognition of the provisions related to the COVID-19, the impairment losses on financial assets during the first half of 2020 amounted to €1,334 million, compared to the €204 million losses recognized during the first half of 2019.

On the other hand, the non-performing loan ratio of the Group as of 30 June 2020 was reduced to 3.5%, 10 basis points below as of 31 December 2019 given that, although the balance of non-performing loans increased due to the reduction of recovery activity during the state of alarm (from €8,794 million as of 31 December 2019 to €9,220 million as of 30 June 2020), the loans to customers and other contingent liabilities increased during the first half of 2020 (from €244,262 million as of 31 December 2019 to €260,261 million as of 30 June 2020).

While the gross loans and advances to customers increased by 6.8% during the first half of 2020 and by 5.0% during the second quarter of 2020, amounting to €242,956 million as of 30 June 2020, it is worth highlighting the reduction in the granting of mortgage loans as a result of the situation of these recent months has accentuated the trend of household deleveraging (-1.9% during the first half of 2020 and -0.9% in the second quarter of 2020). Likewise, the reduction of private consumption during the state of alarm has led to a decline in consumer credit (-2.8% during the first half of 2020 and -3.7% during the second quarter of 2020).

Regarding the risk of impairment of other assets, and specifically in relation to equity investments, as of 30 June 2020 there are no indications that call into question the recoverable amount of the investments that exceed the accounting value, nor there is any recognized impairment over the investment portfolio which may affect the results of the Group. In relation to the standalone statement of profit and loss of CaixaBank, as of 30 June 2020 an impairment of €91 million of the value of the investment in CaixaBank’s subsidiaries, joint ventures and associates has been recognized (€55 million as of 30 June 2019). With regard to deferred tax assets, the analysis of the impairment tests and the sensitivity scenarios has not led to the need to recognize any impairment. For further details, refer to section 13 “Intangible Assets” and 19 “Tax Position” of the Condensed interim consolidated financial statements of the Group for the six months ending on 30 June 2020.

With regard to the risks linked to the evolution of markets, including investment portfolios in debt instruments and investee undertakings, the materiality of the same could increase significantly as a result of the high levels of volatility observed in global financial markets. In this regard, it is also worth highlighting the risk of significant falls in the price of shares or other instruments issued by CaixaBank.

In an operational context, both CaixaBank and the different Group companies have activated their respective Business Continuity Plans. The contingency plans envisaged for a pandemic scenario have been activated in order to safeguard business continuity and continue providing services to customers. In this way, the functionality of both the headquarters of the Group and its affiliates and of the network of commercial branches and digital channels has been maintained. However, the current situation has led to an increase in the use of alternatives to physical presence in banking transactions, such as the Group's websites and applications. This increase has been compounded by a new generalised teleworking environment and labour flexibility.

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Supplement to the Registration Document, the Spanish version shall prevail

In relation to own funds, as detailed in sections 4.6 “Significant changes in the commercial financial position of the issuer" In the section COMPLIMENTARY INFORMATION and 2.3.2 "Own funds/solvency risk" of the present section on RISK FACTORS, CaixaBank has also taken decisions to reinforce its solvency for as long as it has the capacity and flexibility to support the economy as a response to COVID-19; mainly the reduction of the dividend charged to the 2019 financial year, the amendment to the dividend policy and a reduction of the CET1 solvency ratio targets. Furthermore, the CEO and the rest of the Senior Management of CaixaBank took the decision to renounce to their bonus for the 2020 financial year.

Lastly, the rating agency Fitch Ratings España, S.A.U. (“Fitch”) has revised to negative from stable its outlook for the operating environment of the Spanish banking sector as a result of COVID-19 and, as a consequence, also revised the outlook on CaixaBank’s long-term issuer rating (BBB+) from stable to negative. Likewise, Moody’s Investors Service España, S.A. (“Moody’s”) also changed the outlook on the Spanish banking sector from stable to negative, without, as at the date of this Universal Registration Document, taking any rating action on Issuer-s ratings.”

3. AMENDMENT TO SECTION 4.6 SIGNIFICANT CHANGES IN THE COMMERCIAL FINANCIAL POSITION OF THE ISSUER OF THE COMPLEMENTARY INFORMATION OF THE UNIVERSAL REGISTRATION DOCUMENT

Section 4.6 Significant changes in the commercial financial position of the Issuer of the Complementary Information of the Universal Registration Document is amended and the following paragraphs are included at the end of the section:

“Agreement to sell a 29% stake in the current participation in the share capital of Comercia Global Payments, Entidad de Pago, S.L.

On 31 July 2020, the Issuer announced that on 30 July 2020, CaixaBank Payments & Consumer, S.A. (“CPC”), a wholly-owned subsidiary of CaixaBank, reached an agreement with Global Payments Inc. (“Global Payments”) to sell a 29% stake in its 49% participation in the share capital of Comercia Global Payments, a joint venture between CPC and Global Payments, for a cash consideration of €493 million, which implies a valuation of €1,700 million for 100% of Comercia Global Payments.

As a result of this Transaction, CaixaBank will maintain a presence and degree of significant influence in Comercia Global Payments’s merchant acquiring business, while also realising a significant capital gain. The current commercial agreement between Comercia Global Payments and CaixaBank will remain in place and be extended until 2040, in order to facilitate product innovation, accelerate the growth trajectory of the business and better serve the client network.

This transaction is expected to generate a post-tax capital gain of approximately €410 million, equivalent to 19 basis points of CET1 ratio (adjusted for divided accrual), with an estimated impact of €-14 million in equity accounted income for 2021.

The transaction is expected to close during the second half of 2020”.

4. AMENDMENTS TO SECTION 7.1 ADMINISTRATIVE, MANAGEMENT, AND SUPERVISORY BODIES AND SENIOR MANAGEMENT OF THE COMPLEMENTARY INFORMATION OF THE UNIVERSAL REGISTRATION DOCUMENT

Section 7.1 Administrative, management, and supervisory bodies and senior management of the Complementary Information of the Universal Registration Document is amended and the following paragraphs are included at the end of the section

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Supplement to the Registration Document, the Spanish version shall prevail

“On 3 August 2020, CAIXABANK Shareholders' Agreement (hereinafter the "Shareholders' Agreement") which was signed on 3 August 2012 coinciding with the merger by absorption of Banca Cívica, S.A. shall become void due to the expiry of its period of validity. The Shareholders' Agreement and its amendments were published in the Significant Event filings dated 3 August 2012, 17 October 2016 and 29 October 2018.

Due to the termination of the Shareholders' Agreement, Fundación CajaCanarias has tendered its resignation as proprietary director to the Board of Directors of CAIXABANK.

The Board of Directors has requested that Fundación CajaCanarias step down from its position once it has received the findings of the banking authorities verifying the suitability of Carme Moragues Josa, whom the Board, on the basis of the proposal presented by the Appointments Committee, has agreed to appoint via co-option as an independent director of CAIXABANK to cover the vacancy that will be left after Fundación CajaCanarias steps down.”

5. INCORPORATION OF THE UNAUDITED QUARTERLY BUSINESS ACTIVITY AND RESULTS REPORT PREPARED UNDER MANAGEMENT CRITERIA FOR THE SIX MONTHS ENDED 30 JUNE 2020 TO THE UNIVERSAL REGISTRATION DOCUMENT

The unaudited quarterly business activity and results report prepared under management criteria for the six months ended 30 June 2020 sent to the CNMV on 31 July 2020 is incorporated by reference to the Universal Registration Document.

6. INCORORATION OF THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS, MANAGEMENT REPORT AND LIMITED REVIEW REPORT AS OF AND FOR THE SIX MONTHS ENDED 30 JUNE 2020 TO THE UNIVERSAL REGISTRATION DOCUMENT

The condensed interim consolidated financial statements, management report and limited review report as of and for the six months ended 30 June 2020 sent to the CNMV on 31 July 2020 are incorporated by reference to the Universal Registration Document.

7. VALIDITY OF THE REST OF THE TERMS OF THE UNIVERSAL REGISTRATION DOCUMENT

The incorporation of (i) the unaudited quarterly business activity and results report prepared under management criteria for the six months ended 30 June 2020 sent to the CNMV on 31 July 2020; (ii) the condensed interim consolidated financial statements, management report and limited review report as of and for the six months ended 30 June 2020 sent to the CNMV on 31 July 2020; and (iii) the amendments described in sections 2, 3 and 4 above do not entail the amendment of any other part of the Universal Registration Document of CaixaBank, S.A

The unaudited quarterly business activity and results report prepared under management criteria for the six months ended 30 June 2020 sent to the CNMV on 31 July 2020 is available at CaixaBank website on https://www.caixabank.com/deployedfiles/caixabank/Estaticos/PDFs/Informacion_accionistas_inversores/IF_2T20_ENG.PDF.

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Supplement to the Registration Document, the Spanish version shall prevail

The condensed interim consolidated financial statements, management report and limited review report as of and for the six months ended 30 June 2020 sent to the CNMV on 31 July 2020 is available at CaixaBank website on https://www.caixabank.com/deployedfiles/caixabank/Estaticos/PDFs/Informacion_accionistas_inversores/MEMIdGGRUPCAIXABANK30062020-ING.pdf and on CNMV website on http://www.cnmv.es/Portal/Consultas/IFI/ListaIFI.aspx?nif=A-08663619.

Barcelona, 17 August 2020

_____________________

Matthias Bulach

On behalf of the Issuer

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Supplement to the Registration Document, the Spanish version shall prevail

SUPPLEMENT TO THE UNVERSAL REGISTRATION DOCUMENT OF CAIXABANK, S.A. REGISTERED WITH THE OFFICIAL REGISTRIES OF THE COMISION NACIONAL DEL MERCADO DE VALORES ON 23 APRIL 2020

This supplement (hereinafter, the “Supplement”) to the Universal Registration Document of CaixaBank, S.A. (hereinafter, the “Issuer”), which has been prepared in accordance with the provisions laid out by Appendix II of Regulation (EU) 2017/1129 of the European Parliament and of the Council and Appendixes 1 and 2 of Commission Delegated Regulation (EU) 2019/980, and registered with the Official Registries of the Comisión Nacional del Mercado de Valores (“CNMV”) on 23 April 2020, with official registration number 11078, and to the Base Prospectus for Non-Participating Securities and the Promissory Notes Programme of the Issuer registered with the CNMV on 9 July 2020 with the official registration numbers 11100 and 11099, respectively, constitute a supplement according to article 22 Royal Decree 1310/2005, of 4 November, partially implementing the Securities Market Act (Law 24/1988, of 28 July) in matters affecting securities listings on official secondary markets, public offers for sale or subscription of securities, and the required prospectus to such purposes.

This Supplement must be read jointly with the Universal Registration Document and, as the case may be, with any other amendment of supplement to such Universal Registration Document that the Issuer may publish in the future and jointly with the Base Prospectus for Non-Participating Securities and the Promissory Notes Programme, as the case may be, and, if applicable, with any other amendment of supplement to such Base Prospectus for Non-Participating Securities and the Promissory Notes Programme that the Issuer. may publish in the future.

1. PERSONS RESPONSIBLE FOR THE INFORMATION

Matthias Bulach, Head of Financing Accounting, Control and Capital, for and on behalf of the Issuer, by virtue of the resolution adopted by the Board of Directors on 26 March 2020, assumes responsibility for the content of this Supplement.

Matthias Bulach declares that the information contained in this Supplement is, to the best of his knowledge, accurate and truthful and does not omit anything likely to affect its import.

2. AMENDMENT OF SECTION RISK FACTORS OF THE UNIVERSAL REGISTRATION DOCUMENT

In light of the information published by the Issuer relating to the agreement of the joint merger plan for the merger of Bankia, S.A. by CaixaBank, S.A., (a) the introductory section of the Risk Factors section of the Universal Registration Document is modified, and (b) a new subsection 4 in such section titled “RISK FACTOR MERGER WITH BANKIA” is included

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Supplement to the Registration Document, the Spanish version shall prevail

Likewise, the last paragraph of subsection 1 of such section titled “RISK FACTORS ARISING FROM STRATEGIC EVENTS: COVID-19” and subsection 3 titled “RISK FACTOR MERGER WITH BANKIA” are updated, in order to update the recent confirmation of the credit ratings of CaixaBank upon the evaluation of the impacts on the credit profile of the announcement of the agreement on the joint merger plan.

The content of such sections is replaced by the following:

“RISK FACTORS

Below follow the risk factors which in accordance with the provisions set forth in the above-mentioned applicable legislation, could be considered specific to CaixaBank, S.A., (hereinafter, “CAIXABANK”, “CaixaBank”, the “Company” or the “Issuer”) and relevant when adopting an informed investment decision.

All references made to CAIXABANK, the Company or the Issuer shall be understood to include all those companies that form part of the CAIXABANK Business group of which CAIXABANK is the parent company (hereinafter, “the CaixaBank Group” or “the Group”).

The Group's internal risk taxonomy is used to identify the relevant risk factors, known as the Corporate Risk Taxonomy (hereinafter, “the Taxonomy”). It consists of a description of the material risks identified by the Risk Assessment process, which is reviewed on an annual basis. The materialisation of any of the risks included in the Taxonomy could have a negative impact on the business, economic results, financial position, or even the image and reputation of the Group, as well as affect the credit rating ("rating") of the Company and the price of the shares admitted to trading on the markets, which could result in partial or total loss of any investment made.

The Taxonomy is organised into categories (risks specific to the financial activity, business model, operational risk and reputational risk).

In the future, risks currently not considered as relevant or which are unknown to the Company In the future, risks currently not considered as relevant or which are unknown to the Company may likewise have a substantially negative impact on the business, economic results, financial position, image or reputation of the Group.

In this regard, the materiality of the risks is therefore conditional to the level of exposure and efficiency of the Company's management and control system as well as certain adverse effects which, due to being external to the Group's strategy, may threaten its performance. The Risk Assessment is also the main source of identification of these events (hereinafter, "Strategic Events").

Using the above-mentioned architecture for identifying and analysing risks and events, the RISK FACTORS of the Universal Registration Document are implemented using the following structure:

1.	Risk factors corresponding to Strategic Events which might affect the materiality of the risks contained in CaixaBank Group’s Corporate Risk Taxonomy, particularly focused on the recent pandemic caused by the SARS-CoV-2 coronavirus (hereinafter, "COVID-19").

2.	Risk factors linked to the main quantitative and qualitative risk indicators of the Taxonomy, ordered by materiality within each one of their respective categories.

3.	Risk factor of the Issuer's credit rating.

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Supplement to the Registration Document, the Spanish version shall prevail

4.	Risk factor linked to the announcement of the merger with Bankia, S.A. (“Bankia”).

The most relevant Strategic Events identified by the Group are as follows: (1) the uncertainties of the geopolitical and macroeconomic environment; (2) the persistence of an environment of low interest rates; (3) the arrival of new competitors with the possibility to disrupt; (4) cybersecurity events; (5) risks related to climate change; and (6) changes to the legal, regulatory or supervisory framework.

In particular, the COVID-19 Pandemic has seen itself materialised mainly in the Strategic Event associated with uncertainties of the geopolitical and macroeconomic environment.

The COVID-19 pandemic is having a significant effect on the economic activity of Spain and Portugal, among other countries, therefore it could have a damaging effect on the Group's financial position and risk profile.

There is no way to know what the exact impact of COVID-19 will be on each of the risks in the Taxonomy, as this will depend on future events and developments that are uncertain, including actions to contain or treat the disease and mitigate its impact on the economies of the affected countries, among them being Spain and Portugal. As a result, the volatility of the financial markets has greatly increased and significant falls have been experienced. Likewise, the macroeconomic outlook has worsened considerably (see chapter 10 "Information on Trends"), these are however forward-looking scenarios that are still volatile at this point in time.

In this context, legislators, regulators and supervisors, on both a national and international level, have issued regulations, communications and guidelines. These are mainly aimed at ensuring that the efforts of the financial institutions are focused on the execution of the critical economic functions they perform, and to ensure consistent application of regulatory frameworks.

Indeed, the Spanish Government has passed, among others, Royal Decree-Law (RDL) 6/2020, 8/2020 and 11/2020, on urgent extraordinary measures to address the economic and social impact of COVID-19: in the first of these, it is worth noting the additional four-year extension to the moratorium on evictions of vulnerable borrowers and the broadening of the concept of a vulnerable person; the second establishes extraordinary measures designed to allow a one-month moratorium on mortgage debts for the acquisition of primary housing held by persons facing extraordinary difficulties for payment and the extension of public guarantees of the Official Credit Institute for businesses and self-employed persons affected; and the third contains an extension of the moratorium established in RDL 8/2020 in terms of both time, from one to three months, and segments, including consumer loans, for example.

In relation to the above described measures, on 30 June 2020 the moratorium requests approved by the Group amounted to €15,498 million, which include both the legal moratoria and the moratoria derived from sectorial agreements complementing the legal moratoria1. Moreover, as of 30 June 2020 the moratorium requests under analysis by the Group amounted to €1,251 million. It is worth to highlight that the possibility to request the granting of the legal and the sectorial moratoria will expire by 29 September 2020. Furthermore, the total amount of government backed financing as of 30 June 2020 amounted to €10,895 million.

1 In particular, CaixaBank, S.A. has adhered to the sectorial agreement of the Spanish Confederation of Saving Banks (Confederación Española de Cajas de Ahorro (CECA)) dated 16 April 2020 in relation to the deferral of financing transactions involving clients affected by the coronavirus crisis.

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Supplement to the Registration Document, the Spanish version shall prevail

In addition to the above measures, the Spanish Government passed the Royal Decree-Law 25/2020, which established legislative moratoria for loans secured through a mortgage over real estate assets devoted to tourist activities owned by self-employed workers or legal entities and the Royal Decree-Law 26/2020, which established legislative moratoria for loans, leasing and renting transactions entered into with self-employed workers or legal entities for the acquisition, leasing or renting of buses and vehicles for public transport of persons and goods (as applicable). Both instruments entered into force on the day after their respective publication, i.e. on 3 July 2020 and 7 July 2020 respectively, and the moratoria set out therein expire on the same date that the other approved legislative moratoria.

Notwithstanding the implementation of such measures, the Group’s preliminary assessment points initially to a potentially significant increase in terms of credit risk. This might imply the need to materially increase the stock of provisions in order to address deterioration in credit portfolio quality, taking into account expected losses according to the IFRS 9 standard, which has certain procyclical tendencies. In this sense, the main indicators and impacts observed by the Group during the first half of 2020 are described below.

On one hand, the Group recognised the changes in the macroeconomic scenarios and changed the weighting established for each scenario employed in the estimate of expected loss due to credit risk under IFRS9 accounting standard. For this purpose, internal economic projection scenarios based on the impact of the COVID-19 health crisis on the economy and different levels of severity have been used. Combining scenarios enables to make the best estimate in the current context of uncertainty. As a consequence, a provision for credit risk of 1,155 million as of 30 June 2020 has been recognised, although these provisions will be updated in the future based on new available information.

After the reinforcement of the credit risk hedging during the first half of 2020, including the recognition of the provisions related to the COVID-19, the impairment losses on financial assets during the first half of 2020 amounted to €1,334 million, compared to the €204 million losses recognized during the first half of 2019.

On the other hand, the non-performing loan ratio of the Group as of 30 June 2020 was reduced to 3.5%, 10 basis points below as of 31 December 2019 given that, although the balance of non-performing loans increased due to the reduction of recovery activity during the state of alarm (from €8,794 million as of 31 December 2019 to €9,220 million as of 30 June 2020), the loans to customers and other contingent liabilities increased during the first half of 2020 (from €244,262 million as of 31 December 2019 to €260,261 million as of 30 June 2020).

While the gross loans and advances to customers increased by 6.8% during the first half of 2020 and by 5.0% during the second quarter of 2020, amounting to €242,956 million as of 30 June 2020, it is worth highlighting the reduction in the granting of mortgage loans as a result of the situation of these recent months has accentuated the trend of household deleveraging (-1.9% during the first half of 2020 and -0.9% in the second quarter of 2020). Likewise, the reduction of private consumption during the state of alarm has led to a decline in consumer credit (-2.8% during the first half of 2020 and -3.7% during the second quarter of 2020).

Regarding the risk of impairment of other assets, and specifically in relation to equity investments, as of 30 June 2020 there are no indications that call into question the recoverable amount of the investments that exceed the accounting value, nor there is any recognized impairment over the investment portfolio which may affect the results of the Group. In relation to the standalone statement of profit and loss of CaixaBank, as of 30 June 2020 an impairment of €91 million of the value of the investment in CaixaBank’s subsidiaries, joint ventures and associates has been recognized (€55 million as of 30 June 2019). With regard to deferred tax assets, the analysis of the impairment tests and the sensitivity scenarios has not led to the need to recognize any impairment. For further details, refer to section 13 “Intangible Assets” and 19 “Tax Position” of the Condensed interim consolidated financial statements of the Group for the six months ending on 30 June 2020.

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Supplement to the Registration Document, the Spanish version shall prevail

With regard to the risks linked to the evolution of markets, including investment portfolios in debt instruments and investee undertakings, the materiality of the same could increase significantly as a result of the high levels of volatility observed in global financial markets. In this regard, it is also worth highlighting the risk of significant falls in the price of shares or other instruments issued by CaixaBank.

In an operational context, both CaixaBank and the different Group companies have activated their respective Business Continuity Plans. The contingency plans envisaged for a pandemic scenario have been activated in order to safeguard business continuity and continue providing services to customers. In this way, the functionality of both the headquarters of the Group and its affiliates and of the network of commercial branches and digital channels has been maintained. However, the current situation has led to an increase in the use of alternatives to physical presence in banking transactions, such as the Group's websites and applications. This increase has been compounded by a new generalised teleworking environment and labour flexibility.

In relation to own funds, as detailed in sections 4.6 “Significant changes in the commercial financial position of the issuer" In the section COMPLIMENTARY INFORMATION and 2.3.2 "Own funds/solvency risk" of the present section on RISK FACTORS, CaixaBank has also taken decisions to reinforce its solvency for as long as it has the capacity and flexibility to support the economy as a response to COVID-19; mainly the reduction of the dividend charged to the 2019 financial year, the amendment to the dividend policy and a reduction of the CET1 solvency ratio targets. Furthermore, the CEO and the rest of the Senior Management of CaixaBank took the decision to renounce to their bonus for the 2020 financial year.

Lastly, on March 2020 the rating agency Fitch Ratings España, S.A.U. (“Fitch”) revised to negative from stable its outlook for the operating environment of the Spanish banking sector as a result of COVID-19 and, as a consequence, also revised the outlook on CaixaBank’s long-term issuer rating (BBB+) from stable to negative. On March 2020, Moody’s Investors Service España, S.A. (“Moody’s”) also changed the outlook on the Spanish banking sector from stable to negative, although in September it has maintained the stable outlook on CaixaBank’s long-term issuer rating (Baa1). In a similar move, on April 2020, S&P Global revised its economic risk trend for Spanish banks from stable to negative, although in September it has maintained the stable outlook on CaixaBank’s long-term issuer rating (BBB+). The rating confirmations from Moody’s and S&P Global in September take into account their assessment of the impacts on CaixaBank’s credit profile as a result of the recently announced potential merger by absorption of Bankia.

The risks assumed by CAIXABANK in accordance with the Taxonomy previously detailed can negatively impact its rating. Any downgrading of CAIXABANK’s credit rating could increase its borrowing costs, restrict access to the capital markets, and negatively affect the sale or marketing of products and any involvement in transactions, especially those involving longer terms and derivatives. This could reduce the Group’s liquidity and have an adverse effect on its net profit and financial position.

As at the date of this Universal Registration Document, CAIXABANK has been assigned the following credit ratings: It should be emphasised that in the case of Fitch, the long-term outlook of the ratings firm was revised from stable to negative due to the operating environment of the Spanish banking sector due to the impact of COVID-19. In the case of Moody's and S&P Global, they too have noted a worsening of the outlook for the sector, although they have maintained in September 2020 the stable outlook of the long-term rating of CAIXABANK.

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Supplement to the Registration Document, the Spanish version shall prevail

	LONG-TERM DEBT[4]	SHORT-TERM DEBT	OUTLOOK	REVIEW DATE
Moody’s	Baa1	P-2	Stable	22/09/2020
Standard & Poor's Global Ratings	BBB+	A-2	Stable	23/09/2020
Fitch	BBB+	F2	Negative	16/09/2020
DBRS Ratings Limited	A	R-1 (low)	Stable	30/03/2020

4 Corresponde al rating asignado a la deuda senior preferred de CAIXABANK.

On 18 September 2020, CaixaBank announced that its Board of Directors had approved the joint merger plan for the merger of Bankia, S.A. (“Bankia”) (absorbed company) into CaixaBank (absorbing company).

The completion of the merger is not guaranteed as it still requires the approval of the shareholders’ meetings of CaixaBank and Bankia and of different regulatory authorities. CaixaBank can give no assurances that the potential benefits identified when formulating the joint merger plan and made public and incorporated by reference in this Prospectus will materialise or that the Group will not be exposed to operational difficulties, additional expenditure and risks associated with the integration. See the last paragraph of section 4.6 (Significant changes in the commercial financial position of the issuer) of the Complementary Information of the Universal Registration Document (Agreement on the joint merger plan by absortion of Bankia, S.A. by CaixaBank).”

3. AMENDMENT OF SECTION 4.6 (SIGNIFICANT CHANGES IN THE COMMERCIAL FINANCIAL POSITION OF THE ISSUER) OF THE COMPLEMENTARY INFORMATION OF THE UNIVERSAL REGISTRATION DOCUMENT

Section 4.6 (Significant changes in the commercial financial position of the issuer) of the Complementary Information of the Universal Registration Document is amended and the following paragraphs are included at the end of the section:

“Agreement on the join merger plan by absorption of Bankia, S.A. by CaixaBank

On 18 September 2020, CaixaBank announced that its Board of Directors had approved on 17 September 2020 the joint merger plan for the merger of Bankia (absorbed company) into CaixaBank (absorbing company). See in “Documents incorporated by reference” for the communications of inside information and other relevant information of CaixaBank dated 18 September 2020.

Based on the financial, tax and legal due diligence undertaken, and on the valuation of the shares of CaixaBank and Bankia carried out by their respective financial advisors, an exchange ratio of 0.6845 shares in CaixaBank for each share in Bankia has been agreed upon. The exchange will be effected with newly issued shares in CaixaBank.

The joint merger plan is to be submitted for approval to the shareholders’ meetings of CaixaBank and Bankia, likely to be held in November 2020. Once the merger has been approved and the required administrative authorisations have been obtained, CaixaBank will acquire, by universal

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Supplement to the Registration Document, the Spanish version shall prevail succession, all the rights and obligations of Bankia. The merger should be completed during the first quarter of 2021.

Once the merger has been executed, the interest in CaixaBank of CriteriaCaixa (and, indirectly, of la Caixa Banking Foundation) will be around 30%, of the shares representing its share capital, with FROB (through BFA Tenedora de Acciones, S.A.) acquiring a significant holding in CaixaBank of around 16%.”

4. AMENDMENT OF SECTION 7.1 (ADMINISTRATIVE, MANAGEMENT, AND SUPERVISORY BODIES' AND SENIOR MANAGEMENT) OF THE COMPLEMENTARY INFORMATION OF THE UNIVERSAL REGISTRATION DOCUMENT

Section 7.1 (Administrative, management, and supervisory bodies and senior management) of the Complementary Information of the Universal Registration Document is amended and the following paragraph is included at the end of the section

“For detailed information on the proposed new composition of the Board of Directors, please see the communications of inside information (number 452) and other relevant information (number 4501), both dated 18 September 2020 and incorporated by reference in this Universal Registration Document”.

5. INCORPORATION OF THE COMMUNICATIONS OF INSIDE INFORMATION AND OTHER RELEVANT INFORMATION RELATING TO THE JOINT MERGER PLAN BY ABSORPTION OF BANKIA, S.A. BY CAIXABANK TO THE UNIVERSAL REGISTRATION DOCUMENT

The following communications of inside information and other relevant information relating to the joint merger plan by absorption of Bankia, S.A. by CaixaBank are incorporated by reference to the Universal Registration Document:

-	Inside Information:

o	Communication of inside information of 18 September 2020, with official registration number of the CNMV 452, informing that the Board of Directors agreed upon to approve and sign the joint merger plan for the merger of Bankia, S.A, attached to such communication.

-	Other relevant information:

o	Communication of other relevant information of 18 September 2020, with official registration number of the CNMV 4,498, filing a presentation to comment on the result of the merger negotiations.

o	Communication of other relevant information of 18 September 2020, with official registration number of the CNMV 4,501, informing that Mr. Francisco Javier García Sanz and Ms. Carmen Moragues Josa, whose suitability verifications are still ongoing, will not proceed to accept their new positions as directors of CaixaBank.

o	Communication of other relevant information of 18 September 2020, with official registration number of the CNMV 4,502, filing a press release on the result of the merger negotiations.

6. VALIDITY OF THE REST OF THE TERMS OF THE UNIVERSAL REGISTRATION DOCUMENT

Translation for information purposes only, in case of discrepancy between this English version and the original Spanish version of the Supplement to the Registration Document, the Spanish version shall prevail

The incorporation of (i) the communications of inside information and other relevant information relating to the joint merger plan by absorption of Bankia, S.A. by CaixaBank; and (ii) the amendments described in sections 2 to 4 above do not entail the amendment of any other part of the Universal Registration Document of CaixaBank, S.A.

The communications of inside information and other relevant information relating to the joint merger plan by absorption of Bankia, S.A. by CaixaBank are available in the following CaixaBank’s and CNMV’s websites:

Comunication	Link CaixaBank’s website	Link CNMV’s website
Inside information 18 September 2020, with official registration number of the CNMV 452	http://www.caixabank.com/StaticFiles/pdfs/ 200918_IP_Anuncio_es.pdf	http://www.cnmv.es/Portal/Consultas/DatosEntidad.aspx?numero =2100&tipo=ECN&nif=A-08663619
Other relevant information 18 September 2020, with official registration number of the CNMV 4,498	https://www.caixabank.com/StaticFiles/pdfs/ 200918_OIR_Webcast_es.pdf	http://www.cnmv.es/Portal/Consultas/DatosEntidad.aspx?numero =2100&tipo=ECN&nif=A-08663619
Other relevant information 18 September 2020, with official registration number of the CNMV 4,501	https://www.caixabank.com/StaticFiles/pdfs/ 200918_OIR_Consejo_es.pdf	http://www.cnmv.es/Portal/Consultas/DatosEntidad.aspx?numero =2100&tipo=ECN&nif=A-08663619
Other relevant information 18 September 2020, with official registration number of the CNMV 4,502	http://www.caixabank.com/StaticFiles/pdfs/ 200918_OIR_NdP_es.pdf	http://www.cnmv.es/Portal/Consultas/DatosEntidad.aspx?numero =2100&tipo=ECN&nif=A-08663619

Barcelona, 28 September 2020

_____________________

Matthias Bulach

On behalf of the Issuer